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Filed pursuant to Rule 424(b)(5)
Registration No. 333-119549

The information in this preliminary prospectus supplement is not complete and may be changed. We may not deliver these securities until a prospectus supplement is delivered in final form. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion, dated November 9, 2004)
(To Prospectus dated November 4, 2004)

$498,237,000*

JetBlue Airways Corporation

2004-2 Pass Through Trusts
PASS THROUGH CERTIFICATES, SERIES 2004-2

This prospectus supplement relates to new pass through certificates to be issued by three separate pass through trusts formed by JetBlue Airways Corporation. Each certificate will represent an interest in a pass through trust. The certificates do not represent interests in or obligations of JetBlue or any of its affiliates.

The proceeds from the sale of certificates will initially be held in escrow by HSH Nordbank AG, acting through its New York branch. HSH Nordbank AG, acting through its New York branch, will pay interest on the escrowed amounts so long as they remain on deposit with it. The pass through trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued by JetBlue to finance or refinance the acquisition by JetBlue of fifteen (15) Airbus A320-232 aircraft scheduled for delivery from January 2005 to November 2005. Payments on the escrowed deposits and on the equipment notes held in each pass through trust will be passed through to the certificateholders of such trust.

Interest on the escrowed deposits and on the equipment notes held in the related pass through trust will be payable on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2005. Principal paid on the equipment notes will be payable on February 15, May 15, August 15 and November 15 in scheduled years, beginning on or after November 15, 2005.

The Class G-1 and Class G-2 certificates will rank equally in right of distributions. Interest on the Class G-1 and Class G-2 certificates will rank senior in right of distributions to the Class C certificates. Interest on a specified portion of the pool balance of the Class C certificates will rank senior in right of distributions of principal on the Class G-1, Class G-2 and Class C certificates. Principal on the Class G-1 and Class G-2 certificates will rank senior in right of distributions of principal on the Class C certificates.

Landesbank Baden-Württemberg will provide a primary liquidity facility for each of the Class G-1, Class G-2 and Class C certificates. There will also be an above-cap liquidity facility for each of the Class G-1, Class G-2 and Class C certificates. The primary liquidity facilities, together with the above-cap liquidity facilities, in the case of the Class G-1 and Class G-2 certificates, are expected to provide an amount sufficient to pay up to six quarterly interest payments on the certificates of the related pass through trust. The primary liquidity facility, together with the above-cap liquidity facility, in the case of the Class C certificates, is expected to provide an amount sufficient to pay up to six quarterly interest payments on a specified portion of the pool balance of the Class C certificates.

MBIA Insurance Corporation will issue financial guaranty insurance policies to support the payment of interest on the Class G-1 and Class G-2 certificates when due and the payment of the outstanding balance on the Class G-1 and Class G-2 certificates on the final legal distribution date for such certificates and under certain other circumstances described herein. The policies do not cover amounts payable in respect of the Class C certificates.

Investing in the pass through certificates involves risks. See "Risk Factors" beginning on page S-23.

Pass Through Certificates	Face Amount*	Interest Rate(1)	Final Expected Distribution Date*	Price to Public(2)
2004-2G-1	$176,753,000	USD Three-Month LIBOR plus %	August 15, 2016	100%
2004-2G-2	$185,418,000	USD Three-Month LIBOR plus %	November 15, 2016	100%
2004-2C	$136,066,000	USD Three-Month LIBOR plus %	November 15, 2008	100%

(1)
If a payment default on any Equipment Note exists on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while such payment default is continuing, for purposes of calculating the interest rates, USD Three Month LIBOR will not exceed 7%.*
(2)
Plus accrued interest, if any, from November     , 2004.
*
Indicative only and subject to change.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $                           . We will pay the underwriters a commission of $                           . The underwriters expect to deliver the pass through certificates to purchasers on November      , 2004. The certificates will not be listed on any national securities exchange.

MORGAN STANLEY
(Sole Bookrunner)

CITIGROUP
HSBC
JPMORGAN

November      , 2004

PROSPECTUS SUPPLEMENT

Summary	S-1
Risk Factors	S-23
Description of the Policy Provider	S-29
The Company	S-31
Ratio of Earnings to Fixed Charges	S-31
Use of Proceeds	S-32
Description of the Certificates	S-32
Description of the Deposit Agreements	S-50
Description of the Escrow Agreements	S-52
Description of the Liquidity Facilities	S-52
Description of the Policies and the Policy Provider Agreement	S-62
Description of the Intercreditor Agreement	S-67
Description of the Aircraft and the Appraisals	S-77
Description of the Equipment Notes	S-78
Certain United States Federal Income Tax Considerations	S-89
Certain Delaware Taxes	S-95
ERISA Considerations	S-95
Plan of Distribution	S-97
Legal Matters	S-98
Experts	S-98
Appendix I Glossary	I-1
Appendix II Appraisals	II-1
Appendix III Equipment Note Principal Payments	III-1

PROSPECTUS

Important Notice to Readers	ii
Special Note About Forward-Looking Statements	iii
Reports to Pass Through Certificateholders	iii
Prospectus Summary	1
Risk Factors	2
Use of Proceeds	10
Ratio of Earnings to Fixed Charges	11
Outline of Pass Through Trust Structure	11
Flow of Payments	11
Description of the Certificates	13
Description of the Equipment Notes	29
United States Federal Income Tax Considerations	35
ERISA Considerations	37
Plan of Distribution	38
Legal Matters	39
Experts	39
Where You Can Find More Information	39

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of JetBlue since the date of this prospectus supplement.

i

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the certificates that we are currently offering, and (2) the accompanying prospectus, which provides general information about our certificates, some of which may not apply to the certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

        We have given certain terms specific meanings for purposes of this prospectus supplement. The "Glossary" attached as Appendix I to this prospectus supplement defines each of these terms.

        At varying places in this prospectus supplement and the prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents on the preceding page. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations and beliefs, intentions or future strategies that are signified by the words "expects," "plans," "anticipates," "intends" and "believes" or similar language. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement after the date of this prospectus supplement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained herein and in the accompanying prospectus under the caption "RISK FACTORS."

ii

SUMMARY

        The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission, or SEC, that are considered to be part of the prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms as well as references to "JetBlue" refer to JetBlue Airways Corporation.

Summary of Terms of Pass Through Certificates*

	Class G-1 Certificates	Class G-2 Certificates	Class C Certificates
Aggregate Face Amount	$176,753,000	$185,418,000	$136,066,000
Ratings:
Moody's	Aaa	Aaa	Ba1
Standard & Poor's	AAA	AAA	BB+
Initial Loan to Aircraft Value Ratio (cumulative)(1)	51.5%	51.5%	69.2%
Expected Principal Distribution Window (in years)	1.3–11.8	12.0	1.0–4.0
Initial Average Life (in years)	7.2	12.0	2.7
Regular Distribution Dates	February 15 May 15 August 15 November 15	February 15 May 15 August 15 November 15	February 15 May 15 August 15 November 15
Final Expected Regular Distribution Date(2)	August 15, 2016	November 15, 2016	November 15, 2008
Final Legal Distribution Date(3)	February 15, 2018	May 15, 2018	May 15, 2010
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage(4)	6 quarterly interest payments	6 quarterly interest payments	6 quarterly interest payments
Policy Provider Coverage(5)	Yes	Yes	No

*
The classes and amounts of certificates offered and the terms of such certificates are indicative only and subject to change.

(1)
The initial loan to aircraft value ratios measure the ratio of (a) in the case of the Class G-1 certificates and Class G-2 certificates, the aggregate principal amount of both the Series G-1 Equipment Notes and Series G-2 Equipment Notes relating to all aircraft, and in the case of the Class C certificates, the aggregate principal amount of all Series G-1 Equipment Notes, Series G-2 Equipment Notes and Series C Equipment Notes relating to all aircraft to (b) the aggregate appraised base value of all aircraft (determined based on three appraisals as of November 1, 2004, November 1, 2004, and November 2, 2004). These ratios are calculated as of November 15, 2005 and are calculated assuming that all aircraft have been delivered prior to such date, the maximum principal amount of Equipment Notes is issued and the aggregate appraised base value of all aircraft will be $703,245,333. The aggregate appraised base value is only an estimate and reflects assumptions that are described in "DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS."

(2)
Equipment Notes will mature on or before the Final Expected Regular Distribution Date for the certificates issued by the pass through trusts that own such Equipment Notes.

(3)
The Final Legal Distribution Date for each of the Class G-1 certificates, Class G-2 certificates and Class C certificates is the Final Expected Regular Distribution Date for that class of certificates plus eighteen months, which represents the maximum period the Liquidity Providers will service interest payments on such certificates.

(4)
The Primary Liquidity Facility for the Class C certificates together with the Above-Cap Liquidity Facility for the Class C certificates will cover up to six quarterly interest payments on the Preferred C Pool Balance, which may be less than the Pool Balance of the Class C certificates. See "DESCRIPTION OF THE LIQUIDITY FACILITIES—Primary Liquidity Facilities—Drawings."

(5)
The Policies will support the payment of interest on the Class G-1 certificates and Class G-2 certificates (when due and after taking into account the application of any amounts received by the Escrow Agent in respect of accrued interest on the Class G-1 and Class G-2 deposits and the prior use of any available funds under the Liquidity Facilities, Cash Collateral Accounts or Above-Cap Accounts for the Class G-1 certificates and Class G-2 certificates) and the payment of the outstanding balance of the Class G-1 certificates and Class G-2 certificates on the Final Legal Distribution Date for such class of certificates and in certain other circumstances as described herein.

Equipment Notes and the Aircraft

        Set forth below is certain information about the Equipment Notes expected to be held in the pass through trusts and the aircraft expected to secure such Equipment Notes:

Aircraft Type	Expected Registration Number	Expected Manufacturer's Serial Number	Scheduled Delivery Month(1)	Maximum Principal Amount of Equipment Notes(2)	Appraised Value(3)
Airbus A320-232	N603JB	2352	January 2005	$32,892,156.34	$46,426,667
Airbus A320-232	N605JB	2368	February 2005	32,963,351.26	46,526,667
Airbus A320-232	N606JB	2384	February 2005	32,963,351.26	46,526,667
Airbus A320-232	N607JB	2386	March 2005	33,034,199.56	46,626,667
Airbus A320-232	N608JB	2415	April 2005	33,109,771.09	46,733,333
Airbus A320-232	N612JB	2430	May 2005	33,182,980.99	46,836,667
Airbus A320-232	N613JB	TBD	June 2005	33,253,829.28	46,936,667
Airbus A320-232	N615JB	TBD	June 2005	33,253,829.28	46,936,667
Airbus A320-232	N618JB	TBD	July 2005	33,234,936.41	46,910,000
Airbus A320-232	N621JB	TBD	July 2005	33,234,936.41	46,910,000
Airbus A320-232	N623JB	TBD	August 2005	33,307,673.99	47,012,667
Airbus A320-232	N624JB	TBD	August 2005	33,307,673.99	47,012,667
Airbus A320-232	N625JB	TBD	October 2005	33,452,204.52	47,216,667
Airbus A320-232	N627JB	TBD	November 2005	33,523,052.81	47,316,667
Airbus A320-232	N629JB	TBD	November 2005	33,523,052.81	47,316,667

(1)
The delivery date for any aircraft may be delayed or accelerated. The delivery deadline for purposes of this offering is February 28, 2006 (or later under certain circumstances). See "DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS—Deliveries of Aircraft." We have the option to substitute other aircraft if the delivery of any aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See "DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS—Substitute Aircraft."

(2)
The actual principal amount issued for an aircraft may be less depending on the circumstances of the financing of such aircraft. The aggregate principal amount of all of the Equipment Notes of each series will not exceed the aggregate face amount of the certificates of the corresponding class.

(3)
The appraised value of each aircraft provided above is based on the lesser of the average and the median appraised base values (as defined in the appraisal letters) of such aircraft as appraised by three independent appraisal and consulting firms, Aircraft Information Services, Inc., AvSolutions Inc. and Morten Beyer & Agnew, Inc. as of November 2, 2004, November 1, 2004 and November 1, 2004, respectively. The appraisers based the appraisals on varying assumptions and methodologies. An appraisal is only an estimate of value and you should not rely on any appraisal as an estimate of realizable value.

Loan to Aircraft Value Ratios

        The following table provides loan to aircraft value ratios—also referred to as LTV ratios—for each class of certificates as of November 15, 2005 (assuming that all aircraft have been delivered on or prior to such date) and as of each November 15 Regular Distribution Date. The table is not a forecast or prediction of expected or likely LTV ratios but a mathematical calculation based on one set of assumptions.

        We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled to certain specified cross-collateralization provisions as described under "DESCRIPTION OF THE EQUIPMENT NOTES—Security." The relevant LTV ratios in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform JetBlue's obligations under the Indentures. Therefore, the following LTV ratios are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the certificates. The holders of each of the Class G-1 and Class G-2 certificates will benefit from cross-subordination of the Series C Equipment Notes issued for each aircraft.

		Outstanding Balance(2)			LTV Ratios(3)
	Assumed Aggregate Aircraft Value(1)
Date		Class G-1 Certificates	Class G-2 Certificates	Class C Certificates	Class G-1 Certificates	Class G-2 Certificates	Class C Certificates
November 15, 2005	$703,245,333	$176,753,000	$185,418,000	$124,166,000	51.5%	51.5%	69.2%
November 15, 2006	682,147,973	165,888,206	185,418,000	90,534,107	51.5	51.5	64.8
November 15, 2007	661,050,613	155,023,066	185,418,000	56,902,215	51.5	51.5	60.1
November 15, 2008	639,953,253	140,958,159	185,418,000	—	51.0	51.0	NA
November 15, 2009	618,855,893	124,009,947	185,418,000	—	50.0	50.0	NA
November 15, 2010	597,758,533	107,483,681	185,418,000	—	49.0	49.0	NA
November 15, 2011	576,661,173	91,379,363	185,418,000	—	48.0	48.0	NA
November 15, 2012	555,563,813	75,696,992	185,418,000	—	47.0	47.0	NA
November 15, 2013	534,466,453	55,091,904	185,418,000	—	45.0	45.0	NA
November 15, 2014	513,369,093	35,330,710	185,418,000	—	43.0	43.0	NA
November 15, 2015	492,271,733	16,413,411	185,418,000	—	41.0	41.0	NA
November 15, 2016	471,174,373	—	—	—	NA	NA	NA

(1)
In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised base value of each aircraft declines by approximately 3% of the initial appraised base value each year for the first 15 years after the year of delivery of the aircraft by the manufacturer. Other rates or methods of depreciation may result in materially different LTV ratios. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur nor can we predict the actual future value of any aircraft.

(2)
In calculating the outstanding balances, we have assumed that the pass through trusts will acquire the maximum principal amount of Equipment Notes for all the aircraft.

(3)
The LTV ratios for each class of certificates were obtained for each such Regular Distribution Date by dividing (i) the expected outstanding balance of such class together with the expected outstanding balance of all other classes equal or senior in right of payment to such class after giving effect to the distributions expected to be made on such date, by (ii) the assumed aggregate aircraft value of all the aircraft on such date based on the assumptions described above. The outstanding balances and LTV ratios may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the pass through trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

Cash Flow/Structure Chart

        The following diagram illustrates the structure of the offering of the certificates and cash flows.

(1)
Each aircraft will be subject to a separate indenture with a separate loan trustee. The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note issued pursuant to another Indenture has not been paid on or before November 15, 2016.

(2)
The Policies cover regular interest distributions and outstanding principal on the Final Legal Distribution Date or earlier under some circumstances relating to the Class G-1 and Class G-2 certificates but does not cover Break Amount, Prepayment Premium, default interest, withholding taxes or any other amounts payable in respect of the Class G-1 and Class G-2 certificates. The Policies do not cover amounts payable in respect of the Class C certificates.

(3)
The initial amount of the Primary Liquidity Facility for each of the Class G-1, Class G-2 and Class C certificates together with the Above-Cap Liquidity Facilities for each of the Class G-1, Class G-2 and Class C certificates will cover up to six consecutive quarterly interest payments with respect to the certificates of the related pass through trust, except that (i) none of the Liquidity Facilities will cover interest payable by the Depositary on the deposits relating to such pass through trust and (ii) the Liquidity Facilities for the Class C certificates will only cover interest on the Preferred C Pool Balance, which may be less than the Pool Balance of the Class C certificates. See "DESCRIPTION OF THE LIQUIDITY FACILITIES—Primary Liquidity Facilities—Drawings."

(4)
The proceeds of the offering of each class of certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing deposits. Each pass through trust will withdraw funds from the Deposits relating to such pass through trust to purchase Equipment Notes from time to time as each aircraft is financed. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any pass through trust at the Delivery Period Termination Date, those funds will be withdrawn by the Escrow Agent and distributed to the holders of the certificates issued by that pass through trust, together with accrued and unpaid interest on the certificates and Deposit Break Amount, if applicable, but without any Prepayment Premium. No interest will accrue with respect to the deposits after they have been fully withdrawn.

DISTRIBUTION/SUBORDINATION CHART

        The priority of distributions under the Intercreditor Agreement is summarized in the chart below.

        If the Above-Cap Reserve Account has been funded under any Above-Cap Liquidity Facility, amounts will be applied to replenish such account between priorities (3) and (4) and between priorities (11) and (12) above.

The Offering

Pass Through Trusts	JetBlue and Wilmington Trust Company, as Pass Through Trustee, will form three pass through trusts under three separate pass through trust agreements between JetBlue and the Pass Through Trustee.
Certificates Offered	• Class G-1 certificates
• Class G-2 certificates
• Class C certificates
Each class of pass through certificates will represent 100% of the fractional undivided interests in the corresponding pass through trust.
Use of Proceeds
The proceeds from the sale of the pass through certificates of each pass through trust will be used by the respective Pass Through Trustee to purchase Equipment Notes issued by JetBlue and to be held by such pass through trust to finance or refinance the acquisition of fifteen (15) new aircraft. The Equipment Notes will be full recourse obligations of JetBlue.
Prior to disbursement to purchase Equipment Notes, such proceeds will be held by the Depositary pursuant to an escrow arrangement for each pass through trust.
JetBlue will issue the Equipment Notes under a separate Indenture for each aircraft.
Subordination Agent, Pass Through Trustee, Loan Trustee, Paying Agent and Escrow Agent	Wilmington Trust Company.
Policy Provider	MBIA Insurance Corporation.
Primary Liquidity Provider	Landesbank Baden-Württemberg.
Above-Cap Liquidity Provider	Citibank, N.A.
Depositary	HSH Nordbank AG, acting through its New York Branch.
Trust Property	The property of each pass through trust will include:
• For the Class G-1 pass through trust, the Series G-1 Equipment Notes.
• For the Class G-2 pass through trust, the Series G-2 Equipment Notes.
• For the Class C pass through trust, the Series C Equipment Notes.
• All rights of the pass through trust under the Intercreditor Agreement described below (including all monies receivable pursuant to such rights).

• All monies receivable under the Primary Liquidity Facility and Above-Cap Liquidity Facility for that pass through trust.
• All rights of the pass through trust to acquire the related series of Equipment Notes under the Note Purchase Agreement.
• All rights of the pass through trust under the Escrow Agreement for that trust to request withdrawal of the escrowed deposits.
• For each of the Class G-1 and Class G-2 pass through trusts, all monies receivable under the related Policy.
• Funds from time to time deposited with the Pass Through Trustee in accounts for the pass through trust.
Regular Distribution Dates	February 15, May 15, August 15 and November 15, commencing on February 15, 2005.
Record Dates	The fifteenth day preceding each distribution date.
Distributions
The Pass Through Trustee will distribute all payments of principal, Break Amount, if any, Prepayment Premium, if any, and interest received on the Equipment Notes held in each pass through trust and all payments of principal, interest and Deposit Break Amount, if any, received on the Deposits relating to each pass through trust to the holders of the certificates of that pass through trust. Distributions will be subject to the subordination provisions applicable to the certificates.

Subject to the subordination provisions applicable to the certificates, the Pass Through Trustee will distribute scheduled payments of principal and interest made on the Equipment Notes held by each pass through trust on the applicable Regular Distribution Dates. Subject to the subordination provisions applicable to the certificates, the Pass Through Trustee will distribute payments of principal, Break Amount, if any, Prepayment Premium, if any, and interest made on any Equipment Notes resulting from any early redemption of any Equipment Notes on a Special Distribution Date after not less than 15 days' notice to the holders of the certificates.
LIBOR upon Payment Default
If a payment default on any Equipment Note exists on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while such payment default is continuing, for purposes of calculating the interest rates, Three-Month LIBOR will not exceed 7%.*
* Indicative only and subject to change.
Intercreditor Agreement	The Pass Through Trustees, the Primary Liquidity Providers, the Above-Cap Liquidity Providers, the Policy Provider and the Subordination Agent will enter into an intercreditor agreement.

Subordination
Under the Intercreditor Agreement, after paying certain amounts ranking senior to the distributions on the certificates, the Subordination Agent will generally make distributions on the certificates in the following order:
	•	first, to pay interest on the Class G-1 and Class G-2 certificates to the holders of the Class G-1 and Class G-2 certificates;
	•	second, to pay interest on the Preferred C Pool Balance of the Class C certificates to the holders of the Class C certificates;
	•	third, to make distributions in respect of the Pool Balance of the Class G-1 and Class G-2 certificates to the holders of the Class G-1 and Class G-2 certificates;
	•	fourth, to pay interest on the Pool Balance of the Class C certificates not previously distributed under clause "second" above to the holders of the Class C certificates; and
	•	fifth, to make distributions in respect of the Pool Balance of the Class C certificates to the holders of the Class C certificates.
Control of Loan Trustee
Other than in connection with certain amendments to the financing documents, at any given time, the Loan Trustee will be directed by the Controlling Party. The remedies that may be exercised under each Indenture include accelerating the relevant Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes.
The Controlling Party will be:
•
the Policy Provider, or (i) if a Policy Provider Default has occurred and is continuing or (ii) if the Policy Provider has been released from its obligations under the Policies (and such Policies have been returned to the Policy Provider) and all Policy Provider Amounts have been paid in full, prior to payment of Final Distributions to the holders of the Class G-1 and Class G-2 certificates, the Class G-1 and Class G-2 Pass Through Trustee jointly, acting upon the instructions of the holders of a majority of the aggregate fractional undivided interests in both the Class G-1 and Class G-2 pass through trusts, voting as one class;
•
upon payment of (i) Final Distributions to the holders of Class G-1 and Class G-2 certificates and (ii) unless a Policy Provider Default has occurred and is continuing, all Policy Provider Amounts, the Class C Pass Through Trustee;

•
under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the largest amount owed to it, unless the Policy Provider pays to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers under the Primary Liquidity Facilities and continues to pay to the Primary Liquidity Provider for the Class G-1 and Class G-2 Trusts all subsequent drawings and interest thereon made under the Primary Liquidity Facilities for the Class G-1 and Class G-2 Trusts, in which case, the Policy Provider (so long as no Policy Provider Default has occurred and is continuing); and
•
subject to certain conditions, notwithstanding the foregoing, if one or more holders of the Class C certificates have purchased the Series G-1 and Series G-2 Equipment Notes issued under an Indenture, solely with respect to such Indenture, the holders of the majority in aggregate unpaid principal amount of such Series G-1 and Series G-2 Equipment Notes.
Limitation on Sale of Aircraft or Equipment Notes
In exercising remedies, during the period commencing upon the occurrence of an event of default under any Indenture to the date occurring nine months after the earlier of: (1) the acceleration of the Equipment Notes issued under such Indenture or (2) the occurrence of a JetBlue Bankruptcy Event, without the consent of each Trustee, the Controlling Party may not sell such Equipment Notes or the aircraft subject to the lien of that Indenture if the net proceeds from such sale would be less than the lesser of (x) in the case of such aircraft, 75% or in the case of such Equipment Notes, 80% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.
Limitation on Lease of Aircraft
In exercising remedies, during the period commencing upon the occurrence of an event of default under any Indenture to the date occurring nine months after the earlier of: (1) the acceleration of the Equipment Notes issued under such Indenture or (2) the occurrence of a JetBlue Bankruptcy Event, the Controlling Party may not lease the aircraft subject to the lien of that Indenture unless either (x) the rent payments under such lease are at least equal to the scheduled payments of principal and interest on the Equipment Notes issued under such Indenture that become due during the term of such lease or (y) the term of such lease (including any renewal option exercisable by the lessee) does not exceed one year.

Rights to Buy Other Classes of Certificates
If JetBlue is in bankruptcy or other specified events have occurred, the Class C certificateholders and the Policy Provider may have the right to buy certain classes of certificates on the basis described below. In each case, the purchaser must purchase all, but not less than all, of such class or classes of certificates. The purchase price in each case will be the outstanding balance of the class of certificates being purchased, plus accrued and undistributed interest, Break Amount, if any, and any other amounts due to the holders of such certificates, but without any Prepayment Premium.
	•	The Class C certificateholders will have the right to purchase all of the Class G-1 and Class G-2 certificates.
•
Whether or not any Class C certificateholder has purchased or elected to purchase the Class G-1 and Class G-2 certificates, the Policy Provider will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 certificates; provided, that if any Class C certificateholder has previously exercised the right to purchase all of the Class G-1 and Class G-2 certificates, such holder may refuse to sell the Class G-1 and Class G-2 certificates to the Policy Provider if all of the holders of the Class G-1 and Class G-2 certificates release the Policy Provider from all of its obligations under the Policies with respect to such Class G-1 and Class G-2 certificates (and return or cause the return of such Policies to the Policy Provider); provided, further, that such Class C certificateholders may not refuse such sale so long as (x) all Policy Provider Amounts have not been paid in full and (y) sixteen months have passed from the occurrence of the initial Triggering Event.
Rights to Buy Equipment Notes
If an event of default under an Indenture has occurred and is continuing, during (A) the period commencing upon the occurrence of such event of default and ending on the date occurring six months after the earlier of (x) the acceleration of the Equipment Notes under such Indenture or (y) the occurrence of a JetBlue Bankruptcy Event and (B) any time after such event of default has occurred and has been continuing for five years without a disposition of the Equipment Notes issued under such Indenture or the aircraft subject to such Indenture, one or more Class C certificateholders will have the right to purchase all of the Series G-1 and Series G-2 Equipment Notes issued under such Indenture (a "Class C Buy-Out"). Upon exercising such buy-out right, the holders of a majority of the principal amount of such Series G-1 and Series G-2 Equipment Notes will become the Controlling Party in respect of such Indenture and the related aircraft.

Liquidity Facilities
Under the Primary Liquidity Facility for each of the Class G-1 and Class G-2 pass through trusts, the Primary Liquidity Provider will, if necessary, make advances in an aggregate amount that, together with the Above-Cap Liquidity Facility for such pass through trust, is expected to be sufficient to pay an amount equal to the interest on the certificates of the related pass through trust on up to six successive quarterly Regular Distribution Dates at the interest rate for the Equipment Notes held in such pass through trust.

Under the Primary Liquidity Facility for the Class C pass through trust, the Primary Liquidity Provider will, if necessary, make advances in an aggregate amount that, together with the Above-Cap Liquidity Facility for the Class C pass through trust, is expected to be sufficient to pay an amount equal to the interest on the Preferred C Pool Balance on up to six successive quarterly Regular Distribution Dates at the interest rate for the Equipment Notes held in the Class C pass though trust.

The Primary Liquidity Facilities and the Above-Cap Liquidity Facilities cannot be used to pay any other amount in respect of the certificates and will not cover interest on amounts held in escrow deposits with the Depositary.

Despite the subordination provisions applicable to the certificates, the holders of the certificates issued by each pass through trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facilities for that pass through trust.

Upon each drawing under any Primary Liquidity Facility to pay interest and in certain other circumstances, the Subordination Agent must reimburse the applicable Primary Liquidity Provider for the amount of that drawing, together with interest on the drawing. This reimbursement obligation and all interest, fees and other amounts owing to the Primary Liquidity Provider under each Primary Liquidity Facility will rank senior to all of the certificates in right of payment.
Policy Coverage	Under the policy for each of the Class G-1 and Class G-2 pass through trusts, the Policy Provider will unconditionally and irrevocably honor drawings to cover:
•
Any shortfall (after the application of available funds, including funds available to the Escrow Agent in respect of accrued interest on the Class G-1 or Class G-2 deposits, as applicable, drawings under the Class G-1 or Class G-2 Primary Liquidity Facilities, as applicable, withdrawals from the Class G-1 or Class G-2 Above-Cap Accounts, and withdrawals from the Class G-1 or Class G-2 Cash Collateral Accounts, as applicable (collectively, "Prior Funds")) on any Regular Distribution Date in interest on the Class G-1 or Class G-2 certificates, as applicable, and any shortfall (after giving effect to the application of Prior Funds) on the Final Legal Distribution Date in the Final Distribution (other than any unpaid Break Amount) on the Class G-1 or Class G-2 certificates, as applicable.

•
Further, upon a default in the payment of principal on a Series G-1 or Series G-2 Equipment Note, as applicable, or if a Series G-1 or Series G-2 Equipment Note, as applicable, is accelerated (each, a "Defaulted Series G Equipment Note") then,
—
on the first Business Day which is 21 months after the last Regular Distribution Date on which full payment was made on that Defaulted Series G Equipment Note prior to such default or acceleration, the Policy Provider will pay the outstanding amount of principal and accrued and unpaid interest on that Defaulted Series G Equipment Note; or
—
if a Defaulted Series G Equipment Note or any underlying collateral is disposed of in connection with the exercise of remedies, not including the exercise by any Class C certificateholder of the Class C Buy-Out (a "Disposition"), the Policy Provider will pay, after giving effect to the application of Disposition proceeds and (if such Disposition occurs prior to the end of the 21-month period referred to above) any Prior Funds, the amount, if any, required to reduce the Pool Balance of the related Class G-1 or Class G-2 certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction.
•
Assuming there is no Disposition or Class C Buy-Out, instead of paying the full amount of principal and accrued and unpaid interest on a Defaulted Series G Equipment Note at the end of the 21-month period referred to above, the Policy Provider may elect, after giving five days' prior written notice to the Subordination Agent, instead to pay

—
an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during the 21-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related Cash Collateral Account or the related Above-Cap Account in each case with respect to such interest) and
—
thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest otherwise payable on the Defaulted Series G Equipment Note (without regard to any acceleration thereof) and without regard to any funds available under the related Primary Liquidity Facility, the related Cash Collateral Account or related Above-Cap Account, until paid in full.
•
Notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, the Policy Provider may, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice, cause the Subordination Agent to make a drawing under the applicable Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on the Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note. Further, notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, upon the occurrence of a Policy Provider Default, the Subordination Agent shall, on any Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, make a drawing under the related Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on the Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note.
•
At the end of the 21-month period referred to above, the Policy for the related pass through trust will, if not already endorsed to so provide, be endorsed to provide for the payment to the Primary Liquidity Provider with respect to the Class G-1 certificates or, as applicable, the Class G-2 certificates, of interest accruing on outstanding drawings under the related Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with such Liquidity Facility.

•
Accrued and unpaid interest payable by the Policy Provider on account of the Defaulted Series G Equipment Notes will be calculated at the Stated Interest Rate applicable to the Class G-1 and Class G-2 certificates.
•
The Policies will cover only the Class G-1 and Class G-2 certificates and Escrow Receipts attached to such certificates, and the proceeds of any Policy Drawing will be applied only to the outstanding balance of, and interest on, the Class G-1 and Class G-2 certificates and interest on the deposits related to the Escrow Receipts. The reimbursement of drawings under the Policies ranks junior to further distributions on the Class G-1 and Class G-2 certificates but, except for certain limited amounts, senior to distributions of the outstanding balance of the Class C certificates.
Escrowed Funds
Funds paid to the Escrow Agent will be placed in escrow for the certificateholders of the related pass through trusts and will be deposited with the applicable Depositary and held as deposits pursuant to separate deposit agreements for the pass through trusts. The rights of the certificateholders of the related pass through trusts to such escrowed amounts will be evidenced by Escrow Receipts issued to each certificateholder. Funds may be withdrawn by the Escrow Agent at the direction of the applicable Pass Through Trustee from time to time to purchase Equipment Notes prior to the Delivery Period Termination Date. On each Regular Distribution Date, each Depositary will pay to the Paying Agent interest accrued on the deposits relating to the applicable pass through trust at a rate per annum equal to the interest rate applicable to the pass through certificates issued by such pass through trust. The Paying Agent, on behalf of the Escrow Agent, will pay such interest to the applicable holders of the Escrow Receipts. The deposits relating to a pass through trust and interest paid thereon will not be subject to the subordination provisions applicable to the certificates. The deposits cannot be used to pay any other amount in respect of the certificates.
Unused Escrowed Funds
Less than all of the deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination Date. This may occur because of delays in the delivery of certain aircraft or other reasons. If any funds remain as deposits with respect to any pass through trust after the Delivery Period Termination Date or, if earlier, the day after the Escrow Agent receives notice that the Pass Through Trustee for such pass through trust obligation to purchase Equipment Notes has terminated, they will be withdrawn by the Escrow Agent for such pass through trust and distributed, with accrued and unpaid interest, to the holders of Escrow Receipts relating to the respective pass through trust after at least 15 days' prior written notice.

Each distribution described above will include a Deposit Break Amount, if any, if such distribution occurs on a day other than a Regular Distribution Date.
Obligation to Purchase Equipment Notes
The applicable Pass Through Trustees will be obligated to purchase the corresponding series of Equipment Notes issued with respect to an aircraft pursuant to a note purchase agreement (the "Note Purchase Agreement"). JetBlue will enter into a secured debt financing with respect to each aircraft pursuant to the forms of financing agreements attached to the Note Purchase Agreement.
Equipment Notes
(a) Issuer	JetBlue will issue Series G-1, Series G-2 and Series C Equipment Notes, which will be acquired, respectively, by the Class G-1, Class G-2 and Class C pass through trusts.
(b) Interest
The Equipment Notes held in each pass through trust will accrue interest at the respective Stated Interest Rate. Interest on the Equipment Notes will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2005. Interest on the Equipment Notes will be calculated on the basis of a 360-day year and actual number of days elapsed.

If a payment default on any Equipment Note exists on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while such payment default is continuing, for purposes of calculating the interest rates, Three-Month LIBOR will not exceed 7%.*
* Indicative only and subject to change.
(c) Principal
Amortizing Notes. Principal payments on the Series G-1 and Series C Equipment Notes are scheduled to be received in specified amounts on February 15, May 15, August 15 and November 15 in specified years, commencing on November 15, 2005.
Bullet Maturity Notes. The entire principal amount of the Series G-2 Equipment Notes is scheduled to be paid on November 15, 2016.
(d) Redemption
Aircraft Event of Loss. If an Event of Loss occurs with respect to an aircraft, we will redeem all of the Equipment Notes issued for such aircraft under the related Indenture, unless we replace such aircraft. The redemption price will be the unpaid principal amount of the related Equipment Notes, together with accrued interest, plus Break Amount, if any, but without any Prepayment Premium.

Optional Redemption. At any time prior to maturity, JetBlue may redeem all of the Equipment Notes related to an aircraft. The redemption price will be the unpaid principal amount of those Equipment Notes, together with accrued interest, plus Break Amount, if any, and Prepayment Premium, if any.

In the case of an optional redemption of the Equipment Notes, JetBlue will pay a prepayment premium (the "Prepayment Premium") equal to the following percentage of the principal amount of the Equipment Notes so redeemed:
If redeemed during the 12-month period ending on the anniversary of the Issuance Date indicated below	Prepayment Premium for Series G-1 and G-2 Equipment Notes	Prepayment Premium for Series C Equipment Notes
1st	1.50%	3.00%
2nd	1.20%	2.00%
3rd	0.90%	1.00%
4th	0.60%	0.00%
5th	0.30%	—
Thereafter	0.00%	—
(e) Security and Cross-Collateralization	JetBlue will secure the Equipment Notes issued for each aircraft by a security interest in the aircraft.

In addition, the obligations under each Indenture will be cross-collateralized as each Indenture will secure all amounts owing under all the Indentures. However, the only cross-default in the Indentures is if all amounts owing under any Equipment Note issued under another Indenture has not been paid in full on or before November 15, 2016 (the "Final Payment Date"). Therefore, prior to the Final Payment Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

So long as no payment default, bankruptcy default or other event of default has occurred and is continuing under any Indenture, if JetBlue exercises its right to redeem all the Equipment Notes under an Indenture, the aircraft subject to the lien of such Indenture would be released. Once the lien on an aircraft is released, that aircraft will no longer secure the amounts owing under the other Indentures.

The proceeds realized from the sale of an aircraft or the exercise of other remedies by the relevant Loan Trustee under an Indenture will be allocated first, to the amounts due and owing under such Indenture in accordance with the priorities set forth therein, second, if an Indenture Event of Default has occurred and is continuing under any other Indenture, to the Loan Trustee of such other Indenture to be applied to the amounts due and owing under such other Indenture in accordance with the priorities set forth therein, third, so long as the aggregate Pool Balance of the Class G-1 and Class G-2 certificates (after giving effect to the reduction in such Pool Balance, if any, that will result from the distribution of the amounts allocated under items "first" and "second" above by the Subordination Agent in accordance with the Intercreditor Agreement on the applicable Distribution Date) exceeds the aggregate outstanding principal amount of all remaining Series G-1 and Series G-2 Equipment Notes (after payments under item "first" above have reduced the principal amount of the applicable Series G-1 and Series G-2 Equipment Notes to zero and, if applicable, application of amounts in accordance with item "second" above have reduced the principal amount of the Series G-1 and Series G-2 Equipment Notes issued under any other Indenture), retained by the Loan Trustee to be applied to amounts not paid when due under any other Indenture and, fourth, to JetBlue.
(f) Subordination
Interest on the Series G-1 and Series G-2 Equipment Notes will rank senior in right of payment to the Series C Equipment Notes issued under the same Indenture. Interest on the Series C Equipment Notes will rank senior in right of payment of principal on the Series G-1 and Series G-2 Equipment Notes issued under the same Indenture. Principal on the Series G-1 and Class G-2 Equipment Notes will rank senior in right of payment of principal on the Series C Equipment Notes issued under the same Indenture.

By virtue of the Intercreditor Agreement, all of the Equipment Notes will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of certificates.
(g) Section 1110 Protection
Vedder, Price, Kaufman & Kammholz, P.C., special counsel to JetBlue, will provide an opinion to the Pass Through Trustees that the benefits of Section 1110 of the Bankruptcy Code will be available for each aircraft with respect to all Equipment Notes secured thereby.

(h) Post-Default Reports
Promptly after the occurrence of a Triggering Event or an event of default resulting from a payment default on any Equipment Note (and on each Regular Distribution Date while such event is continuing), the Subordination Agent will prepare and distribute to the Pass Through Trustees, Liquidity Providers, Policy Provider, Rating Agencies and JetBlue a report containing certain information as to each aircraft and its status, the outstanding certificates and Equipment Notes, the Liquidity Facilities and the Policy and other information as described under "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Reports".
Federal Income Tax Consequences
The pass through trusts themselves will not be subject to federal income tax. Each certificateholder should report on its federal income tax return its pro rata share of the income from the Deposits and from the Equipment Notes (including amounts paid by the Primary Liquidity Provider, Above-Cap Liquidity Provider or the Policy Provider), if any, and the other property held by the relevant pass through trust, in accordance with the certificateholder's method of accounting.
ERISA Considerations
In general, employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, or entities that may be deemed to hold the assets of those plans, will be eligible to purchase the certificates, subject to the conditions and circumstances that apply to those plans.
Each person who acquires or accepts a certificate or an interest therein will be deemed by the acquisition or acceptance to have represented and warranted that either:
(a) no assets of a plan or an individual retirement account have been used to acquire the certificate or an interest therein; or
(b) the purchase and holding of the certificate or an interest therein by that person are exempt from the prohibited transaction restrictions of ERISA and the Code. See "ERISA CONSIDERATIONS."
Ratings of the Certificates
It is a condition to the issuance of the pass through certificates that Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's" and together with Moody's, the "Rating Agencies") rate the pass through certificates not less than the ratings set forth below:

Certificates	Moody's	Standard & Poor's
Class G-1	Aaa	AAA
Class G-2	Aaa	AAA
Class C	Ba1	BB+
A rating is not a recommendation to purchase, hold or sell certificates. A rating does not address market price or suitability for a particular investor. We cannot assure you that the rating agencies will not lower or withdraw their ratings.

Standard & Poor's has indicated that its rating applies to a unit consisting of certificates representing the trust property and Escrow Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code.
Moody's
Rating of the Depositary	Short Term	P-1
Standard & Poor's
Long Term	AA-
Threshold Rating Requirements for the Liquidity Providers	The Liquidity Providers must have at least a short-term unsecured debt rating of P-1 from Moody's and a short-term issuer credit rating of A-1 from Standard & Poor's.
Primary Liquidity Provider Rating	The initial Primary Liquidity Provider meets the threshold rating requirements described above.
Above-Cap Liquidity Provider Rating	The initial Above-Cap Liquidity Provider meets the threshold rating requirements described above.
		Moody's	Standard & Poor's
Policy Provider Rating	Financial Strength	Aaa	AAA

SUMMARY FINANCIAL AND OPERATING DATA

        We have provided in the tables below our summary historical financial and operating data. The financial information for each of the years in the three-year period ended December 31, 2003, and at December 31, 2003, 2002 and 2001 has been derived from our audited consolidated financial statements. The financial information for the nine-month periods ended September 30, 2004 and 2003 has been derived from our unaudited consolidated financial statements and, in our opinion, reflects all adjustments including normal recurring items which are necessary to present fairly the results for interim periods. The interim results set forth below for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. You should read the following financial information in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in the prospectus accompanying this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2004.

	Nine Months Ended September 30,				Year Ended December 31,
	2004		2003		2003		2002		2001
	(In thousands, except per share data)
Operating revenues	$931,936		$735,407		$998,351		$635,191		$320,414
Operating expenses:
Salaries, wages and benefits	247,741		194,603		267,334		162,191		84,762
Aircraft fuel	175,174		106,719		147,316		76,271		41,666
Landing fees and other rents	68,084		51,448		68,691		43,881		27,342
Aircraft rent	52,548		43,659		59,963		40,845		32,927
Sales and marketing	46,423		41,035		53,587		44,345		28,305
Depreciation and amortization	53,307		35,493		50,397		26,922		10,417
Maintenance materials and repairs	32,406		14,453		23,114		8,926		4,705
Other operating expenses	155,516		114,164		159,116		126,823		63,483

Total operating expenses	831,199		601,574		829,518		530,204		293,607

Operating income	100,737		133,833		168,833		104,987		26,807
Government compensation(1)	—		22,761		22,761		407		18,706
Other expense	24,649		11,674		(16,155)		(10,370)		(3,598)

Income before income taxes	76,088		144,920		175,439		95,024		41,915
Income tax expense(2)	31,014		60,562		71,541		40,116		3,378

Net income	$45,074		$84,358		$103,898		$54,908		$38,537

Earnings per common share:
Basic	$0.44		$0.88		$1.07		$0.73		$4.39
Diluted	$0.41		$0.80		$0.97		$0.56		$0.51
Other Financial Data:
Operating margin	10.8%		18.2%		16.9%		16.5%		8.4%
Ratio of earnings to fixed charges	1.9	x	3.5	x	3.2	x	2.7	x	1.9	x
Net cash provided by (used in) operating activities	$156,332		$219,110		$286,337		$216,477		$111,279
Net cash used in investing activities	(551,505)		(481,210)		(751,530)		(744,461)		(289,855)
Net cash provided by financing activities	290,714		589,577		789,136		657,214		261,695

(1)
See Note 14 to our 2003 consolidated financial statements for a more detailed discussion.

(2)
In 2001, our income tax expense was reduced due to the full reversal of our deferred tax asset valuation allowance. We do not expect any similar reductions in the future. See Note 9 to our 2003 consolidated financial statements for a more detailed discussion.

	As of September 30,		As of December 31,
	2004	2003	2003	2002	2001
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$466,236	$574,229	$570,695	$246,752	$117,522
Total assets	2,646,891	2,010,013	2,185,757	1,378,923	673,773
Total debt	1,399,308	990,359	1,108,595	711,931	374,431
Convertible redeemable preferred stock	—	—	—	—	210,441
Common stockholders' equity (deficit)	752,111	639,543	671,136	414,673	(32,167)
	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
Operating Statistics (unaudited):
Revenue passengers	8,604,108	6,634,042	9,011,552	5,752,105	3,116,817
Revenue passenger miles (000)	11,503,686	8,418,820	11,526,945	6,835,828	3,281,835
Available seat miles (000)	13,815,395	9,898,131	13,639,488	8,239,938	4,208,267
Load factor	83.3%	85.1%	84.5%	83.0%	78.0%
Breakeven load factor(3)	76.1%	71.7%	72.5%	71.5%	73.7%
Aircraft utilization (hours per day)	13.5	13.1	13.0	12.9	12.6
Average fare	$104.65	$107.23	$107.09	$106.95	$99.62
Yield per passenger mile (cents)	7.83	8.45	8.37	9.00	9.46
Passenger revenue per available seat mile (cents)	6.52	7.19	7.08	7.47	7.38
Operating revenue per available seat mile (cents)	6.75	7.43	7.32	7.71	7.61
Operating expense per available seat mile (cents)	6.02	6.08	6.08	6.43	6.98
Airline operating expense per available seat mile (cents)(3)	5.96	6.06	6.07	6.43	6.98
Departures	65,883	48,719	66,920	44,144	26,334
Average stage length (miles)	1,344	1,255	1,272	1,152	986
Average number of operating aircraft during period	58.6	42.1	44.0	27.0	14.7
Full-time equivalent employees at period end(3)	6,127	4,548	4,892	3,572	1,983
Average fuel cost per gallon (cents)	99.21	85.37	85.08	72.28	75.63
Fuel gallons consumed (000)	176,561	125,014	173,157	105,515	55,095
Percent of sales through jetblue.com during period	75.7%	72.4%	73.0%	63.0%	44.1%

(3)
Excludes results of operations and employees for LiveTV, LLC, which are unrelated to our airline operations.

        The following terms used in this section and elsewhere in this prospectus supplement have the meanings indicated below:

        "Revenue passengers" represents the total number of paying passengers flown on all flight segments.

        "Revenue passenger miles" represents the number of miles flown by revenue passengers.

        "Available seat miles" represents the number of seats available for passengers multiplied by the number of miles the seats are flown.

        "Load factor" represents the percentage of aircraft seating capacity that is actually utilized (revenue passenger miles divided by available seat miles).

        "Breakeven load factor" is the passenger load factor that will result in operating revenues being equal to operating expenses, assuming constant revenue per passenger mile and expenses.

        "Aircraft utilization" represents the average number of block hours operated per day per aircraft for the total fleet of aircraft.

        "Average fare" represents the average one-way fare paid per flight segment by a revenue passenger.

        "Yield per passenger mile" represents the average amount one passenger pays to fly one mile.

        "Passenger revenue per available seat mile" represents passenger revenue divided by available seat miles.

        "Operating revenue per available seat mile" represents operating revenues divided by available seat miles.

        "Operating expense per available seat mile" represents operating expenses divided by available seat miles.

        "Average stage length" represents the average number of miles flown per flight.

RISK FACTORS

        An investment in the certificates involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement, and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the certificates could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note About Forward-Looking Statements" in the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to JetBlue and the Airline Industry

        Please see the disclosure in the accompanying prospectus for a discussion of the risks related to JetBlue and the airline industry.

Risks Related to the Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the aircraft

        Three independent appraisal and consulting firms have prepared appraisals of the aircraft. The appraisal letters are annexed to this prospectus supplement as Appendix II. The appraisals are based on the base value of the aircraft and rely on varying assumptions and methodologies that may differ among the appraisers. Base value is the theoretical value of an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the aircraft. The appraisers prepared the appraisals without a physical inspection of the aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. For a more detailed discussion of the appraisals, see "DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS—The Appraisals."

        An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied on as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft are estimates of the values as of future delivery dates. If the Loan Trustee exercised remedies under the applicable Indenture, the value of an aircraft will depend on various factors, including:

  •
  market and economic conditions;

  •
  the supply of similar aircraft;

  •
  the availability of buyers;

  •
  the condition of the aircraft; and

  •
  whether the aircraft are sold separately or as a block.

        Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes for any aircraft or the full amount of distributions expected to be paid on the certificates.

Failure to perform maintenance responsibilities may deteriorate the value of the aircraft

        To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the aircraft. If we fail to perform adequately these responsibilities, the value of the aircraft may be reduced. In addition, the value of the aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See "DESCRIPTION OF THE EQUIPMENT NOTES—Certain Provisions of the Indentures."

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes

        To the extent described in the Indentures, we must maintain public liability, property damage and all-risk aircraft hull insurance on the aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss (as defined in Appendix I—Glossary) of an aircraft may be insufficient to repay the holders of the related Equipment Notes. See "DESCRIPTION OF THE EQUIPMENT NOTES—Certain Provisions of the Indentures—Insurance."

It may be difficult and expensive to exercise repossession rights with respect to an aircraft

        There will be no general geographic restrictions on our ability to operate the aircraft. Although we do not currently intend to do so, we may register the aircraft in specified foreign jurisdictions and/or lease the aircraft. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

        In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee's security interest in an aircraft. As a result, the benefits of the related Loan Trustee's security interest in an aircraft may be less than they would be if the aircraft were located or registered in the United States.

        Upon repossession of an aircraft, the aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could result in fewer proceeds to repay the holders of the related Equipment Notes.

Payments to certificateholders will be subordinated to certain amounts payable to other parties

        Under the Intercreditor Agreement, the Primary Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on more junior classes of certificates, before the holders of any class of certificates receive any funds. In addition, the Subordination Agent and the Pass Through Trustees will receive some payments before the holders of any class of certificates receive distributions.

        Payments of principal on the certificates are subordinated to payments of interest on the certificates, subject to certain limitations. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the certificates from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining certificates. This is because the interest on the certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions."

The exercise of remedies will be controlled by the Controlling Party

        If an event of default under an Indenture is continuing, subject to specified conditions, the Controlling Party may direct the Loan Trustee under the related Indenture to exercise remedies under the Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes. See "DESCRIPTION OF THE CERTIFICATES—Indenture Events of Default and Certain Rights Upon An Indenture Event of Default."

        The Controlling Party will be:

  •
  The Policy Provider or, (i) if a Policy Provider Default has occurred and is continuing, or (ii) if the Policy Provider has been released from its obligations under the Policies (and such Policies have been returned to the Policy Provider) and all Policy Provider Amounts have been paid in full, prior to payment of the Final Distributions to the holders of the Class G-1 and Class G-2 certificates, the Class G-1 Pass Through Trustee and the Class G-2 Pass Through Trustee jointly, acting upon the instructions of the holders of a majority of the aggregate fractional undivided interests in both the Class G-1 and Class G-2 pass through trusts, voting as one class.

  •
  Upon payment of (i) Final Distributions to the holders of Class G-1 and Class G-2 certificates and (ii) unless a Policy Provider Default has occurred and is continuing, all Policy Provider Amounts, the Class C Pass Through Trustee.

  •
  Under specified circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the greatest amount owed to it.

  •
  Subject to certain conditions, notwithstanding the foregoing, if one or more holders of the Class C certificates have purchased all of the Series G-1 and Series G-2 Equipment Notes issued under an Indenture, solely with respect to such Indenture, the holders of the majority in aggregate unpaid principal amount of such Series G-1 and Series G-2 Equipment Notes.

The proceeds from the disposition of any aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the holders of certificates

        The market for any aircraft or Equipment Notes, as the case may be, during any event of default under an Indenture may be very limited, and we cannot assure you as to the price at which they could be sold.

        Some certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in the second bullet point below), any Loan Trustee or any Trustee if the Controlling Party takes the following actions:

  •
  It sells any Equipment Notes for less than their outstanding principal amount; or

  •
  It sells any aircraft for less than the outstanding principal amount of the related Equipment Notes.

        The Equipment Notes will be cross-collateralized. However, the only cross-default in the Indentures is if all amounts owing under any Equipment Note issued under another Indenture is not paid in full on or before the Final Payment Date. Therefore, prior to the Final Payment Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures. Accordingly, with respect to an Indenture, only while an Indenture Event of Default has occurred and is continuing under other Indentures or on the Final Payment Date will any proceeds realized from the sale of the aircraft subject to such Indenture or other exercise of default remedies with respect to that aircraft in excess of the principal amount of the Equipment Notes related to the aircraft be available to cover shortfalls on the Equipment Notes relating to any other aircraft.

Less than all of the funds held in escrow as deposits may be used to purchase Equipment Notes

        Under certain circumstances, less than all of the funds held in escrow as deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "DESCRIPTION OF THE DEPOSIT AGREEMENTS—Unused Deposits." If any funds remain as deposits with respect to any pass through trust after the Delivery Period Termination Date or, if earlier, when the Pass Through Trustee's obligations to purchase the Equipment Notes has been terminated, they will be withdrawn by the Escrow Agent for that pass through trust and distributed, with accrued and unpaid interest, to the certificateholders of such pass through trust. Such distribution will include a Deposit Break Amount payable by us, unless such distribution is made on a Regular Distribution Date.

The coverage of the Class C Liquidity Facilities may be limited

        The Liquidity Facilities for the Class C certificates may not cover interest on the full Pool Balance of the Class C certificates. The Liquidity Facilities for the Class C certificates are structured to pay 18 months of interest on the Preferred C Pool Balance, which is the Pool Balance of the Class C certificates equal to the principal amount of Series C Equipment Notes that are likely to be recovered. Accordingly, the Class C Liquidity Facilities would not cover interest on the portion of the Pool Balance of Class C certificates that relates to principal amounts payable under Series C Equipment Notes that remain outstanding after the disposition of the related collateral or such Equipment Notes. See "DESCRIPTION OF THE LIQUIDITY FACILITIES—Primary Liquidity Facilities—Drawings."

The interest rate on the certificates and the Equipment Notes may be capped

        If a payment default exists on any Equipment Note under any Indenture on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while such payment default is continuing, the interest rate for all of the certificates and Equipment Notes will be capped at a fixed rate. The capped rate on the certificates and Equipment Notes will apply to all certificates and Equipment Notes even if a payment default exists only under one Indenture.

        Each time such a cap becomes effective, the amount of payment (if any) under the Above-Cap Liquidity Facility for any class of certificates will only cover interest deficiency for the interest period ending on the effective date of such capped rate and will not cover any other full interest period during which such capped rate is in effect.

The ratings of the certificates may be lowered or withdrawn in the future

        It is a condition to the issuance of the certificates that Moody's and Standard & Poor's rate the certificates not less than the ratings set forth below:

Certificates	Moody's	Standard & Poor's
Class G-1	Aaa	AAA
Class G-2	Aaa	AAA
Class C	Ba1	BB+

        A rating is not a recommendation to purchase, hold or sell certificates and the rating does not address market price of the certificates or suitability of investing in the certificates for a particular investor. A rating may not remain for any given period of time and a Rating Agency may lower or withdraw entirely a rating if in its judgment circumstances in the future so warrant. These circumstances may include a downgrading of the debt of JetBlue, any Depositary, the Policy Provider or any Liquidity Provider by a Rating Agency or the release of the Policy Provider from its obligations under the Policies.

        The Rating Agencies base (i) the rating of the Class G-1 and Class G-2 certificates solely on the rating of the Policy Provider and the availability of the Policies and (ii) the rating of the Class C certificates primarily on the default risk of the Equipment Notes that are held for that class, the availability of the Liquidity Facilities for that class, the collateral value provided by the aircraft securing the Equipment Notes and the subordination provisions applicable to the certificates. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any Break Amount or Prepayment Premium) when due on the certificates and the ultimate payment of principal of the certificates by the Final Legal Distribution Date. The ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances, such as an Event of Loss to an aircraft, which could result in the payment of the outstanding principal amount of the certificates prior to the Final Expected Regular Distribution Date. Standard & Poor's has indicated that its rating applies to a unit consisting of the applicable certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to deposits initially totaling $498,237,000. Standard & Poor's has indicated that the ratings on the Class G-1 and Class G-2 certificates would be withdrawn if the Policy Provider were released from its obligations under the Policies by the Class C certificateholders in connection with their refusal to resell the Class G-1 and Class G-2 certificates to the Policy Provider. Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code.

        The reduction, suspension or withdrawal of the ratings of the pass through certificates will not, by itself, constitute an event of default under the pass through trust agreements.

The Above-Cap Liquidity Facilities may be terminated upon the occurrence of certain events

        The Above-Cap Liquidity Facilities for the Class G-1 certificates, Class G-2 certificates and Class C certificates provide that upon the occurrence of certain events, such Above-Cap Liquidity Facility shall be terminated. If such Above-Cap Liquidity Facility is so terminated, the relevant Above-Cap Liquidity Provider is required to deposit into the Class G-1 Above-Cap Reserve Account, Class G-2 Above-Cap Reserve Account or Class C Above-Cap Reserve Account, as applicable, a termination payment expected to be sufficient to cover one future payment under such Above-Cap Liquidity Facility, assuming the Three-Month LIBOR will not exceed 20%. See "DESCRIPTION OF THE LIQUIDITY FACILITIES—Above-Cap Liquidity Facilities—Early Termination." Thus, after an Above-Cap Liquidity Facility has been terminated, if Three-Month LIBOR at any time exceeds 20% or if more than one payment is needed from the Above-Cap Account, we cannot assure you that the amounts available in such Above-Cap Reserve Account would be sufficient to cover any interest shortfalls on such Class G-1 certificates, Class G-2 certificates or Class C certificates, as applicable, as otherwise described herein.

The certificates will not provide any protection against highly leveraged or extraordinary transactions

        The certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the certificateholders in the event of a highly leveraged or other extraordinary transaction affecting us or our affiliates.

The ability to resell the certificates may be limited

        Prior to this offering, there has been no public market for the certificates. Neither we nor any pass through trust intends to apply for listing of the certificates on any securities exchange or otherwise. The underwriters may assist in resales of the certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. A secondary market for the certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. If an active public market does not develop, the market price and liquidity of the certificates may be adversely affected.

Risk Factors Relating to the Policy Provider

If the financial condition of the Policy Provider declines, the rating on the Class G-1 and Class G-2 certificates may decline

        The expected "AAA" rating by Standard & Poor's and the "Aaa" rating by Moody's of the Class G-1 and Class G-2 certificates will be based, primarily, on the existence of the insurance policies that will insure the complete and timely payment of interest relating to the Class G-1 and Class G-2 certificates on each Regular Distribution Date and the payment of outstanding principal on or in some cases before the Final Legal Distribution Date. MBIA Insurance Corporation, the Policy Provider, will issue the Policies. If the Policy Provider's financial condition declines or if it becomes insolvent, the Subordination Agent may be unable to recover the full amount due under the Policies. Additionally, a decline or insolvency could lead Standard & Poor's or Moody's to downgrade the ratings of the Class G-1 and Class G-2 certificates because of a concern that the Policy Provider may be unable to make payments to the holders of the Class G-1 and Class G-2 certificates under the policies. For information on the financial information generally available relating to the Policy Provider, see "DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT—The Policies."

Policy protection may be delayed because the policies will generally cover principal payments only on the Final Legal Distribution Date for the Class G-1 and Class G-2 certificates

        Although the Subordination Agent may make drawings under the policies for interest payments on each Regular Distribution Date, the Subordination Agent generally may not make drawings for principal payments until the Final Legal Distribution Date for the Class G-1 and Class G-2 certificates except in certain limited circumstances. This limits the protection afforded to holders of Class G-1 and Class G-2 certificates under the Policies.

There is no policy protecting payments relating to the Class C certificates

        The Policies will provide no coverage for the Class C certificates. The Policies support of interest payments and principal payments will be limited to the Class G-1 and Class G-2 certificates and, as a result, the Policies will only run to the benefit of the holders of the Class G-1 and Class G-2 certificates.

If the Policy Provider is the Controlling Party, it may take actions that are beneficial to the Policy Provider and the holders of the Class G-1 and Class G-2 certificates but detrimental to the holders of the Class C certificates

        If an event of default under an Indenture occurs and is continuing and the Policy Provider is the Controlling Party, the Policy Provider will generally be able to direct the exercise of all remedies. The Policy Provider will be the Controlling Party unless the Policy Provider defaults or the Liquidity Provider has the right to become the Controlling Party, or in respect of any Indenture, the Class C certificateholders exercise a Class C Buy-Out with respect to such Indenture. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider and the holders of the Class G-1 and Class G-2 certificates but detrimental to the holders of the Class C certificates.

DESCRIPTION OF THE POLICY PROVIDER

General

        The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation ("MBIA" or the "Policy Provider") for inclusion in this prospectus supplement, and such information has not been independently verified by JetBlue, the Underwriters, the Pass Through Trustees, the Depositary, or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of JetBlue, the Underwriters, the Pass Through Trustees, the Depositary or the Liquidity Providers assumes any responsibility for the accuracy, completeness or applicability of such information.

        MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy Provider set forth under the heading "DESCRIPTION OF THE POLICY PROVIDER" and in the financial statements of MBIA and its subsidiaries incorporated herein by reference below. Additionally, MBIA makes no representation regarding the certificates or the advisability of investing in the certificates.

        The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Information

        The following documents filed by the Parent Company with the SEC are incorporated herein by reference:

  •
  The Parent Company's Annual Report on Form 10-K for the year ended December 31, 2003; and

  •
  The Parent Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

        Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company and its subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2003 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2004 and for the six month period ended June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of the Parent Company for the period ended June 30, 2004 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

        The Parent Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2003 and (2) the Parent Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Parent Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

        The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as accounting principles generally accepted in the United States of America ("GAAP"):

	SAP
	December 31, 2003	June 30, 2004
	(Audited)	(Unaudited)
	(in millions)
Admitted Assets	$9,885	$10,550
Liabilities	6,270	6,727
Capital and Surplus	3,715	3,823
	GAAP
	GAAP December 31, 2003	June 30, 2004
	(Audited)	(Unaudited)
	(in millions)
Assets	$13,559	$12,353
Liabilities	6,957	5,705
Shareholder's Equity	6,602	6,648

Financial Strength Ratings of MBIA

        Moody's rates the financial strength of MBIA "Aaa."

        Standard & Poor's rates the financial strength of MBIA "AAA."

        Fitch Ratings rates the financial strength of MBIA "AAA."

        Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold any certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any certificates. MBIA does not guaranty the market price of any certificates nor does it guaranty that the ratings on the Class G-1 and Class G-2 certificates will not be revised or withdrawn.

THE COMPANY

        JetBlue Airways Corporation is a low-fare, low-cost passenger airline that provides high-quality customer service primarily on point-to-point routes. We focus on serving markets that previously were underserved and/or large metropolitan areas that have had high average fares. We have a geographically diversified flight schedule that includes both short-haul and long-haul routes. We intend to maintain a disciplined growth strategy by increasing frequency on our existing routes and entering new markets.

        We commenced service in February 2000 and established our primary base of operations at New York's John F. Kennedy International Airport, or JFK. In August 2001, we began service at our West Coast base of operations, Long Beach Municipal Airport, which serves the Los Angeles area. JetBlue is the 11th largest passenger carrier in the United States based on revenue passenger miles for the year ended December 31, 2003.

        We have an experienced management team and a strong company culture with a productive and incentivized workforce that strives to offer high-quality customer service, while at the same time operating efficiently and keeping costs low. We also have low operating costs, in part because of our high daily aircraft utilization and low distribution costs. Our widely available low fares are designed to stimulate demand and we have demonstrated our ability to increase passenger traffic in the markets we serve. In addition, we offer our customers a differentiated product, including new aircraft, low fares, leather seats, free LiveTV (a satellite TV service with programming provided by DIRECTV®) at every seat, pre-assigned seating and reliable operating performance. We continue to improve our customers' flying experience by increasing the total number of LiveTV channels from 24 to 36 and by adding movie channel offerings from News Corporation's Fox Entertainment Group to all of our aircraft. In 2005, we plan to add XM Satellite Radio to our in-flight entertainment offerings.

        JetBlue was incorporated in Delaware in August 1998. Our principal executive offices are located at 118-29 Queens Boulevard, Forest Hills, New York 11375 and our telephone number is (718) 286-7900. Our website address is http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

	Year Ended December 31,
Nine Months Ended September 30, 2004
	2003	2002	2001
1.9x	3.2x	2.7x	1.9x

USE OF PROCEEDS

        The proceeds from the sale of the certificates of each Trust being offered hereby will be used to purchase Equipment Notes to be held by such Trust. JetBlue will use the proceeds from the sale of those Equipment Notes to finance or refinance the purchase of the aircraft, subject to the circumstances described under "DESCRIPTION OF THE DEPOSIT AGREEMENTS—Unused Deposits." Prior to utilization of such proceeds to purchase Equipment Notes, such proceeds from the sale of the certificates of each pass through trust will be deposited with the Depositary on behalf of the Escrow Agent for the benefit of the certificateholders of such pass through trust.

DESCRIPTION OF THE CERTIFICATES

        The certificates will be issued pursuant to three separate pass through trust agreements. The following summary describes certain terms of the certificates, the Deposits and the pass through trust agreements but does not purport to be complete. This summary is qualified in its entirety by reference to all of the provisions of the pass through trust agreements, Participation Agreements, Indentures, Note Purchase Agreement, Policies, Liquidity Facilities, Deposit Agreements, Escrow Agreements and the Intercreditor Agreement, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering.

        Except as otherwise indicated, the following summary relates to each of the pass through trusts and the certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except as described below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each pass through trust and the interest rate and maturity date of the Equipment Notes held by each of the Class G-1 pass through trust, Class G-2 pass through trust and the Class C pass through trust and the Final Expected Regular Distribution Date for each pass through trust may differ.

        The references to sections in parentheses in the following summary are to the relevant sections of the pass through trust agreements unless otherwise indicated.

        Upon request, copies of the pass through trust agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to the Trustees.

General

        Each certificate will represent a fractional undivided interest in one of the three JetBlue Airways Corporation 2004-2 pass through trusts (the "Class G-1 Trust," the "Class G-2 Trust" and the "Class C Trust," and, collectively, the "Trusts"). The Trusts will be formed pursuant to three separate pass through trust agreements relating to such Trusts between JetBlue and Wilmington Trust Company, as Pass Through Trustee under each Trust (the "Trustee"). The certificates to be issued by the Class G-1 Trust, the Class G-2 Trust and the Class C Trust are referred to herein as the "Class G-1 certificates," the "Class G-2 certificates" and the "Class C certificates," respectively. The certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "—Book Entry; Delivery and Form." (Section 3.01) Each certificate will represent a fractional undivided interest in the Trust created by the pass through trust agreement pursuant to which such certificate is issued. (Section 3.01) The property of each Trust (the "Trust Property") consists of the items listed below:

Trust Property for Each Trust

        (1)   Equipment Notes acquired by such Trust under the Note Purchase Agreement and issued in connection with the financing of each aircraft during the Delivery Period on a recourse basis by JetBlue in connection with each separate secured loan transaction to finance or refinance the purchase of such aircraft by JetBlue.

        (2)   The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

        (3)   The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of each aircraft during the Delivery Period.

        (4)   The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

        (5)   All monies receivable under the Primary Liquidity Facility and the Above-Cap Liquidity Facility for each such Trust.

        (6)   With respect to the Class G-1 Trust and Class G-2 Trust, the Policy issued for such Trust, including all monies receivable under the related Policy.

        (7)   Funds from time to time deposited with the Trustee in accounts relating to such Trust.

        The certificates will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. (Sections 3.01(a) and 3.01(b))

        On the Transfer Date, each of the original Trusts will transfer and assign all of its assets and rights to a substantially identical successor trust, and the new trustee will assume the obligations of the related original Trustee under each transaction document to which such original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the original Trusts will be liquidated and each of the certificates will represent the same interest in the successor trust as it represented in the original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this prospectus supplement to the Trusts, the Trustees, the pass through trust agreements and similar terms shall be applicable to the original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the successor trusts. See "—Liquidation of Original Trusts" below.

        The certificates will represent fractional undivided interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.11) The certificates do not represent an interest in or obligation of JetBlue, the Trustees, any of the Loan Trustees in their individual capacities or any affiliate of any thereof.

        Pursuant to the Escrow Agreement applicable to each Trust, the certificateholders of such Trust as holders of the Escrow Receipts affixed to each certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the certificates ("certificateholders"). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Payments and Distributions

        The following description of distributions on the certificates should be read in conjunction with the description of the Intercreditor Agreement, which may have the effect of altering the following provisions.

        Payments of interest on the Deposits with respect to each Trust and payments of principal, Break Amount (if any), Prepayment Premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to the holders of the related Escrow Receipts or certificateholders of such Trust, respectively, on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

        Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments," and February 15, May 15, August 15 and November 15 of each year are herein referred to as "Regular Distribution Dates." See "DESCRIPTION OF THE EQUIPMENT NOTES—General—Principal and Interest Payments."

Payments of Interest

        The Deposits held with respect to the Class G-1 Trust, Class G-2 Trust and Class C Trust and the Equipment Notes held in such Trusts will accrue interest at the Stated Interest Rate for each applicable interest period. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the certificates. Interest on all Deposits and Equipment Notes will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2005 (or, in the case of Equipment Notes issued after such date, commencing on or after the first such date to occur after initial issuance thereof). Such interest payments will be distributed to certificateholders of such Trust on each such date until the Final Legal Distribution Date for such Trust, subject in the case of payments on the Equipment Notes, to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year and actual number of days elapsed. Interest payable on the Deposits and the Equipment Notes will be determined based on Three-Month LIBOR. Three-Month LIBOR for the period commencing on and including the initial issuance date of the certificates (the "Issuance Date") and ending on but excluding the first Regular Distribution Date will be determined on the second LIBOR Business Day preceding the Issuance Date. If a payment default on any Equipment Note exists on a Regular Distribution Date, the interest rate on the certificates will be subject to a fixed cap for the interest period commencing on such Regular Distribution Date; provided, that if all of the then continuing payment defaults on all of the Equipment Notes are cured during such interest period, the interest rate on the certificates will not be subject to the cap for such period. The existence of a payment default on a Regular Distribution Date under a single Indenture will result in the capping of the interest rate on all the certificates and Equipment Notes from such Regular Distribution Date and for each full interest period while any payment default is continuing notwithstanding that JetBlue is not in default under any of the other Indentures.

        Payments of interest applicable to the certificates issued by each of the Class G-1 Trust and Class G-2 Trust will be supported by a separate Primary Liquidity Facility to be provided by the Primary Liquidity Provider and a separate Above-Cap Liquidity Facility to be provided by the Above-Cap Liquidity Provider for the benefit of the holders of such certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to six successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

        After use of any available funds under the Liquidity Facilities, the Cash Collateral Accounts and the Above-Cap Accounts for the Class G-1 certificates and Class G-2 certificates, the payment of interest at the Stated Interest Rate on the Class G-1 certificates and Class G-2 certificates will be supported by the related Policy provided by the Policy Provider. See "DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT—The Policies."

        Payments of interest applicable to the certificates issued by the Class C Trust will be supported by a Primary Liquidity Facility to be provided by the Primary Liquidity Provider and a separate Above-Cap Liquidity Facility to be provided by the Above-Cap Liquidity Provider for the benefit of the holders of the Class C certificates in an aggregate amount sufficient to pay interest on the Preferred C Pool Balance at the Stated Interest Rate for the Class C certificates on up to six successive Regular Distribution Dates (without regard to any future payments of Pool Balance of the Class C certificates).

        The Primary Liquidity Facilities and the Above-Cap Liquidity Facilities will not cover interest payable by the Depositary on the Deposits relating to the Trusts. The Primary Liquidity Facility and the Above-Cap Liquidity Facility for a class of certificates do not provide for drawings thereunder to pay for principal of, Break Amount or any Prepayment Premium on the certificates of such class, any interest on the certificates of such class in excess of the applicable Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest, Break Amount or any Prepayment Premium on the certificates of any other class. Therefore, only the holders of the certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility and the Above-Cap Liquidity Facility for such Trust. See "DESCRIPTION OF THE LIQUIDITY FACILITIES."

Payments of Principal

        Payments of principal of the Equipment Notes held in each of the Class G-1 Trust and Class C Trust are scheduled to be received by the Class G-1 Trustee and Class C Trustee, respectively, on February 15, May 15, August 15 and November 15 in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing on or after November 15, 2005. Payments of principal of the Equipment Notes held in the Class G-2 Trust are scheduled to be received by the Class G-2 Trustee in one balloon payment on November 15, 2016. The "Final Legal Distribution Date" for the Class G-1 certificates is February 15, 2018, for the Class G-2 certificates is May 15, 2018 and for the Class C certificates is May 15, 2010.

        Payment of principal of the Class G-1 and Class G-2 certificates on the Final Legal Distribution Date and, in certain limited circumstances earlier, will be supported by the related Policy provided by the Policy Provider. See "DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT—The Policies."

Distribution of Scheduled Payments

        The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the certificateholders of record of the relevant Trust on the Record Date applicable to such Scheduled Payment, subject to certain exceptions. (Sections 4.01 and 4.02 of the Escrow Agreement; Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but

is received within ten Business Days thereafter, it will be distributed to such holders of record on the date received. If it is received after such ten Business Day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

Distribution of Special Payments and Certain Policy Drawings

        Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be scheduled to be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date" and together with each Regular Distribution Date, each a "Distribution Date"), subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the earlier of (x) the Delivery Period Termination Date and (y) after the Trustee's obligation to purchase Equipment Notes has terminated, together with accrued and unpaid interest thereon and the Deposit Break Amount, if any, payable by JetBlue (each, also a "Special Payment"), will be scheduled to be distributed on a date 25 days after the Escrow Agent has given notice to the Depositary of the event requiring such distribution (also a "Special Distribution Date") unless such date is within ten days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date.

        Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related date for determining certificateholders of record who shall be entitled to such payments (the "Record Date"), the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and, in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Section 2.06 of the Escrow Agreement) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b); Section 2.03(b) of the Escrow Agreement)

        In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT—The Policies," the Class G-1 Trustee or Class G-2 Trustee, as applicable, will mail a notice to the certificateholders of the related Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 15 days prior to the date such proceeds are scheduled to be distributed. Each such distribution shall be made by the Class G-1 Trustee or Class G-2 Trustee, as applicable, to the certificateholders of record of the related Trust on the Record Date applicable to such distribution. (Section 4.02(c))

Maintenance of Accounts

        Each pass through trust agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee, which shall be one or more non-interest bearing accounts. Each pass through trust agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each pass through trust agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

        Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

Final Distribution

        The Final Distribution for each Trust will be made only upon presentation and surrender of the certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. The Trustee will mail such notice of the Final Distribution to the certificateholders of such Trust, specifying the date set for such Final Distribution and the amount of such distribution. (Section 11.01) See "—Termination of the Trusts" below. Distributions in respect of certificates issued in global form will be made as described in "—Book Entry; Delivery and Form" below.

Weekend or Holiday Distribution Date

        If any Regular Distribution Date or Special Distribution Date (i) is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York or Wilmington, Delaware (or such other city and state in the United States in which any Trustee, the Subordination Agent or the Loan Trustee maintains its corporate trust office or receives and disburses funds), (ii) solely with respect to draws under any Liquidity Facility, is not a "Business Day" as defined in such Liquidity Facility and (iii) for purposes of each Policy and the Policy Provider, is a Saturday, Sunday or other day on which the fiscal agent under the Policy, at its office specified in such Policy, the Policy Provider at its office specified in the Policy and insurance companies in New York, New York are required or authorized by law or executive order to close (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest shall be added for such additional period.

Pool Factors

Pool Balance

        The "Pool Balance" for each Trust or for the certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the certificates of such Trust less the aggregate amount of all payments made in respect of the certificates of such Trust or in respect of deposits relating to such Trust other than payments made in respect of interest or Break Amount or Deposit Break Amount or Prepayment Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to any special distribution of unused deposits of such Trust to be made on such date, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such date, and with respect to the Class G-1 Trust and Class G-2 Trust, payments under the related Policy (other than in respect of interest on the certificates or the Liquidity Facility). (Section 1.01)

Pool Factor

        The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing the Pool Balance by the original aggregate face amount of the certificates of such Trust. The Pool Factor for each Trust or for the certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused deposits, payment of principal of the Equipment Notes, payment under the related Policy for such Trust (other than in respect of interest on the certificates of such Trust) in the case of the Class G-1 Trust and Class G-2 Trust, or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance, and will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

Aggregate Principal Amortization Schedule

        The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. In addition, the table set forth below assumes that each aircraft is delivered in the month scheduled for its delivery and prior to November 15, 2005 (see "DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS—The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

	Class G-1		Class G-2		Class C
Regular Distribution Date	Scheduled Payments of Principal ($)	Expected Pool Factor	Scheduled Payments of Principal ($)	Expected Pool Factor	Scheduled Payments of Principal ($)	Expected Pool Factor
Issuance Date	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
February 15, 2005	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
May 15, 2005	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
August 15, 2005	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
November 15, 2005	0.00	1.0000000	0.00	1.0000000	11,900,000.00	0.9125424
February 15, 2006	2,154,619.37	0.9878100	0.00	1.0000000	6,670,469.28	0.8635187
May 15, 2006	2,166,038.50	0.9755554	0.00	1.0000000	6,704,743.03	0.8142430
August 15, 2006	4,352,553.40	0.9509303	0.00	1.0000000	13,472,868.60	0.7152258
November 15, 2006	2,191,582.50	0.9385312	0.00	1.0000000	6,783,811.78	0.6653691
February 15, 2007	2,154,966.00	0.9263392	0.00	1.0000000	6,670,469.28	0.6163453
May 15, 2007	2,166,038.50	0.9140846	0.00	1.0000000	6,704,743.03	0.5670696
August 15, 2007	4,352,553.40	0.8894596	0.00	1.0000000	13,472,868.60	0.4680525
November 15, 2007	2,191,582.50	0.8770605	0.00	1.0000000	6,783,811.78	0.4181957
February 15, 2008	2,154,966.00	0.8648685	0.00	1.0000000	6,670,469.28	0.3691719
May 15, 2008	2,166,038.50	0.8526139	0.00	1.0000000	6,704,743.03	0.3198962
August 15, 2008	4,352,553.40	0.8279888	0.00	1.0000000	13,472,868.60	0.2208791
November 15, 2008	5,391,348.73	0.7974867	0.00	1.0000000	30,054,133.71	0.0000000
February 15, 2009	2,134,044.00	0.7854131	0.00	1.0000000	0.00	0.0000000
May 15, 2009	2,145,009.00	0.7732774	0.00	1.0000000	0.00	0.0000000
August 15, 2009	4,310,295.60	0.7488915	0.00	1.0000000	0.00	0.0000000
November 15, 2009	8,358,863.97	0.7016002	0.00	1.0000000	0.00	0.0000000
February 15, 2010	2,092,200.00	0.6897634	0.00	1.0000000	0.00	0.0000000
May 15, 2010	2,102,950.00	0.6778657	0.00	1.0000000	0.00	0.0000000
August 15, 2010	4,225,780.00	0.6539579	0.00	1.0000000	0.00	0.0000000
November 15, 2010	8,105,335.37	0.6081010	0.00	1.0000000	0.00	0.0000000
February 15, 2011	2,050,356.00	0.5965009	0.00	1.0000000	0.00	0.0000000
May 15, 2011	2,060,891.00	0.5848412	0.00	1.0000000	0.00	0.0000000
August 15, 2011	4,141,264.40	0.5614115	0.00	1.0000000	0.00	0.0000000
November 15, 2011	7,851,806.77	0.5169890	0.00	1.0000000	0.00	0.0000000
February 15, 2012	2,008,512.00	0.5056257	0.00	1.0000000	0.00	0.0000000
May 15, 2012	2,018,832.00	0.4942039	0.00	1.0000000	0.00	0.0000000
August 15, 2012	4,056,748.80	0.4712524	0.00	1.0000000	0.00	0.0000000
November 15, 2012	7,598,278.17	0.4282643	0.00	1.0000000	0.00	0.0000000
February 15, 2013	1,966,668.00	0.4171376	0.00	1.0000000	0.00	0.0000000
May 15, 2013	1,976,773.00	0.4059538	0.00	1.0000000	0.00	0.0000000
August 15, 2013	3,972,233.20	0.3834804	0.00	1.0000000	0.00	0.0000000
November 15, 2013	12,689,414.03	0.3116886	0.00	1.0000000	0.00	0.0000000
February 15, 2014	1,882,980.00	0.3010355	0.00	1.0000000	0.00	0.0000000
May 15, 2014	1,892,655.00	0.2903276	0.00	1.0000000	0.00	0.0000000
August 15, 2014	3,803,202.00	0.2688105	0.00	1.0000000	0.00	0.0000000
November 15, 2014	12,182,356.83	0.1998875	0.00	1.0000000	0.00	0.0000000
February 15, 2015	1,799,292.00	0.1897078	0.00	1.0000000	0.00	0.0000000
May 15, 2015	1,808,537.00	0.1794758	0.00	1.0000000	0.00	0.0000000
August 15, 2015	3,634,170.80	0.1589150	0.00	1.0000000	0.00	0.0000000
November 15, 2015	11,675,299.63	0.0928607	0.00	1.0000000	0.00	0.0000000
February 15, 2016	1,715,604.00	0.0831545	0.00	1.0000000	0.00	0.0000000
May 15, 2016	1,724,419.00	0.0733984	0.00	1.0000000	0.00	0.0000000
August 15, 2016	12,973,387.63	0.0000000	0.00	1.0000000	0.00	0.0000000
November 15, 2016	0.00	0.0000000	185,418,000.00	0.0000000	0.00	0.0000000

        The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted amount, Equipment Notes with respect to any aircraft are purchased by the Trusts in other than the month currently scheduled for delivery of such aircraft or Equipment Notes as to which the projected LTV ratios are lower than other Equipment Notes are not acquired by the Trusts.

        In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" below and "DESCRIPTION OF THE

EQUIPMENT NOTES—General—Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date, as described in "DESCRIPTION OF THE DEPOSIT AGREEMENTS" or any drawing under the Policies (other than in respect of interest on the certificates or on the Deposits related to the Escrow Receipts attached to such certificates). In the event of (i) any such change in the scheduled repayments or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the certificateholders of such Trust promptly after any change in the Pool Balances, Pool Factors and principal distribution schedule in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

        On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment to certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information, which shall reflect the information provided by the Paying Agent under the Escrow Agreement (per $1,000 aggregate principal amount of certificate for such Trust, as to (2), (3), (4) and (5) below):

  (1)
  the aggregate amount of such funds distributed on such Distribution Date under the pass through trust agreement and the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Providers and/or the Policy Provider;

  (2)
  the amount of such distribution under the pass through trust agreement allocable to principal and the amount allocable to Break Amount, if any, or Prepayment Premium, if any;

  (3)
  the amount of such distribution under the pass through trust agreement allocable to interest;

  (4)
  the amount of such distribution under the Escrow Agreement allocable to interest;

  (5)
  the amount of such distribution under the Escrow Agreement allocable to unused Deposits and Deposit Break Amount (if any);

  (6)
  the Pool Balance and the Pool Factor for such Trust; and

  (7)
  Three-month LIBOR for the current and immediately preceding interest periods. (Section 4.03)

        With respect to the certificates registered in the name of The Depository Trust Company ("DTC") or its nominee, on the Record Date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as by such DTC Participant for forwarding to holders of certificates. (Section 4.03(a))

        In addition, after the end of each calendar year, the applicable Trustee will furnish to each certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a certificateholder shall reasonably request as necessary for the purpose of such certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to owners of beneficial interests in the certificates in the manner described above. (Section 4.03(b))

        With respect to the certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each certificateholder of record of each Trust as the name of such certificateholder appears on the records of the registrar of the certificates.

        Each Trustee will promptly provide the certificateholders of the related Trust with all material non-confidential information received by the Trustee of such Trust from JetBlue.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

        A list of Indenture Events of Default can be found under "DESCRIPTION OF THE EQUIPMENT NOTES—General—Indenture Events of Default; Notice and Waiver." Since the Equipment Notes issued under an Indenture will be held in each Trust, a continuing Indenture Event of Default under such Indenture would affect the related Equipment Notes held by such Trust. There are no cross-acceleration provisions in the Indentures and the only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note issued under any other Indenture are not paid in full on or before the Final Payment Date. Consequently, prior to the Final Payment Date, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which no Indenture Event of Default has occurred and is continuing will continue to be made as originally scheduled and distributed to the holders of the certificates, subject to the Intercreditor Agreement. See "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions".

Resignation of Trustee in the Event of a Conflict of Interest

        In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable pass through trust agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

Consequence of Continuing Indenture Event of Default

        Upon the occurrence and continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Loan Trustee thereunder to accelerate the Equipment Notes issued thereunder and thereafter direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "DESCRIPTION OF INTERCREDITOR AGREEMENT—Intercreditor Rights—Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the holders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited and there can be no assurance as to the price at which they could be sold. If any of the Series G-1, Series G-2 or Series C Equipment Notes are sold for less than their outstanding principal amount, certain certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against JetBlue, any Liquidity Provider, the Policy Provider (except in the case of the Class G-1 or Class G-2 certificates), or any Trustee.

        Any amount, other than Scheduled Payments received on a Regular Distribution Date or within ten Business Days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral (as defined in each Indenture) held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

        Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

Notice to Certificateholders of Default

        Each pass through trust agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default, give to the certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, Break Amount, if any, Prepayment Premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

Trustee Entitled to Security or Indemnity

        Each pass through trust agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates of such Trust before proceeding to exercise any right or power under such pass through trust agreement at the request of such certificateholders. (Section 7.03(e))

Rights of Certificateholders

        Subject to certain qualifications set forth in the pass through trust agreements and in the Intercreditor Agreement, the certificateholders of each Trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such pass through trust agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

        In certain cases, the holders of the certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences, except the following defaults:

  (1)
  a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof;

  (2)
  a default in payment of the principal, Break Amount, if any, Prepayment Premium, if any, or interest with respect to any of the Equipment Notes; and

  (3)
  a default in respect of any covenant or provision of the related pass through trust agreement that cannot be modified or amended without the consent of each certificateholder of such Trust affected thereby. (Section 6.05)

        Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

Purchase Rights of Certificateholders

        Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Class C certificateholder, the Class C certificateholders will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 certificates. Whether or not such right is exercised by the Class C certificateholders, the Policy Provider, if it is then the Controlling Party shall have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 certificates; provided, that if any Class C certificateholder has previously exercised the right to purchase all of the Class G-1 and Class G-2 certificates, such holders may refuse to sell the Class G-1 and Class G-2 certificates to the Policy Provider if all of the holders of the Class G-1 and Class G-2 certificates release the Policy Provider from all of its obligations under the Policies with respect to such Class G-1 and Class G-2 certificates (and return or cause the return of such Policies to the Policy Provider); provided, further, that such Class C certificateholder may not refuse such sale so long as (x) all Policy Provider Amounts have not been paid in full and (y) sixteen months have passed from the occurrence of the initial Triggering Event. In each such case, the purchase price of certificates will equal the Pool Balance of the relevant certificates plus accrued and unpaid interest thereon to the date of purchase plus Break Amount, if any, and including any other amounts due to the certificateholders of such certificates, but without any Prepayment Premium. If, prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the Trust held by each certificateholder. (Section 6.01(b))

PTC Event of Default

        A "PTC Event of Default" is defined under each pass through trust agreement as the failure to pay within ten Business Days after the applicable Distribution Date either the outstanding Pool Balance of the applicable class of certificates on the Final Legal Distribution Date for such class (unless, in the case of the Class G-1 or Class G-2 certificates, the Subordination Agent shall have made a drawing under the applicable Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G-1 Trustee or Class G-2 Trustee entitled thereto) or the interest scheduled for distribution on such class of certificates on any Distribution Date (unless, in the case of the Class G-1, Class G-2 or Class C certificates, the Subordination Agent shall have made Interest Drawings, or a withdrawal from the Cash Collateral Account or the Above-Cap Account for such class of certificates, or, in the case of the Class G-1 and Class G-2 certificates, a drawing under the respective Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions on any class of certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such certificates. A PTC Event of Default with respect to the most senior outstanding class of certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

        JetBlue will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless it meets all the following requirements:

  (1)
  the surviving successor or transferee is organized, existing and in good standing under the laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a "citizen of the United States" as defined in Title 49 of the United States Code, as amended, and holds a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or otherwise falls within the purview of Section 1110 of Title 11 of the United States Code; and

  (2)
  the person formed by such consolidation or into which JetBlue is merged or the person which acquires by conveyance, transfer or lease substantially all of the assets of JetBlue as an entirety shall execute and deliver to the Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or person of the due and punctual performance and observance of each covenant and condition of the pass through trust agreements and other financing documents to be performed or observed by JetBlue.

        The pass through trust agreements, the Note Purchase Agreement, the Indentures, and the Participation Agreements will not contain any covenants or provisions which may afford the applicable Trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of JetBlue.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

        Each pass through trust agreement contains provisions permitting, at the request of JetBlue, the execution of amendments or supplements to such pass through trust agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility and, with respect to the pass through trust agreement for the Class G-1 Trust and Class G-2 Trust, the Policies and the Policy Provider Agreement, without the consent of the holders of any of the certificates of such Trust, to:

  (1)
  evidence the succession of another corporation to JetBlue and the assumption by such corporation of JetBlue's covenants contained in such pass through trust agreement, and its obligations under the Note Purchase Agreement, any Liquidity Facility or the Policy Provider Agreement;

  (2)
  add to the covenants of JetBlue for the benefit of the related certificateholders or surrender any right or power conferred upon JetBlue in such pass through trust agreement, the Note Purchase Agreement, any Liquidity Facility, any Policy or the Policy Provider Agreement;

  (3)
  correct or supplement any provision of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, any Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, any Policy or the Policy Provider Agreement as applicable, or to cure any ambiguity, correct any mistake or modify any other provisions with respect to matters or questions arising under such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, any Policy or the Policy Provider Agreement, provided such action shall not materially adversely affect the interests of the holders of such certificates;

  (4)
  modify, eliminate or add to the provision of such pass through trust agreement to the extent necessary to continue qualification thereof under the Trust Indenture Act or any similar federal statute and add to such pass through trust agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

  (5)
  evidence and provide for a successor Trustee or add to or change any provision of such pass through trust agreement as necessary to facilitate the administration of the Trust thereunder by more than one Trustee;

  (6)
  comply with any requirement of the Securities and Exchange Commission, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed and any regulatory body; and

  (7)
  provide information to the Trustee as required under such pass through trust agreement.

        Any such amendment or supplement listed above may be made only if it does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. (Section 9.01)

        Each pass through trust agreement also contains provisions permitting the execution, with the consent of the holders of the certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust and, in the case of the Class G-1 and Class G-2 Trusts, the consent of the Policy Provider, of amendments or supplements for the purposes of adding any provisions to or changing or eliminating any of the provisions of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility and, with respect to the pass through trust agreement for the Class G-1 and Class G-2 Trusts, the related Policies and the Policy Provider Agreement, or of modifying the rights and obligations of the certificateholders, except that no such amendment or supplement may, without the consent of the holder of each certificate so affected thereby:

  (1)
  reduce the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the certificateholders) of payments with respect to the Deposits, the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any certificate related to such Trust, or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

  (2)
  permit the disposition of any Equipment Note held in such Trust, except as provided in such pass through trust agreement or the Intercreditor Agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable Equipment Notes;

  (3)
  reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such pass through trust agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such pass through trust agreement;

  (4)
  alter the priority of distributions specified in the Intercreditor Agreement in a manner adverse to the certificateholders;

  (5)
  modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or supplement the agreements as provided in clauses (1), (2), (3), (4), (5), (6) and (7) hereof;

  (6)
  terminate or modify either Policy; and

  (7)
  adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. (Section 9.02)

Actions by Trustee Upon Receipt of Consent to Amend or Supplement Any Agreement

        In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each certificateholder of the relevant Trust as of the date of such notice and the Policy Provider. Such notice shall request direction from the certificateholders or the Policy Provider, as the case may be, regarding certain matters, as set forth below:

  (1)
  whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take;

  (2)
  whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party; and

  (3)
  how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

        Provided such a request for certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), the Trustee shall act as follows: (1) if the Trustee is acting in a capacity other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amounts of all certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust; and (2) if the Trustee is acting in its capacity as the Controlling Party, the Trustee shall vote as directed in such certificateholder direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a certificate shall have been "actually voted" if the holder of such certificate has delivered to the Trustee an instrument evidencing such holder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Event of Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the certificateholders. (Section 10.01)

Obligation to Purchase Equipment Notes

        The Trustees will be obligated to purchase the Equipment Notes issued with respect to the aircraft during the Delivery Period, subject to the terms and conditions of a Note Purchase Agreement. Under the Note Purchase Agreement, JetBlue agrees to finance or refinance each aircraft in the manner provided therein and in connection therewith will enter into a secured debt financing with respect to each aircraft. The Note Purchase Agreement will provide for the relevant parties to enter into a participation agreement ("Participation Agreement") and an indenture (an "Indenture") relating to the financing of such aircraft. The description of such agreements in this prospectus supplement is based on the forms of such agreements contemplated by the Note Purchase Agreement.

        The aggregate principal amount of the Equipment Notes issued under an Indenture with respect to the related aircraft will not exceed the principal amount of Equipment Notes indicated for such aircraft as set forth in "SUMMARY—Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes." Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing or refinancing of an aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

Liquidation of Original Trusts

        On the earlier of (i) the first Business Day after February 28, 2006 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the "Transfer Date"), each of the Trusts established at the time of the original issuance of the certificates (the "Original Trusts") will transfer and assign all of its assets and rights to a newly created successor Trust (each, a "Successor Trust"). The Successor Trusts will have substantially identical terms as the Original Trusts except that the Successor Trusts will not have the right to purchase new Equipment Notes and Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"), and each New Trustee will assume the obligations of the Original Trustee under each transaction document to which such Original Trustee was a party. Upon effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer and assignment. Unless the context otherwise requires, all references in this prospectus supplement to the Trusts, the Trustees, the pass through trust agreements and similar terms shall be applicable with respect to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trust will, in the opinion of Tax Counsel, be treated as grantor trusts. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

Termination of the Trusts

        The obligations of JetBlue and the applicable Trustee with respect to a Trust will terminate upon the distribution to certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any certificateholder of such Trust will be made only upon surrender of such certificateholder's certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

The Trustees

        The Trustee for each Trust will initially be Wilmington Trust Company.

        With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the pass through trust agreements, the certificates, the Intercreditor Agreement, the Equipment Notes, the Deposit Agreements, the Escrow Agreements, the Indentures, the Participation Agreements, the Policy Provider Agreement or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any pass through trust agreement at the request of any holders of certificates issued thereunder unless there shall have been offered to the Trustees reasonable security and indemnity. (Section 7.03(e)) Each pass through trust agreement provides that the Trustees in their individual or any other capacity may acquire and hold certificates issued thereunder and, subject to certain conditions, may otherwise deal with JetBlue, or with any Loan Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

        Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event JetBlue will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, JetBlue may remove such Trustee, or the Policy Provider or any holder of the certificates of such Trust for at least six months may, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor Trustee with respect to each Trust. All references in this prospectus supplement to the trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

        Each pass through trust agreement provides that JetBlue will pay or cause to be paid the applicable Trustee's fees and expenses. (Section 7.07)

Book-Entry; Delivery and Form

Global Certificates

        So long as DTC, or its nominee, is the registered holder of a global certificate, DTC or such nominee, as the case may be, will be considered the absolute owner or holder of the certificates represented by such global certificate for all purposes under the pass through trust agreements and the certificates. Participants in DTC who are credited with ownership of such certificates ("DTC Participants"), as well as any other persons on whose behalf DTC Participants may act (including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme, Luxembourg ("Clearstream Luxembourg") and account holders and participants therein), will have no rights under the pass through trust agreements or under a global certificate. Owners of beneficial interests in a global certificate will not be considered to be the owners or holders of any certificate under the pass through trust agreements or any certificate. In addition, no beneficial owner of an interest in a global certificate will be able to exchange or transfer that interest, except in accordance with the applicable procedures of DTC, Euroclear and Clearstream Luxembourg, in each case to the extent applicable (the "Applicable Procedures"). (Section 3.05)

        DTC has advised JetBlue as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

        Payments in respect of each global certificate registered in the name of DTC or its nominee will be made to the order of DTC or its nominee as the registered owner of such global certificate. Payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a certificate Owner to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

        None of the Company, the Trustees or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global certificates or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will immediately credit the accounts of DTC Participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. The Company also expects that payments by DTC Participants to owners of beneficial interests in such global certificate held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Replacement, Exchange and Transfers

        If any certificate at any time is mutilated, defaced, destroyed, stolen or lost, such certificate may be replaced at the cost of the applicant (including legal fees of JetBlue and the Trustee) at the office of the Trustee upon provision of evidence satisfactory to the Trustee and JetBlue that such certificate was destroyed, stolen or lost, together with such indemnity as the Trustee and JetBlue may require. Mutilated or defaced certificates must be surrendered before replacements will be issued. (Section 3.07)

        Transfers between participants in DTC will be effected in the ordinary way in accordance with the Applicable Procedures and will be settled in same-day funds. Transfer between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

        The following summary describes certain terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. Upon request, copies of such agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to the Trustees.

General

        Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate deposit agreement with the Depositary (each, a "Deposit Agreement") pursuant to which the Depositary will establish separate accounts into which the proceeds of the sale of the certificates of such Trust will be deposited (each, a "Deposit") on behalf of such Escrow Agent, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period. Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of the Escrow Receipts relating to such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the certificates issued by such Trust. Upon each delivery of an aircraft during the Delivery Period, the Trustees for the Class G-1 Trust, the Class G-2 Trust and the Class C Trust will request that the Escrow Agent relating to such Trust withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the certificates.

Unused Deposits

        The Trustees' obligations to purchase the Equipment Notes issued with respect to each aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "DESCRIPTION OF THE CERTIFICATES—Modifications of the Pass Through Trust Agreements and Certain Other Agreements—Obligation to Purchase Equipment Notes." Since the aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each aircraft. Moreover, since the aircraft will be newly or recently manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the manufacturer's right to postpone deliveries under its agreement with JetBlue. See "DESCRIPTION OF THE AIRCRAFT AND APPRAISALS—Deliveries of Aircraft."

        In addition, if any funds remain as Deposits with respect to any Trust on the earlier of (x) the earlier of (a) February 28, 2006, or, if the Equipment Notes relating to all of the aircraft (or substitute aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of JetBlue and not occasioned by JetBlue's fault or negligence, May 31, 2006 and (b) the date on which the Equipment Notes issued with respect to all of the aircraft (or substitute aircraft in lieu thereof) have been purchased by the Trustees in accordance with the Note Purchase Agreement (the "Delivery Period Termination Date") or (y) the day the Escrow Agent receives notice from the Trustee that the Trustee's obligations to purchase Equipment Notes under the Note Purchase Agreement has terminated, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the certificateholders of such Trust after at least 25 days' prior written notice. In addition, such distribution will include an amount payable by JetBlue equal to the Deposit Break Amount, if any, with respect to the remaining Deposits applicable to each such Trust. The Policy does not cover the Deposit Break Amount. Payment of any Deposit Break Amount will be unsecured obligations of JetBlue.

Depositary

        HSH Nordbank AG ("Nordbank"), acting through its New York Branch, will act as Depositary.

        Nordbank has short-term unsecured debt ratings of P-1 from Moody's and long-term issuer credit rating of AA- from Standard & Poor's.

        Nordbank has been licensed by the Superintendent of Banks of the State of New York to operate a branch in New York. It is also subject to review and supervision by the Federal Reserve Bank.

        Nordbank's New York branch has offices at 590 Madison Avenue, New York, New York 10022.

        Nordbank has not been involved in the preparation of, nor does it accept responsibility for, this prospectus supplement.

Replacement of Depositary

        If the Depositary's long-term issuer credit rating (provided, that so long as Nordbank is the Depositary, for Standard & Poor's the "long-term issuer credit rating" shall refer to (x) on or prior to July 18, 2005, Nordbank's long-term issuer credit rating with the benefit of state guarantees and (y) after July 18, 2005, Nordbank's long-term issuer credit rating without the benefit of state guarantees unless Standard & Poor's has notified the Subordination Agent that another rating would be applicable to Nordbank's obligations under the Deposit Agreements, in which case, such other applicable rating) falls below A from Standard & Poor's or the Depositary's short-term unsecured debt rating falls below P-1 from Moody's, then JetBlue must, within 45 days of such event occurring, replace the Depositary with a new depositary bank that has a long-term issuer credit rating of at least A from Standard & Poor's and a short-term unsecured debt rating of at least P-1 from Moody's, respectively, (or such lower ratings if JetBlue has obtained (i) written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any class of certificates by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policies (a "Rating Agency Confirmation") and (ii) the prior written consent of the Policy Provider). Any such replacement shall also require a Rating Agency Confirmation from both Rating Agencies.

DESCRIPTION OF THE ESCROW AGREEMENTS

        The following summary describes certain terms of the escrow and paying agent agreements. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Escrow Agreements, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. Upon request, copies of such agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to the Trustees.

        Wilmington Trust Company, in its capacity as escrow agent in respect of each Trust (the "Escrow Agent") and in its capacity as paying agent on behalf of the Escrow Agent (the "Paying Agent"), each Trustee and the underwriters will enter into a separate escrow agreement (each, an "Escrow Agreement") for the benefit of the certificateholders of each Trust as holders of the escrow receipts ("Escrow Receipts") affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. The Escrow Agent of each Trust will be given irrevocable instructions (i) to permit the Trustee of such Trust to cause funds to be drawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (ii) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

        Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

        Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the certificates as described above, the Escrow Agent will issue one or more Escrow Receipts which will be affixed by the relevant Trustee to each certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the certificate to which it is affixed.

DESCRIPTION OF THE LIQUIDITY FACILITIES

        The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. Upon request, copies of such agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to the Trustees. The term "Liquidity Facilities" refers to the Primary Liquidity Facilities and the Above-Cap Liquidity Facilities.

Primary Liquidity Facilities

General

        The Primary Liquidity Provider will enter into a separate revolving credit agreement (a "Primary Liquidity Facility") with the Subordination Agent with respect to the certificates of the Class G-1 Trust, Class G-2 Trust and the Class C Trust (the "Class G-1 Primary Liquidity Facility", "Class G-2 Primary Liquidity Facility" and "Class C Primary Liquidity Facility", respectively) pursuant to which the Primary Liquidity Provider will make one or more advances ("Interest Drawings") to the Subordination Agent to pay interest on such certificates subject to certain limitations. The Primary Liquidity Facility for each of the Trusts, together with the amounts in the Above-Cap Account, if any, is intended to enhance the likelihood of timely receipt by the certificateholders of such Trust of the interest payable on the certificates of such Trust at the Stated Interest Rate therefor on up to six consecutive quarterly Regular Distribution Dates prior to the disposition of the related Trust Property or the Collateral (as defined in the related Indenture), subject to certain limitations in the case of the Liquidity Facilities for the Class C Trust. If interest payment defaults occur which exceed the amount covered by or available under the Primary Liquidity Facility and funds available in the Above-Cap Account for either the Class G-1 Trust, Class G-2 Trust or Class C Trust, the certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the Class G-1 Trust and Class G-2 Trust, funds from the respective Policies). Although Landesbank Baden-Württemberg ("LBBW") is the initial Primary Liquidity Provider for such Trusts, LBBW may be replaced by one or more other entities with respect to such Trusts under certain circumstances. Therefore, the Primary Liquidity Provider for each such Trust may differ.

Drawings

        The initial amount available under the Primary Liquidity Facilities for the Class G-1 Trust, Class G-2 Trust and the Class C Trust at May 15, 2006, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all aircraft are acquired by the Trusts and that all interest and principal due on or prior to May 15, 2006 is paid, will be $                        , $                        and $                        , respectively. Except as otherwise provided below, the Primary Liquidity Facility for each such Trust will enable the Subordination Agent to make Interest Drawings thereunder on or promptly after any Regular Distribution Date in an amount sufficient to pay interest then due and payable on the certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Primary Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on certificates of such Trust will not exceed the Maximum Available Commitment under such Primary Liquidity Facility. The "Maximum Available Commitment" will be an amount equal to the then Required Amount of such Primary Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Primary Liquidity Facility at such time; provided, however, that following a Downgrade Drawing, Non-Extension Drawing, Special Termination Drawing or a Final Drawing (each as defined below) under a Primary Liquidity Facility, the Maximum Available Commitment thereunder shall be zero. The Primary Liquidity Facility for any such Trust does not provide for drawings thereunder to pay for principal of, Break Amount or Prepayment Premium on the certificates of such Trust or any interest on the certificates of such Trust in excess of the Stated Interest Rate for such Trust or more than six successive quarterly installments of interest thereon or principal of or interest or premium on the certificates of any other Trust. (Primary Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6). In addition, the Primary Liquidity Facility with respect to each such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust.

        "Required Amount" means, with respect to each Primary Liquidity Facility, or the Cash Collateral Account, for any Class, for any day, (i) so long as there is no Interest Drawing made thereunder remaining unreimbursed on such day, the aggregate amount of interest, calculated at the rate per annum equal to the applicable Capped Interest Rate for the related class of certificates, that would be payable on such class of certificates on each of the six successive Regular Distribution Dates immediately following such day, without regard to expected future distributions of principal on such class of certificates or (ii) if one or more Interest Drawings made thereunder remain unreimbursed on such day, the sum of (x) the unreimbursed amount of such Interest Drawing(s) and (y) the product of (A) the Undrawn Percentage and (B) the amount determined pursuant to clause (i) as if no Interest Drawings were outstanding and unreimbursed on such date. The "Undrawn Percentage" as of any date is equal to one hundred percent minus the sum of the Individual Drawn Percentages for the Interest Drawings that are unreimbursed as of such date. The "Individual Drawn Percentage" for any unreimbursed Interest Drawing as of any day is equal to a fraction, expressed as a percentage, the numerator of which is the unreimbursed amount of such Interest Drawing as of such date and the denominator of which is the Required Amount as of the date of each such Interest Drawing, calculated as if no Interest Drawings were outstanding on the date of such Interest Drawing and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date. Repayments of Interest Drawings shall be deemed to have been made in the order in which such Interest Drawings were made. (Liquidity Facilities, Section 1.1) The Pool Balance for purposes of the definition of Required Amount with respect to the Class G-1 and Class G-2 Primary Liquidity Facilities shall, in the event of any Policy Provider Election, be deemed to be reduced by the amount (if positive) by which (a) the then outstanding principal balance of each Series G-1 or Series G-2 Equipment Notes, as applicable, in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note. The Pool Balance for purposes of the definition of Required Amount with respect to the Class C Primary Liquidity Facility shall be the Preferred C Pool Balance as of the applicable date.

        With respect to any Interest Drawings under the Primary Liquidity Facility for any relevant Trust, upon reimbursement of the relevant Primary Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Primary Liquidity Facility will be reinstated by an amount equal to the product of (i) the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction the numerator of which is the amount of such reimbursement (assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of such Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date) but not to exceed the then Required Amount of such Trust; provided, however, that such Primary Liquidity Facility will not be so reinstated at any time after (x) a Liquidity Event of Default shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (y) a Final Drawing, Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing shall have occurred with respect to such Primary Liquidity Facility. Any amounts paid by the Policy Provider to a Primary Liquidity Provider as described in "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Intercreditor Rights—Controlling Party" will not result in the reinstatement of the Maximum Available Commitment for the relevant Primary Liquidity Facility, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will result in the reinstatement of the Maximum Available Commitment for the relevant Primary Liquidity Facility pro tanto by an amount equal to the product of (i) the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction the numerator of which is the amount of such reimbursement (assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of any Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date) unless (x) a Liquidity Event of Default shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (y) a Final Drawing, Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing shall have occurred with respect to such Primary Liquidity Facility. With respect to any other drawings under such Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Promptly following each date on which the Required Amount is reduced as a result of (i) a reduction in the Pool Balance of the certificates of any relevant Trust, or (ii) with respect to the Primary Liquidity Facility for the Class C certificates, a reduction in the Preferred C Pool Balance, the Maximum Available Commitment of the Primary Liquidity Facility for such Trust will be automatically reduced from time to time by an equal amount (as calculated by the Subordination Agent). (Primary Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j)).

        "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding under Title 11 of the United States Code (the "Bankruptcy Code") under which JetBlue is a debtor, (i) any payment default occurring before the date of the order for relief in such proceeding existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration until the expiration of the applicable period, (ii) any payment default occurring after the date of the order for relief in such proceeding but during the Section 1110 Period will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.1)

        If at any time the short-term unsecured debt rating or short-term issuer credit rating (provided, that so long as LBBW is the Primary Liquidity Provider, for Standard & Poor's the "short-term issuer credit rating" shall refer to (x) on or prior to July 18, 2005, LBBW's short-term issuer credit rating with the benefit of state guarantees and (y) after July 18, 2005, LBBW's short-term issuer credit rating without the benefit of state guarantees unless Standard & Poor's has notified the Subordination Agent that another rating would be applicable to LBBW's obligations under the Primary Liquidity Facilities, in which case, such other applicable rating) of any Primary Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating for the relevant class (except under certain circumstances subject to written confirmation of the Rating Agencies that such circumstances will not result in the downgrading, withdrawal or suspension of the ratings of the relevant class of certificates (without regard to the Policies)), and such Primary Liquidity Facility is not replaced with a Replacement Primary Liquidity Facility within ten days of such downgrading and as otherwise provided in the Intercreditor Agreement, such Primary Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Primary Liquidity Facility (the "Downgrade Drawing"). The proceeds of any Downgrade Drawing will be deposited in a cash collateral account (the "Cash Collateral Account") for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)) If a qualified Replacement Primary Liquidity Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Primary Liquidity Provider.

        A "Replacement Primary Liquidity Facility" for any Primary Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the certificates (before the downgrading of such ratings, if any, as a result of the downgrading of any Primary Liquidity Provider and without regard to the Policies) and, in the case of the Class G-1 and Class G-2 Primary Liquidity Facilities only, consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the Required Amount for such Primary Liquidity Facility and issued by a Person having short-term unsecured debt ratings and short-term issuer credit ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

        The Primary Liquidity Facility for each Trust provides that the relevant Primary Liquidity Provider's obligations thereunder will expire upon the making of a Downgrade Drawing, Non-Extension Drawing, Final Drawing or Special Termination Drawing or on the earliest of (i) 364 days after the initial issuance date of the certificates, counting from and including the Issuance Date; (ii) the date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that all of the certificates of such Trust have been paid in full or provision has been made for such payment or are otherwise no longer entitled to the benefits of the Primary Liquidity Facility; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Primary Liquidity Facility has been substituted for such Primary Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent and JetBlue of a Termination Notice from such Primary Liquidity Provider (see "—Termination of Primary Liquidity Facilities" below); and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Primary Liquidity Facility. Each Primary Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods from the date of extension. Under certain circumstances, the Primary Liquidity Provider may extend its Primary Liquidity Facility for a period greater than 364 days to the date that is up to 15 days after the Final Legal Distribution Date for the relevant class of certificates.

        The Intercreditor Agreement will provide for the replacement of any Primary Liquidity Facility for any relevant Trust (other than a Primary Liquidity Facility which expires no earlier than 15 days later than the Final Legal Distribution Date for the related class) in the event that such Primary Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. In the event such Primary Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request the non-extension drawing in an amount equal to the then Maximum Available Commitment thereunder (the "Non-Extension Drawing") and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

        Subject to certain limitations, JetBlue may, at its option (with or without cause), arrange for a Replacement Primary Liquidity Facility at any time to replace any Primary Liquidity Facility for any Trust (including without limitation any Replacement Primary Liquidity Facility described in the following sentence). In addition, subject to certain conditions, if any Primary Liquidity Provider shall determine not to extend any Primary Liquidity Facility, then such Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Liquidity Facility to replace such Primary Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then effective stated expiration date or (ii) at any time after a Non-Extension Drawing has been made. The Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Liquidity Facility at any time after it has extended its Liquidity Facility for more than 364 days to a date that is up to 15 days after the Final Legal Distribution Date for the relevant class of certificates, and after a Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Primary Liquidity Provider. If any Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Primary Liquidity Facility, the funds with respect to such Primary Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

        The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Primary Liquidity Facility from the Primary Liquidity Provider (given as described in "—Termination of Primary Liquidity Facilities" below), the Subordination Agent will request a final drawing (the "Final Drawing") or a special termination drawing (the "Special Termination Drawing"), as applicable, under such Primary Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

        Drawings under any Primary Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Primary Liquidity Facility. Upon receipt of such a certificate, the Primary Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Primary Liquidity Provider of the amount specified in any drawing under the Primary Liquidity Facility, such Primary Liquidity Provider will be fully discharged of its obligations under such Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(f))

Reimbursement of Drawings

        Amounts drawn under any Primary Liquidity Facility by reason of an Interest Drawing, the Special Termination Drawing (other than any portion thereof applied to the payment of interest on the certificates, which is to be treated as an Interest Drawing) or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third London/Stuttgart Business Day following the applicable Primary Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus (x) in the case of an Interest Drawing or the Final Drawing, 1.75% per annum and (y) in the case of the Special Termination Drawing, a specified margin per annum, and thereafter, at Primary Liquidity Facility LIBOR for the applicable interest period (x) in the case of an Interest Drawing or the Final Drawing, plus 1.75% per annum and (y) in the case of the Special Termination Drawing, the specified margin per annum, provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

        "Primary Liquidity Facility LIBOR" means, with respect to any interest period, the interest rate per annum at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Primary Liquidity Provider, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Primary Liquidity Provider, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day two LIBOR Business Days prior to the first day of such interest period for deposits of a duration equal to such interest period (or such other period most nearly corresponding to such period) in an amount substantially equal to the principal amount of the applicable LIBOR advance as of the first day of such interest period. The Primary Liquidity Provider will, if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If fewer than two such quotations can be obtained, the rate will be the Base Rate.

        "Base Rate" means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%).

        The amount drawn under any Primary Liquidity Facility for any relevant Trust by reason of a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing will be treated as follows: (x) such amount will be released on any Distribution Date to the relevant Primary Liquidity Provider to the extent that such amount exceeds the Required Amount; (y) any portion of such amount withdrawn from the Cash Collateral Account for such certificates to pay interest on such certificates will be treated in the same way as Interest Drawings; and (z) the balance of such amount will be invested in specified eligible investments. The Downgrade Drawing or Non-Extension Drawing under any Primary Liquidity Facility (other than any portion thereof applied to the payment of interest on the certificates) will bear interest (x) with respect to a Downgrade Drawing, with respect to the period from the date of borrowing to (but excluding) the third London/Stuttgart Business Day following the Primary Liquidity Provider's receipt of the notice of such Downgrade Drawing, at the Base Rate plus a specified margin per annum, and thereafter at Primary Liquidity Facility LIBOR plus a specified margin per annum for the applicable interest period or, under certain circumstances, for any period, in an amount equal to the investment earnings on the amounts deposited in the relevant Cash Collateral Account plus a specified margin per annum and (y) in the case of a Non-Extension Drawing, in an amount equal to the investment earnings on the amounts deposited in the relevant Cash Collateral Account plus a specified margin per annum; provided that, in each case, the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.06) From and after the date, if any, on which any Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing is converted into a Final Drawing as described under "—Termination of Primary Liquidity Facilities" below, interest shall accrue on such Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing at a rate equal to Primary Liquidity Facility LIBOR for the applicable interest period (or as described above, the Base Rate) plus 1.75% per annum.

Termination of Primary Liquidity Facilities

        Events of Default under each Primary Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes (provided, that during the Delivery Period the aggregate principal amount thereof exceeds $300 million) and (ii) the occurrence of a JetBlue Bankruptcy Event. (Liquidity Facilities, Section 1.01)

        If (i) any Liquidity Event of Default under any Primary Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment

Notes are Performing Equipment Notes, the applicable Primary Liquidity Provider may, in its discretion, give a notice of termination of the related Primary Liquidity Facility (a "Final Termination Notice"). With respect to the Primary Liquidity Facility for the Class C Trust, if a payment event of default has occurred and is continuing for more than 36 months under any Indenture or a payment event of default is continuing as of the 30th day prior to the Final Expected Regular Distribution Date for the Class C certificates, the Primary Liquidity Provider for the Class C Trust may, in its discretion, give a notice of special termination of such Primary Liquidity Facility (a "Class C Special Termination Notice"). With respect to the Primary Liquidity Facilities for the Class G-1 and Class G-2 Trusts, if the aggregate Pool Balance of the Class G-1 and G-2 certificates is greater than the aggregate outstanding principal amount of the Series G-1 and G-2 Equipment Notes (other than any Series G-1 or Series G-2 Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been sold) at any time during the 18-month period prior to the Final Payment Date, the Primary Liquidity Providers for the Class G-1 and Class G-2 Trusts may, in their discretion, give a notice of special termination of such Primary Liquidity Facilities (each a "Class G Special Termination Notice" and, together with the Final Termination Notice and the Class C Special Termination Notice, a "Termination Notice"). The effect of the delivery of a Termination Notice with respect to a Primary Liquidity Facility will be to cause (i) such Primary Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and JetBlue, (ii) the Subordination Agent to request promptly, and the Primary Liquidity Provider under such Liquidity Facility to make, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder, (iii) in the case of a Final Drawing, any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Primary Liquidity Facility, and (iv) all amounts owing to such Primary Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Intercreditor Rights—Controlling Party," a Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

        Any amount on deposit in the Cash Collateral Account for any class of certificates will be withdrawn in full on the first Business Day after the Final Legal Distribution Date for such class of certificates (and upon such withdrawal such Cash Collateral Account will be closed) and will be distributed in accordance with the priorities set forth in the Intercreditor Agreement.

Primary Liquidity Provider

        The initial Primary Liquidity Provider for the Class G-1 Trust, Class G-2 Trust and the Class C Trust will be Landesbank Baden-Württemberg, a bank established in Germany as a public law institution with legal capacity (Rechtsfähige Anstalt des Öffentlichen Rechts).

        LBBW currently has a short-term unsecured debt rating of P-1 from Moody's and a short-term issuer credit rating of A-1+ from Standard & Poor's.

Above-Cap Liquidity Facilities

General

        The above-cap liquidity provider (the "Above-Cap Liquidity Provider" and, together with the Primary Liquidity Provider, the "Liquidity Providers") will enter into three separate irrevocable interest rate cap agreements with the Subordination Agent with respect to the Class G-1 Trust, Class G-2 Trust and Class C Trust (the "Class G-1 Above-Cap Liquidity Facility", "Class G-2 Above-Cap Liquidity Facility", and "Class C Above-Cap Liquidity Facility", respectively, each an "Above-Cap Liquidity Facility").

Payments

        Under each Above-Cap Liquidity Facility, subject to conditions set forth therein, the Above-Cap Liquidity Provider will make payments on any Distribution Date if (i) after giving effect to the provisions of the Intercreditor Agreement (but without regard to drawings under a Primary Liquidity Facility or withdrawals from the Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on any of the Class G-1 certificates, Class G-2 certificates or Class C certificates, and (ii) then effective Three-Month LIBOR exceeds the Capped Three-Month LIBOR, in an amount (an "Above-Cap Payment") equal to (regardless of whether any portion of such amount has been or is being funded by a Primary Liquidity Provider as an Interest Drawing) the excess of (1) an amount equal to the product of (x) the excess of Three-Month LIBOR over the Capped Three-Month LIBOR, multiplied by (y) (A) in the case of the Class G-1 certificates and Class G-2 certificates, the Pool Balance with respect to such class of certificates as of such date (and before giving effect to any distribution on such date) and (B) with respect to the Class C certificates, the Preferred C Pool Balance as of such date (and before giving effect to any distribution on such date), multiplied by (z) the actual number of days elapsed in the applicable interest period divided by 360 over (2) the amount, if any, on deposit in the Above-Cap Account for such class of certificates. Three-Month LIBOR will be deemed not to exceed the Capped Three-Month LIBOR during such period as the Stated Interest Rate applicable to a class of certificates is subject to the Capped Interest Rate as provided in the definition of "Stated Interest Rate." An Above-Cap Payment under an Above-Cap Liquidity Facility will be made to the Subordination Agent, which will immediately deposit such Above-Cap Payment in the Above-Cap Account to be available for withdrawals as described in "Above-Cap Account" below. An Above-Cap Liquidity Facility for a Trust will be available to make payments only as long as the Primary Liquidity Facility is available to be drawn or there are amounts available to be withdrawn in the Cash Collateral Account for the related class of certificates.

        The "Capped Three-Month LIBOR" is 7%* per annum.

*
Indicative only and subject to change.

        The Above-Cap Liquidity Facilities do not provide for payments thereunder to pay, directly or indirectly, principal of, Break Amount or Prepayment Premium on, the Class G-1 certificates, Class G-2 certificates or Class C certificates. (Intercreditor Agreement, Section 3.6) The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Providers for any Above-Cap Payment.

Early Termination

        If at any time (i) the Above-Cap Liquidity Provider for the Class G-1 Trust, Class G-2 Trust or Class C Trust fails to meet the Threshold Rating or (ii) certain other events relating to certain changes in law or other circumstances occur, then such Above-Cap Liquidity Facility may be replaced by a Replacement Above-Cap Liquidity Facility. If such Above-Cap Liquidity Facility is not so replaced within ten days after an event specified in clause (i) above, or within 20 days after an event specified in clause (ii) above, such Above-Cap Liquidity Provider will pay the Subordination Agent for deposit into an account (the "Above-Cap Reserve Account") for the benefit of the Class G-1 certificates, Class G-2 certificates or Class C certificates, as applicable, an amount in cash (the "Above-Cap Reserve Amount") equal to the product of:

  •
  0.256, multiplied by

  •
  20% per annum minus Capped Three-Month LIBOR, multiplied by

  •
  the Pool Balance of the Class G-1 certificates or Class G-2 certificates or the Preferred C Pool Balance in the case of the Class C certificates, as applicable,

plus all other unpaid amounts then due under such Above-Cap Liquidity Facility. Upon such payment, such Above-Cap Liquidity Facility will terminate.

        Any of the Above-Cap Liquidity Facilities may be terminated upon the occurrence of certain other specified events with respect to the applicable Above-Cap Liquidity Provider, without the right of replacement and upon the occurrence of any such event, such Above-Cap Liquidity Provider will be obligated to pay the Above-Cap Reserve Amount into the related Above-Cap Reserve Account.

        A "Replacement Above-Cap Liquidity Facility" for an Above-Cap Liquidity Facility will mean (i) an irrevocable interest rate cap agreement (or agreements) in substantially the form of the replaced Above-Cap Liquidity Facility or in such other form (which may include a letter of credit) or (ii) solely in the event of the Above-Cap Liquidity Provider failing to meet the Threshold Rating, in addition to the Above-Cap Liquidity Facility of such Above-Cap Liquidity Provider, a guarantee of the obligation of such Above-Cap Liquidity Provider by an affiliate thereof (an "ACLF Guarantee"), in each case as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G-1 certificates, Class G-2 certificates or Class C certificates, as applicable (without regard to the Policies and before downgrading of such ratings, if any, as a result of the downgrading of such Above-Cap Liquidity Provider) and which agreement, in the case of clause (i), or ACLF Guarantee, in the case of clause (ii), shall be issued by a person (or persons) having short-term ratings issued by each of Moody's and Standard & Poor's that are equal to or higher than the Threshold Rating and which person, in the case of the Above-Cap Liquidity Provider for the Class G-1 and Class G-2 certificates, shall be consented to by the Policy Provider (which consent shall not be unreasonably withheld or delayed). (Intercreditor Agreement, Section 1.01)

        Amounts will be withdrawn from an Above-Cap Reserve Account and deposited in the related Above-Cap Account as needed, to be used for the same purposes and under the same circumstances, and subject to the same conditions, as Above-Cap Payments under the relevant Above-Cap Liquidity Facility (were such Above-Cap Liquidity Facility still in effect) would be used. Cash deposited into each Above-Cap Reserve Account will be invested in certain specified eligible investments.

        Each Above-Cap Liquidity Facility provides that the Above-Cap Liquidity Provider's obligations thereunder will expire on the earlier of the first Business Day after (i) the Final Legal Distribution Date for the related class of certificates and (ii) the date of payment in full of Final Distributions with respect to the related class of certificates.

Above-Cap Account

        The Subordination Agent will maintain separate accounts for the Class G-1 Trust, Class G-2 Trust and Class C Trust (each an "Above-Cap Account") into which Above-Cap Payments made by the related Above-Cap Liquidity Provider will be deposited. If, on any Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement and after giving effect to any Interest Drawing under the Primary Liquidity Facilities or withdrawals from the related Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on the Class G-1 certificates, Class G-2 certificates or Class C certificates (regardless of whether Three-Month LIBOR is lower or higher than Capped Three-Month LIBOR), the Subordination Agent shall make a withdrawal from the relevant Above-Cap Account to the extent funds are available in such Above-Cap Account (after giving effect to any Above-Cap Payment or any equivalent transfer required from the related Above-Cap Reserve Account) to fund such shortfall.

        Amounts deposited into the Above-Cap Account are not available to pay principal of or any Prepayment Premium on, or Break Amount (if any) with respect to, the Class G-1 certificates,

Class G-2 certificates or Class C certificates. On the earlier of the first Business Day after (i) the Final Legal Distribution Date for the related class of certificates and (ii) the date of payment in full of Final Distributions with respect to the related class of certificates, the Subordination Agent will pay to the Class G-1, Class G-2 or Class C Above-Cap Liquidity Provider, as applicable, an amount equal to the sum of the amounts remaining in the Above-Cap Account and the applicable Above-Cap Reserve Account, if any.

        Amounts available under the Above-Cap Liquidity Facilities for the Class G-1 certificates and Class G-2 certificates, together with the maximum amount of Interest Drawings available under the Primary Liquidity Facilities for the Class G-1 certificates and Class G-2 certificates, are expected to be sufficient to pay interest (calculated at the Stated Interest Rate applicable to the Class G-1 certificates and Class G-2 certificates) on the Class G-1 certificates and Class G-2 certificates on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal of such certificates).

        Amounts available under the Above-Cap Liquidity Facility for the Class C certificates, together with the maximum amount of Interest Drawings available under the Primary Liquidity Facility for the Class C certificates, is expected to be sufficient to pay interest (calculated at the Stated Interest Rate for the Class C certificates) on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal) on the Preferred C Pool Balance of the Class C certificates.

Above-Cap Liquidity Provider

        The initial Above-Cap Liquidity Provider for the Class G-1 Trust, Class G-2 Trust and Class C Trust will be Citibank, N.A. Citibank, N.A. has a short-term unsecured debt rating of P-1 from Moody's and a short-term issuer credit rating of A-1 from Standard & Poor's.

DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT

        The following summary describes certain terms of the policies and certain provisions of the policy provider agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Policies, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. The provisions of the Policies are substantially identical except as otherwise indicated.

The Policies

        The Policy Provider will issue two financial guarantee insurance policies (each, a "Policy" and together the "Policies") in favor of the Subordination Agent for the benefit of the holders of the Class G-1 and Class G-2 certificates, respectively. The Policies do not cover any amounts payable on the Class C certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for the relevant class of certificates under the following five circumstances:

Interest Drawings

        If, on any Regular Distribution Date (other than the Final Legal Distribution Date) for the Class G-1 or G-2 certificates, after giving effect to

  •
  the application of funds in accordance with the priorities set forth under "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions,"

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  the application of any amounts available to the Escrow Agent in the Paying Agent Account for such class in respect of accrued interest on the deposits for such class,

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  any drawings paid under the Primary Liquidity Facility for such class in respect of accrued interest on the certificates of such class,

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  any withdrawal of funds from the Cash Collateral Account for such class in respect of such interest,

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  any withdrawal of funds from the Above-Cap Account for such class in respect of such interest, and the Subordination Agent (or, in the case of the Escrow Receipts, the Paying Agent) does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the certificates of such class (or the attached Escrow Receipts) at the applicable Stated Interest Rate and, without duplication, accrued and unpaid interest on any deposit relating to the Escrow Receipts attached to such certificates, the Subordination Agent is to request a Policy Drawing under the Policy for such class in an amount sufficient to enable the Subordination Agent to pay such interest.

Proceeds Deficiency Drawing

        If the Subordination Agent receives a Special Payment (other than a Special Payment arising from the exercise of the Class C Buy-Out) consisting of proceeds of the Disposition of any Defaulted Series G Equipment Note or the related Collateral under (and as defined in) the related Indenture, on any Policy Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, the Policy Provider will pay, after giving effect to the application of any Disposition proceeds and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) Prior Funds, the amount, if any, required to reduce the Pool Balance of such class of certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest from the immediately preceding Regular Distribution Date on the amount of such reduction (a "Proceeds Deficiency Drawing"). The Subordination Agent is to give prompt notice to each Trustee, JetBlue, the Primary Liquidity Providers and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date.

No Proceeds Drawing

        On the first Policy Business Day (which shall be a Special Distribution Date) that is 21 months after the last date on which full payment was made on a Series G-1 or Series G-2 Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if the Subordination Agent or the Class G-1 and Class G-2 Trustee, as the case may be, has not received a Special Payment constituting proceeds from the sale of such Defaulted Series G Equipment Note or the related Collateral (as defined in the Indenture relating to such Defaulted Series G Equipment Note) (including, without limitation, proceeds received in connection with the exercise of the Class C Buy-Out), then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy for such Trust in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, JetBlue, the Primary Liquidity Providers and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy for such Trust in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

        Notwithstanding the foregoing, at the end of any such 21-month period the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, by giving notice to the Subordination Agent at least five days prior to the end of such 21-month period, elect (the "Policy Provider Election") instead to pay:

  •
  on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Notes (without regard to the acceleration thereof) during such 21-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related Cash Collateral Account and the related Above-Cap Account); and

  •
  thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest (each interest payment being an "Election Interest Payment") payable on the Defaulted Series G Equipment Notes on the related Payment Date (without regard to any acceleration thereof or any funds available under any Liquidity Facility, any Cash Collateral Account or any Above-Cap Account) until the establishment of an Election Distribution Date (as defined below) or a Special Distribution Date as provided below.

        Following a Policy Provider Election, on any Policy Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing under the related Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Notes (less any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Notes) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 or Class G-2 certificates, as applicable, from the immediately preceding Regular Distribution Date to such Special Distribution Date.

        Further, after a Policy Provider Election under a Policy, following the occurrence and continuation of a Policy Provider Default, the Subordination Agent shall, on a Policy Business Day specified by the Subordination Agent upon 20 days' notice to the Policy Provider (such specified Policy Business Day, an "Election Distribution Date," which shall be a Special Distribution Date), be required to make a Policy Drawing under such Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Notes (less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Notes) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 or Class G-2 certificates, as applicable, from the immediately preceding Regular Distribution Date to such Election Distribution Date.

        Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 21-month period, endorse the related Policy (if not already endorsed to so provide) to provide for the payment to the Primary Liquidity Provider with respect to the Class G-1 certificates and the Primary Liquidity Provider with respect to the Class G-2 certificates of interest accruing on the outstanding drawings of the related Primary Liquidity Facilities from and after the end of such 21-month period as and when such interest becomes due in accordance with such Primary Liquidity Facilities ("Excess Interest Policy Drawings").

Final Policy Drawing

        If on the Final Legal Distribution Date of the Class G-1 or Class G-2 certificates, after giving effect to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid Break Amount and Prepayment Premium) on such certificates, the Subordination Agent shall request a Policy Drawing under the Policy for such class in an amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as at such date but excluding any accrued and unpaid Break Amount and Prepayment Premium) on such certificates.

Avoidance Drawing

        If at any time the Subordination Agent has actual knowledge of the issuance of any Final Order prior to the expiration of either Policy, the Subordination Agent is to give prompt notice to each Trustee, each Liquidity Provider and the Policy Provider of such Final Order and establishing as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of such Policy and the Business Day that immediately follows the 25th day after that notice. With respect to that Special Distribution Date, the Subordination Agent is to request a Policy Drawing for the relevant Avoided Payment (an "Avoidance Drawing") and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such Final Order.

General

        All requests by the Subordination Agent for a Policy Drawing under any Policy are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Avoided Payment, at least three Business Days prior to) the applicable Distribution Date and in the form required by such Policy and delivered to the Policy Provider in accordance with such Policy. All proceeds of any Policy Drawing are to be deposited by the Subordination Agent in the related policy account established by the Subordination Agent pursuant to the Intercreditor Agreement (a "Policy Account") and from there paid to the Trustee or Escrow Agent, as the case may be, for such Trust for distribution to the holders of the certificates issued by such Trust without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Avoided Payments, however, all or part of the Policy Drawing will be paid directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy to the extent such amounts have not been paid by the certificateholders. That portion of any Election Interest Payment with respect to any Defaulted Series G Equipment Note which is for interest that was previously paid pursuant to Interest Drawings that remain outstanding under the relevant Primary Liquidity Facility shall be paid directly to the relevant Primary Liquidity Provider as reimbursement for such Interest Drawing or to the related Cash Collateral Account or related Above-Cap Reserve Account as replenishment for such withdrawal, as applicable. Excess Interest Policy Drawings shall be made directly to the applicable Primary Liquidity Provider. If any request for a Policy Drawing is rejected because it does not satisfy the requirements of the relevant Policy, the Subordination Agent will resubmit the request so as to satisfy those requirements.

        Each Policy provides that if such a request for a Policy Drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under such Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or on the next Policy Business Day (if the request is received after that time).

        The Policy Provider will be subrogated to all of the rights of the holders of the Class G-1 and Class G-2 certificates to payment on such certificates to the extent of the payments made under the related Policy. Once any payment made under a Policy is received by the Subordination Agent (or, in the case of payments made in respect of Escrow Receipts, the Paying Agent), the Policy Provider will have no further obligation in respect of those payments, regardless of whether or not the funds are properly distributed by the Subordination Agent, the Paying Agent or the relevant Trustee. The Policy Provider shall not be required to make any payment except at the times and in the amounts expressly set forth in the Policies.

        The Policies do not cover (i) shortfalls, if any, attributable to the liability of the Class G-1 or Class G-2 Trusts, the Class G-1 or Class G-2 Trustee, the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any Break Amount, Prepayment Premium or other accelerated payment, which at any time may become due on or with respect to the Class G-1 or Class G-2 certificates or the related Escrow Receipts, or (iii) any failure of the Subordination Agent or the Trustee of such Trust to make any payment due to the holders of the Class G-1 or Class G-2 certificates for the Class G-1 or Class G-2 Trust, as the case may be, from funds received.

        The Policy Provider's obligation under each Policy will be discharged to the extent that funds are received by the Subordination Agent for distribution to the Trustee for such Trust and the holders of the related class of certificates or the applicable Escrow Agent and the holders of Escrow Receipts attached to such certificates, whether or not the funds are properly distributed by the Subordination Agent, the applicable Escrow Agent or the Trustee for such Trust.

        Each Policy is noncancellable. The Policy for the Class G-1 or Class G-2 Trust, as the case may be, expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which the certificates issued by such Trust have been paid in full, unless an Insolvency Proceeding exists, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of a Avoided Payment. No portion of the premium under the Policy is refundable for any reason including payment, or provision being made for payment.

        Each Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.

The Policy Provider Agreement

        The Subordination Agent, JetBlue, the Class G-1 Trustee, the Class G-2 Trustee and the Policy Provider will enter into an insurance and indemnity agreement (the "Policy Provider Agreement") to be dated as of the Issuance Date. Under the Policy Provider Agreement, the Subordination Agent will agree to reimburse the Policy Provider for drawings paid under the Policies. These rights to reimbursement from the Subordination Agent are subject, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to the priorities set forth in the Intercreditor Agreement. Pursuant to a policy fee letter (the "Policy Fee Letter"), JetBlue and the Subordination Agent (but without duplication) will agree to pay the Policy Provider a premium for the Policies based on the Pool Balance of the Class G-1 and Class G-2 certificates and a fee in connection with certain prepayments of the certificates and to reimburse the Policy Provider for certain expenses.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

        The following summary describes certain provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers, the Policy Provider and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement, which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. Upon request, copies of the Intercreditor Agreement will be furnished to any prospective investor in the certificates. Requests for such agreement should be addressed to the Trustees.

Intercreditor Rights

Controlling Party

        Pursuant to the Intercreditor Agreement, the Trustees, the Policy Provider and the Liquidity Providers will agree that, with respect to any Indenture, at any time the Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder, subject to certain limitations, by the Controlling Party, including acceleration of such Equipment Notes, foreclosing the lien on the aircraft securing such Equipment Notes and directing the Loan Trustee to vote the Equipment Notes in a bankruptcy proceeding of JetBlue, in each case, in accordance with their terms. See "DESCRIPTION OF THE CERTIFICATES—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and below at "—Voting of Equipment Notes" for a description of the rights of the certificateholders of each Trust to direct the respective Trustees under certain circumstances.

        The "Controlling Party" will be:

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  The Policy Provider, or (i) if a Policy Provider Default has occurred and is continuing or (ii) if the Policy Provider has been released from its obligations under the Policies (and such Policies have been returned to the Policy Provider) and all Policy Provider Amounts have been paid in full, until the payment of the Final Distributions to the holders of the Class G-1 and Class G-2 certificates, the Class G-1 Trustee and Class G-2 Trustee jointly, acting upon the instructions of the holders of a majority of the aggregate fractional undivided interests in both the Class G-1 Trust and Class G-2 Trust, voting as one class;

  •
  upon payment of (i) Final Distributions to the holders of the Class G-1 certificates and the Class G-2 certificates and (ii) unless a Policy Provider Default has occurred and is continuing, all Policy Provider Amounts, the Class C Trustee;

  •
  provided that, if the Policy Provider makes a Policy Drawing in respect of a Avoided Payment after the payment of Final Distributions to the holders of the Class G-1 and Class G-2 certificates, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the Controlling Party until no Policy Provider Amounts remain outstanding, thereafter, the Class C Trustee.

        Notwithstanding the foregoing, at any time (A) after 18 months from the earliest to occur of (i) the date on which the entire available amount under any Primary Liquidity Facility shall have been drawn (excluding a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing that has been converted to a Final Drawing under such Primary Liquidity Facility), (ii) the date on which the entire amount of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates, and (iii) the date on which all Equipment Notes shall have been accelerated (provided, that prior to the Delivery Period Termination Date the aggregate outstanding principal amount thereof exceeds $300 million) and (B) in the case of clause (A)(i), such Drawings shall have remained unreimbursed during such 18-month period and remain unreimbursed at such time, and in the case of clause (A)(ii), the amount of such withdrawals, have not been redeposited into the relevant Cash Collateral Account or reimbursed to applicable Primary Liquidity Provider, as the case may be, during such 18-month period and have not been so redeposited or reimbursed as of such time, the Primary Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under any of its Primary Liquidity Facilities) will have the right to elect to become the Controlling Party with respect to any Indenture, provided that if the Policy Provider pays within 15 Business Days after receipt of written notice from such Liquidity Provider to all of the Primary Liquidity Providers all outstanding drawings and interest thereon owing to all of the Primary Liquidity Providers (as so determined) under the Class G-1, Class G-2 and Class C Primary Liquidity Facilities including all interest accrued thereon to such date, the Policy Provider shall remain the Controlling Party (x) so long as no Policy Provider Default has occurred and is continuing and (y) the Policy Provider thereafter pays to each Primary Liquidity Provider all subsequent drawings with respect to the Class G-1 and Class G-2 certificates together with interest thereon under the related Primary Liquidity Facility as and when such obligations come due, provided, further, however, that upon any such Policy Provider Default or the failure to comply with clause (y), such Primary Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding shall be the Controlling Party.

        Notwithstanding the foregoing, if any holders of the Class C certificates exercise the Class C Buy-Out under an Indenture as described in "Buy Out Right" below, the holders of the majority in aggregate unpaid principal amount of such Series G-1 and Series G-2 Equipment Notes shall be the Controlling Party with respect to such Indenture.

        For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) will irrevocably agree, and the certificateholders (other than the certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall (subject to the limitations specified therein) exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "DESCRIPTION OF THE EQUIPMENT NOTES—General—Remedies" and to exercise certain other voting rights, see below at "—Voting of Equipment Notes."

Buy Out Right

        If an Indenture Event of Default under an Indenture has occurred and is continuing, (A) during the period commencing upon the occurrence of such Indenture Event of Default and ending on the date occurring six months after the earlier of (x) the acceleration of the Equipment Notes issued under such Indenture or (y) the occurrence of a JetBlue Bankruptcy Event and (B) at any time after such Indenture Event of Default has occurred and been continuing for five years without an Actual Disposition Event occurring with respect to the Equipment Notes issued under such Indenture, with 30 days' written notice to the Policy Provider, the Subordination Agent, the Class G-1 Trustee and Class G-2 Trustee and the Class C certificateholders, all, but not less than all, of the Series G-1 and Series G-2 Equipment Notes issued with respect to such Indenture may be purchased from the Class G-1 Trustee and the Class G-2 Trustee by a holder of the Class C certificates. If prior to the end of such 30 day period, any other holder of the Class C certificates notifies the purchasing Class C certificateholder, the Policy Provider and the Subordination Agent that it wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase such Equipment Notes pro rata based on the interest in the Class C Trust held by each certificateholder.

        Upon each purchase by Class C certificateholders of Series G-1 and Series G-2 Equipment Notes pursuant to the Class C Buy-Out (such certificateholders, the "Class C Purchasers"), on such date of purchase (each, a "Purchase Date") the Class C Purchasers shall (i) pay to the Class G-1 Trustee and the Class G-2 Trustee the respective outstanding principal amount of such Series G-1 or Series G-2 Equipment Note held by such Trustee (less the amount of any Policy Drawings paid in respect of principal of such Equipment Note), together with any accrued and unpaid interest in respect of such Equipment Notes (but not to exceed the amount of interest payable on that portion of the Class G-1 or Class G-2 certificates corresponding to such Series G-1 or Series G-2 Equipment Note), to but not including such Purchase Date, and Break Amount, if any, but without any Prepayment Premium, and (ii) pay to the Policy Provider the amount of any Policy Drawings paid in respect of such Equipment Note. The amounts received by the Class G-1 and Class G-2 Trustees from the Class C Purchasers attributable to principal of the purchased Series G-1 and G-2 Equipment Notes shall be distributed to the holders of the Class G-1 and Class G-2 certificates, respectively, in reduction of the Pool Balance of their certificates and the amounts attributable to interest and Break Amount shall be distributed to such certificateholders as interest in respect of the amount of such reduction in the Pool Balance.

        On each Purchase Date, the Class C Purchasers shall also pay (i) to each Primary Liquidity Provider an amount equal to the product of (A) the amount of any outstanding Liquidity Obligations owing to such Primary Liquidity Provider as of such Purchase Date and (B) the Buy-Out Fraction and (ii) to the Policy Provider an amount equal to the product of (A) the amount of any outstanding Policy Provider Obligations owing to the Policy Provider in respect of (x) any Interest Drawings paid by the Policy Provider due to a failure of any Liquidity Provider to perform its obligations under the related Liquidity Facility and any accrued and unpaid interest on such Interest Drawings and (y) if the Policy Provider has elected to pay the Primary Liquidity Provider all outstanding Drawings and interest thereon owing to the Primary Liquidity Provider, the amount of such outstanding Drawings and interest thereon (after application of any available funds in the applicable Cash Collateral Account resulting from a Non-Extension Drawing or Downgrade Drawing paid by such Primary Liquidity Provider) and (B) the Buy-Out Fraction. The "Buy-Out Fraction" shall be a fraction, the numerator of which will be the aggregate amount of interest due and owing on such Purchase Date on the Equipment Notes issued under the Indenture pursuant to which the Series G-1 and Series G-2 Equipment Notes being purchased on such Purchase Date were issued, and the denominator of which will be the aggregate amount of interest due and owing on such Purchase Date on all Equipment Notes issued under Indentures with respect to which an Actual Disposition Event has not occurred. For the avoidance of doubt, the payment by the Class C Purchasers of any Liquidity Obligations and/or Policy Provider Obligations pursuant to the Class C Buy-Out shall not discharge, alter or modify any rights, duties or obligations of the Primary Liquidity Provider or the Policy Provider under the Primary Liquidity Facilities or the Policies, respectively.

        Upon payment of the Liquidity Obligations (or Policy Provider Obligations, as the case may be) in connection with a Class C Buy-Out, the Class C Purchasers shall be subrogated to the right of the Primary Liquidity Providers in respect of such Liquidity Obligations (or the Policy Provider in respect of such Policy Provider Obligations) under the Intercreditor Agreement and shall rank in right of payment equally with any Liquidity Obligations owing to the Primary Liquidity Providers (or Policy Provider Obligations owing to the Policy Provider, as the case may be).

        After one or more holders of the Class C certificates have purchased any Series G-1 and Series G-2 Equipment Notes, any proceeds or payments made with respect to such Series G-1 and Series G-2 Equipment Notes (other than interest accrued on such Equipment Notes prior to the Regular Distribution Date occurring immediately prior to the Purchase Date for such Equipment Notes, which amount of interest will be paid to the Subordination Agent for application in accordance with the terms of the Intercreditor Agreement) will be paid directly to the holders of such Equipment Notes pro rata and will not be subject to the subordination provisions of the Intercreditor Agreement.

Any proceeds or payments made with respect to any Series C Equipment Notes issued under the related Indenture will continue to be paid to the Subordination Agent and be subject to the subordination provisions of the Intercreditor Agreement.

Sale of Equipment Notes or Aircraft

        Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, the Controlling Party may direct the acceleration of the Equipment Notes issued thereunder, and, subject to the provisions of the immediately following sentence, may direct the Subordination Agent to sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. In exercising remedies, during the period from the occurrence of an event of default under any Indenture to the date occurring nine months after the earlier of (1) the acceleration of the Equipment Notes under such Indenture or (2) the occurrence of a JetBlue Bankruptcy Event, without the consent of each Trustee, no aircraft subject to the lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.1(a)).

Lease of Aircraft

        In exercising remedies, during the period from the occurrence of an event of default under any Indenture to the date occurring nine months after the earlier of: (1) the acceleration of the Equipment Notes issued under such Indenture or (2) the occurrence of a JetBlue Bankruptcy Event, the Controlling Party may not lease the aircraft subject to the lien of that Indenture unless either (x) the rent payments under such lease are sufficient to pay in full the Scheduled Payments of principal and interest on the Equipment Notes issued under such Indenture that become due during the term of such lease or (y) the term of such lease (including any renewal option exercisable by the lessee) does not exceed one year. (Intercreditor Agreement, Section 4.1(a)).

Post Default Appraisals

        With respect to any Indenture, upon (i) the occurrence of a payment default under such Indenture, (ii) the commencement of the exercise of remedies under such Indenture or (iii) the occurrence of a Triggering Event, the Subordination Agent will, unless, in the case of (i) above, any such event described in clause (i) ceases to be in effect, be required to obtain three desktop appraisals from the Appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distress value of the aircraft subject to such Indenture (each such appraisal, a "Post Default Appraisal" and the current market value appraisals being referred to herein as the "CMV Appraisals"). For so long as the event set forth in clauses (i), (ii) or (iii) above shall be continuing, the Subordination Agent will be required to obtain additional Post Default Appraisals on the date that is 364 days from the date of the most recent Post Default Appraisal and if a JetBlue Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Post Default Appraisal. If (x) on any Regular Distribution Date the Subordination Agent has insufficient funds to make the scheduled payments of principal and interest distributable on the certificates and (y) a Triggering Event has occurred, the Subordination Agent will obtain Post Default Appraisals for each of the aircraft and shall obtain additional Post Default Appraisals annually thereafter. As of any date of determination for an aircraft, the lower of the median or mean of the most recent CMV Appraisals shall be the "Appraised Current Market Value" of such aircraft.

        After the Subordination Agent has requested the Appraisers to deliver the initial Post Default Appraisals the Subordination Agent will establish and maintain a non-interest bearing account (the "Reserve Account") for the benefit of the certificateholders. The Reserve Account will be funded initially up to the amount of $75,000 (the "Reserve Amount") from amounts distributed under the Intercreditor Agreement pursuant to the terms thereof prior to distributions on the certificates. The

Subordination Agent shall have the right to withdraw funds from the Reserve Account solely to pay for the initial and any subsequent Post Default Appraisals and the Reserve Account will be replenished up to the Reserve Amount in accordance with the terms of the Intercreditor Agreement; provided, that, except for the initial funding of the Reserve Account up to the Reserve Amount, no more than $25,000 will be deposited in the Reserve Account in any calendar year and the amount on deposit in the Reserve Account shall not exceed $75,000 at any time. See "DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions."

Priority of Distributions

        Subject to the terms of the Intercreditor Agreement, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  (1)
  to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, the Primary Liquidity Provider, the Policy Provider or any Trustee or to reimburse any certificateholder, the Primary Liquidity Provider or the Policy Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the acquisition of the Post Default Appraisals or the protection or realization of the value of the Equipment Notes or any Collateral (the "Administration Expenses") or, if the Subordination Agent shall have requested the initial Post Default Appraisals, to fund or replenish the Reserve Account up to the Reserve Amount, but in no event (other than the initial funding of the Reserve Account) more than $25,000 in the aggregate during any calendar year;

  (2)
  to the Primary Liquidity Provider to pay the Liquidity Expenses and to the Policy Provider to pay the Policy Expenses, pro rata;

  (3)
  to the Primary Liquidity Provider, to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider) and to the Policy Provider to pay interest accrued on certain Policy Provider Obligations (as provided in clause (ii) of the definition thereof), if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings, and to pay the Primary Liquidity Provider the outstanding amount of any Special Termination Drawing, pro rata;

  (4)
  (A) if applicable, with respect to any particular Primary Liquidity Facility, to replenish the related Cash Collateral Account up to the Required Amount for the related class of certificates (calculated as if there is no unreimbursed Interest Drawing under such Primary Liquidity Facility) unless (a) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Primary Liquidity Facility or (b) a Final Drawing shall have occurred under such Primary Liquidity Facility or (B) if clause (A) is inapplicable, to the Primary Liquidity Provider (or the Policy Provider with respect to any Interest Drawing made by the Policy Provider due to a failure of any Liquidity Provider to perform its obligations under the related Liquidity Facility), to pay the outstanding amount of all remaining Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities, pro rata;

  (5)
  if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed to replenish the related Cash Collateral Account pursuant to clause (4)(A) above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed drawings (whether or not then due) under such Primary Liquidity Facility over (y) the Required Amount for the relevant Primary Liquidity Facility, pro rata;

  (6)
  if the Above-Cap Reserve Accounts have been previously funded, to replenish the Above-Cap Reserve Accounts in an amount equal to the Above-Cap Reserve Amount, as recalculated as of such date (less any amount then on deposit in the Above-Cap Account) unless (i) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (ii) a Final Drawing shall have occurred under such related Primary Liquidity Facility;

  (7)
  to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any certificateholder;

  (8)
  to pay unpaid interest at the Stated Interest Rate on the Pool Balance of the Class G-1 and Class G-2 certificates to the holders of the Class G-1 and Class G-2 certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust);

  (9)
  to pay unpaid Adjusted Interest on the Class C certificates to the holders of the Class C certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust);

  (10)
  to pay the Expected Distributions on the Class G-1 and Class G-2 certificates to the holders of Class G-1 and Class G-2 certificates;

  (11)
  to the Policy Provider, to pay the Policy Provider Obligations (other than amounts payable pursuant to clauses (1), (2), (3) and (4) above and any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter to the Policy Provider;

  (12)
  to pay interest at the Stated Interest Rate on the Pool Balance of the Class C certificates which was not previously paid pursuant to clause (9) above to the holders of the Class C certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust);

  (13)
  to pay Expected Distributions on the Class C certificates to the holders of Class C certificates;

  (14)
  to pay any Excess Reimbursement Obligations to the Policy Provider;

  (15)
  if the Above-Cap Reserve Accounts have been previously funded, to the Above-Cap Reserve Accounts in an amount equal to the Above-Cap Reserve Amount (as recalculated as of such date) unless (i) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (ii) a Final Drawing shall have occurred under such related Primary Liquidity Facility; and

  (16)
  such amount then remaining shall be deposited in the Collection Account for distribution on the next Distribution Date.

        (Intercreditor Agreement, Section 3.2)

        "Liquidity Expenses" means all amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements other than any interest accrued thereon or the amount of any drawing under the Liquidity Facilities.

        "Policy Expenses" means all amounts (including amounts in respect of expenses or indemnities) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than (i) any amounts due under the Policy Fee Letter, (ii) the amount of any Excess Reimbursement Obligations, (iii) any Policy Drawing and interest accrued thereon, (iv) any interest accrued on any Policy Provider Obligation, (v) reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider, (vi) any indemnity payments owed to the Policy Provider and (vii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Intercreditor Agreement, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

        "Liquidity Obligations" means all principal, interest, fees and other amounts owing to a Liquidity Provider under its Primary Liquidity Facility or certain other agreements.

        "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities (to the extent not included in Policy Expenses) due to the Policy Provider under the Policy Provider Agreement but shall not include (i) any amounts under the Policy Fee Letter and (ii) any interest on Policy Drawings except, if the Class G-1 or Class G-2 Primary Liquidity Provider has failed to honor any Interest Drawing, interest on any Policy Drawing made to cover the shortfall attributable to such failure by the Class G-1 or Class G-2 Liquidity Providers in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of six such Policy Drawings.

        "Policy Drawing" means any payment of a claim under the Policies.

        "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G-1 and G-2 Equipment Notes in respect of which the Policy Provider Election has been made in excess of 21 months of interest at the interest rate applicable to such Equipment Notes, (b) any interest on the Liquidity Obligations in respect of the Class G-1 and Class G-2 Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider from and after the end of the 21-month period referred to under the caption "DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT—The Policies—No Proceeds Drawing," and (c) interest on Policy Drawings as set forth in the Policy Provider Agreement (other than any such interest that constitutes a Policy Provider Obligation).

        "Adjusted Interest" means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the current Distribution Date, on the Preferred C Pool Balance on such Distribution Date and (B) on the principal amount calculated pursuant to clauses (i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date, for each day during the period, for each such Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Equipment Note, Aircraft or Collateral, as the case may be.

        "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

        "Expected Distributions" means, with respect to the certificates of any Trust on any Distribution Date, the difference between (x) the Pool Balance of such certificates as of the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such Trust) and (y) the Pool Balance of such certificates as of the current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payment has been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such Trust);

        For purposes of calculating Expected Distributions with respect to the certificates of any Trust, any Break Amount or Prepayment Premium paid on the Equipment Notes held in such Trust that has not been distributed to the certificateholders of such Trust (other than such Break Amount, Prepayment Premium or a portion thereof applied to the payment of interest on the certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

        Interest Drawings under the Primary Liquidity Facility and withdrawals from the Cash Collateral Account and withdrawals from the Above-Cap Account, in each case in respect of interest on the certificates of any relevant Trust, will be distributed to the Trustee for such Trust and drawings under the respective Policy will be distributed to the Class G-1 Trustee and Class G-2 Trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any relevant Trust that are in excess of the applicable Required Amount will be paid to the applicable Primary Liquidity Provider.

Voting of Equipment Notes

        In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, supplement, approval, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the Participation Agreement or other related document), (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request direction from the Trustee of the Trust which holds each series of such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee except that so long as the Final Distribution on the Class G-1 and Class G-2 certificates has not been made or any Policy Provider Amounts remain outstanding and no Policy Provider Default shall have occurred and be continuing the Subordination Agent shall request directions from the Policy Provider rather than the Class G-1 Trustee and Class G-2 Trustee with respect to the Series G-1 and G-2 Equipment Notes held in the Class G-1 Trust and Class G-2 Trust and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of each affected certificateholder, the Liquidity Providers and the Policy Provider, (i) reduce the amount of principal or interest payable by JetBlue under any Equipment Note issued under any Indenture or amend Schedule I of any Indenture, (ii) modify any of the provisions of Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), 6.01 or 6.02 of any Indenture, the definitions of "Collateral," "Event of Default," "Default," "Majority in Interest of Note Holders," "Three-Month LIBOR," "Break Amount," "Prepayment Premium" or "Note Holder," or the percentage of Note Holders required to take or approve any action under the Indentures,

(iii) reduce, modify or amend any indemnities in favor of the Loan Trustee or the Note Holders (except that the Loan Trustee may consent to any waiver or reduction of an indemnity payable to it), or (iv) permit the creation of any Lien on the Collateral (as defined in the relevant Indenture) or any part thereof other than Permitted Liens (as defined in the Indentures) or deprive any Note Holder of the benefit of the Lien of such Indenture on the Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 9.1 (b))

List of Certificateholders

        Upon the occurrence and during the continuation of an Indenture Event of Default the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC's books as holding interests in the certificates.

Reports

        Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of JetBlue to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, Primary Liquidity Providers, Policy Provider, Rating Agencies and JetBlue a statement setting forth the following information:

  (i)
  after a bankruptcy of JetBlue, with respect to each aircraft, whether such aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by JetBlue under Section 1110(a) of the Bankruptcy Code; (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

  (ii)
  to the best of the Subordination Agent's knowledge, after requesting such information from JetBlue, (A) whether the aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft, and (C) location of the Engines (as defined in the Indentures);

  (iii)
  the current Pool Balance of the certificates and outstanding principal amount of all Equipment Notes;

  (iv)
  the expected amount of interest which will have accrued on the Equipment Notes and on the certificates as of the next Regular Distribution Date;

  (v)
  the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

  (vi)
  details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and source of payment (by Aircraft and party);

  (vii)
  if any Primary Liquidity Provider has made a Final Drawing;

  (viii)
  the amounts currently owed to any Primary Liquidity Provider;

  (ix)
  the amounts drawn under each Liquidity Facility;

  (x)
  the amounts owed to the Policy Provider; and

  (xi)
  after the occurrence of a JetBlue Bankruptcy Event, any operational reports filed by JetBlue with the Bankruptcy Court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

        Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. JetBlue and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, Attention: Corporate Trust Administration.

        The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance or the appointment and assumption of its obligations by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

        The aircraft consist of fifteen Airbus A320-232 aircraft, all of which will be newly or recently delivered by the manufacturer at the time that the Equipment Notes relating thereto are issued. The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

        The Airbus A320-232 series aircraft is a medium range aircraft, which, in JetBlue's current configuration, has a seating capacity of approximately 156 passengers. The engine type utilized on JetBlue's A320-232 aircraft will be the International Aero Engines V2527-A5.

The Appraisals

				Initial Appraiser's Valuation(2)
Aircraft Type	Expected Registration Number	Expected Manufacturer's Serial Number	Scheduled Delivery Month(1)
				AISI	AvSolutions	MBA
Airbus A320-232	N603JB	2352	January 2005	$48,620,000	$47,220,000	$43,440,000
Airbus A320-232	N605JB	2368	February 2005	48,720,000	47,350,000	43,510,000
Airbus A320-232	N606JB	2384	February 2005	48,720,000	47,350,000	43,510,000
Airbus A320-232	N607JB	2386	March 2005	48,820,000	47,480,000	43,580,000
Airbus A320-232	N608JB	2415	April 2005	48,920,000	47,630,000	43,650,000
Airbus A320-232	N612JB	2430	May 2005	49,020,000	47,760,000	43,730,000
Airbus A320-232	N613JB	TBD	June 2005	49,120,000	47,890,000	43,800,000
Airbus A320-232	N615JB	TBD	June 2005	49,120,000	47,890,000	43,800,000
Airbus A320-232	N618JB	TBD	July 2005	49,090,000	47,920,000	43,720,000
Airbus A320-232	N621JB	TBD	July 2005	49,090,000	47,920,000	43,720,000
Airbus A320-232	N623JB	TBD	August 2005	49,190,000	48,050,000	43,798,000
Airbus A320-232	N624JB	TBD	August 2005	49,190,000	48,050,000	43,798,000
Airbus A320-232	N625JB	TBD	October 2005	49,400,000	48,310,000	43,940,000
Airbus A320-232	N627JB	TBD	November 2005	49,500,000	48,440,000	44,010,000
Airbus A320-232	N629JB	TBD	November 2005	49,500,000	48,440,000	44,010,000

(1)
Reflects the scheduled delivery month under JetBlue's purchase agreement with the manufacturer. The actual delivery date for any aircraft may be delayed or accelerated. See "—Deliveries of Aircraft" below.

(2)
The appraised base value of each aircraft is based on the lesser of the average and median base values of each aircraft, as appraised by each Initial Appraiser.

        The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI"), AvSolutions, Inc. ("AvSolutions") and Morten Beyer and Agnew, Inc. ("MBA") (collectively, the "Initial Appraisers"). Each Initial Appraiser was asked to provide its opinion as to the appraised base value of each aircraft projected as of the scheduled delivery month of each such aircraft, and such opinions were furnished as of November 2, 2004, November 1, 2004, and November 1, 2004, respectively. As part of this process, all three Initial Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Initial Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

        An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any aircraft may be less than the appraised value thereof. The value of the aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft, whether the aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the certificates.

Deliveries of Aircraft

        The aircraft are scheduled for delivery under JetBlue's purchase agreement with AVSA from January 2005 to November 2005. See the table under "—The Appraisals" above for the scheduled month of delivery of each aircraft. Under such purchase agreement, delivery of an aircraft may be delayed due to "Excusable Delay," which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond AVSA's control or not occasioned by AVSA's fault or negligence.

        The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on February 28, 2006, subject to extension, in the event that the Equipment Notes relating to all of the aircraft (or substitute aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of JetBlue and not occasioned by JetBlue's fault or negligence, to the earlier of (i) the purchase by the Trustees of Equipment Notes relating to the last aircraft (or a substitute aircraft in lieu thereof) and (ii) May 31, 2006.

        If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery, JetBlue has the right to replace such aircraft with a substitute aircraft, subject to certain conditions. See "—Substitute Aircraft." If delivery of any aircraft is delayed beyond the Delivery Period Termination Date and JetBlue does not exercise its right to replace such aircraft with a substitute aircraft, there will be unused Deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, under certain circumstances, Deposit Break Amount. See "DESCRIPTION OF THE DEPOSIT AGREEMENTS—Unused Deposits."

Substitute Aircraft

        If the delivery date for any aircraft is delayed more than 30 days after the month scheduled for delivery, JetBlue may identify for delivery a substitute aircraft therefor meeting the following conditions: (i) a substitute aircraft must be an Airbus A320-200 aircraft with International Aero Engine V2527-A5 engines, in each case manufactured after the Issuance Date, (ii) after giving effect thereto the maximum principal amount of Equipment Notes of each series issued in respect of the substitute aircraft would not exceed the maximum principal amount of the Equipment Notes of each series that could have been issued in respect of the replaced aircraft and (iii) JetBlue will be obligated to obtain written confirmation from each Rating Agency that substituting such substitute aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates (without regard to the Policies).

DESCRIPTION OF THE EQUIPMENT NOTES

        The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Participation Agreements, and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indentures and the Participation Agreement that may be applicable to each aircraft.

        Under the Note Purchase Agreement, JetBlue will enter into a debt financing with respect to each aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of such aircraft. The description of such agreements in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. Requests for the Note Purchase Agreement, including the forms of such agreements annexed thereto, should be addressed to the Trustees.

General

        The Equipment Notes will be issued in three series with respect to each aircraft (the "Series G-1 Equipment Notes," the "Series G-2 Equipment Notes" and the "Series C Equipment Notes," and, collectively, the "Equipment Notes"). The Equipment Notes with respect to each aircraft will be issued under a separate Indenture between JetBlue and Wilmington Trust Company, as indenture trustee thereunder (each, a "Loan Trustee" and, together with the other Loan Trustees, the "Loan Trustees").

Subordination

        Series G-1 and Series G-2 Equipment Notes issued in respect of an aircraft will rank equally with one another in right of payment. Interest on the Series G-1 and Series G-2 Equipment Notes will rank senior in right of payment to the Series C Equipment Notes issued under the same Indenture. Interest on the Series C Equipment Notes will rank senior in right of payment of principal on the Series G-1 and Series G-2 Equipment Notes issued under the same Indenture. Principal on the Series G-1 and Class G-2 Equipment Notes will rank senior in right of payment of principal on the Series C Equipment Notes issued under the same Indenture.

Principal and Interest Payments

        Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the certificateholders of such Trust on the dates and at the Stated Interest Rate for the certificates issued by such Trust until the Final Expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the certificateholders of such Trust in scheduled amounts on the dates set forth herein until the Final Expected Regular Distribution Date for such Trust.

        Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on February 15, May 15, August 15 and November 15 in each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year and actual number of days elapsed. Overdue amounts of principal, interest, Break Amount or Prepayment Premium on any Equipment Note will bear interest at a rate of 1.00% per annum over the applicable rate on such series of Equipment Note for the one month period from the scheduled date of payment. If a payment default on any Equipment Note exists on a Regular Distribution Date, the interest rate on the Equipment Notes will be subject to a fixed cap from such Regular Distribution Date and for each full interest period while any such payment default is continuing. The existence of a payment default on a Regular Distribution Date under a single Indenture will result in the capping of the interest rate on all the Equipment Notes, notwithstanding that JetBlue is not in default under any of the other Indentures.

        Scheduled principal payments on the Series G-1 and Series C Equipment Notes will be made on February 15, May 15, August 15 and November 15 (each, a "Payment Date") in certain years, commencing on or after November 15, 2005. The entire principal amount of the Series G-2 Equipment Notes will be made in one payment on November 15, 2016. See "DESCRIPTION OF THE CERTIFICATES—Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

        If any date scheduled for any payment of principal, Break Amount (if any), Prepayment Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will be added for such additional period.

        Three-Month LIBOR for the period commencing on and including the date of initial issuance of any Equipment Notes and ending on but excluding the next Payment Date shall, unless such date of initial issuance is a Payment Date, be Three-Month LIBOR determined for the interest period commencing on the immediately preceding Payment Date.

Redemption

        If an Event of Loss occurs with respect to any aircraft and such aircraft is not replaced by JetBlue under the related Indenture, the Equipment Notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus Break Amount, if any, but without Prepayment Premium, and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement on a Special Distribution Date. (Indentures, Section 2.09)

        All of the Equipment Notes issued with respect to an aircraft may be redeemed prior to maturity at any time at the option of JetBlue, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus Break Amount, if any, and Prepayment Premium, if any. (Indentures, Section 2.10)

Security

        The Equipment Notes issued with respect to each aircraft will be secured by (i) a mortgage in favor of the Loan Trustee of such aircraft and (ii) an assignment to the Loan Trustee of certain of JetBlue's rights under its purchase agreement with the aircraft manufacturer.

        Funds, if any, held from time to time by the Loan Trustee with respect to any aircraft, including funds held as the result of an Event of Loss to such aircraft, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of JetBlue (except in the case of certain Indenture Events of Default), in investments described in the related Indenture. (Indentures, Section 6.06)

        The obligations under each Indenture will be cross-collateralized as each Indenture will secure all amounts owing under all the Indentures. However, the only cross-default in the Indentures is if all amounts owing under any Equipment Note issued under another Indenture are not paid in full on or before the Final Payment Date. Therefore, prior to the Final Payment Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

        So long as no payment default, bankruptcy default or other Indenture Event of Default has occurred under any Indenture, if JetBlue exercises its right to redeem all the Equipment Notes under an Indenture, the aircraft subject to the lien of such Indenture would be released. Once the lien on an aircraft is released, that aircraft will no longer secure the amounts owing under the other Indentures.

        The proceeds realized from the sale of an aircraft or the exercise of other remedies by the relevant Loan Trustee under an Indenture will be allocated first, to the amounts due and owing under such Indenture in accordance with the priorities set forth therein, second, if an Indenture Event of Default has occurred and is continuing under any other Indenture, to the Loan Trustee of such other Indenture to be applied to the amounts due and owing under such other Indenture in accordance with the priorities set forth therein, third, so long as the aggregate Pool Balance of the Class G-1 and Class G-2 certificates (after giving effect to the reduction in such Pool Balance, if any, that will result from the distribution of the amounts allocated under items "first" and "second" above by the Subordination Agent in accordance with the Intercreditor Agreement on the applicable Distribution Date) exceeds the aggregate outstanding principal amount of all remaining Series G-1 and Series G-2 Equipment Notes (after payments under item "first" above have reduced the principal amount of the applicable Series G-1 and Series G-2 Equipment Notes to zero and, if applicable, application of amounts in accordance with item "second" above have reduced the principal amount of the Series G-1 and

Series G-2 Equipment Notes issued under any other Indenture) retained by the Loan Trustee to be applied to amounts not paid when due under any other Indenture, and, fourth, to JetBlue.

Loan to Value Ratios Of Equipment Notes

        The following table sets forth an example of loan to aircraft value ratios for the Equipment Notes issued in respect of one aircraft as of the November 15 Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of such aircraft. Accordingly, the schedule set forth below may not be applicable in the case of any particular aircraft. See "DESCRIPTION OF THE CERTIFICATES—Pool Factors." The LTV ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the aircraft securing such Equipment Notes. The table assumes that (i) no prepayments of interest or principal on the Equipment Notes will occur and (ii) no payment default shall have occurred and be continuing with respect to the Equipment Notes.

        The following table is based on the assumption that the base value of each aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by approximately 3% of the initial appraised base value per year for the first 15 years after delivery of such aircraft. Other rates or methods of depreciation would result in materially different loan to aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

	A320-232 (N623JB)
Date	Equipment Note Outstanding Balance (millions)	Assumed Aircraft Value (millions)	Loan to Aircraft Value Ratio
November 15, 2005	$33.31	$47.01	70.8%
November 15, 2006	30.33	45.60	66.5
November 15, 2007	27.36	44.19	61.9
November 15, 2008	21.82	42.78	51.0
November 15, 2009	20.69	41.37	50.0
November 15, 2010	19.58	39.96	49.0
November 15, 2011	18.50	38.55	48.0
November 15, 2012	17.46	37.14	47.0
November 15, 2013	16.08	35.73	45.0
November 15, 2014	14.76	34.32	43.0
November 15, 2015	13.49	32.91	41.0
November 15, 2016	0.00	31.50	NA

Limitation of Liability

        The Equipment Notes issued with respect to the aircraft will be direct obligations of JetBlue.

        Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct or gross negligence.

Indenture Events of Default; Notice and Waiver

        Indenture Events of Default under each Indenture will include: (i) the failure by JetBlue to pay any interest or principal, Break Amount, if any, Prepayment Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest, Break Amount, Prepayment Premium and, in all other cases, ten Business Days after JetBlue receives written demand from the related Loan Trustee or holder of an Equipment Note, (ii) any representation or warranty made by JetBlue in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee pursuant thereto being untrue or inaccurate in any material respect when made that continues to be material and remains unremedied after notice and specified cure periods, (iii) failure by JetBlue to perform or observe in any material respect any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (iv) the lapse or cancellation of insurance required under the Indenture, (v) the occurrence of certain events of bankruptcy, reorganization or insolvency of JetBlue or (vi) if any amounts secured by any other Indenture that are due and payable on or before the Final Payment Date have not been paid in full on or before such date. (Indentures, Section 5.01) The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if any amounts secured by any other Indenture that are due and payable on or before the Final Payment Date are not paid in full on or before such date. Consequently, prior to the Final Payment Date, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. Until the Final Payment Date, if the Equipment Notes issued with respect to one or more aircraft are in default and the Equipment Notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the Indentures with respect to the remaining aircraft.

        The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any aircraft, by notice to the Loan Trustee, may on behalf of all the holders (subject to the Intercreditor Agreement) waive any existing default and its consequences under the Indenture with respect to such aircraft, except a default in the payment of the principal of, or Break Amount or Prepayment Premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 5.06)

Remedies

        Subject to the terms of the Intercreditor Agreement, if an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and Break Amount, if any. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, Break Amount, if any, and Prepayment Premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and events which with the giving of notice or lapse of time or both would become an Indenture Event of Default under such Indenture have been cured. (Indentures, Section 5.02(b))

        Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

        Until the Final Payment Date, if the Equipment Notes issued in respect of one aircraft are in default, the Equipment Notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other aircraft.

        Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the equipment, is not affected by any other provision of Chapter 11 of the U.S. Bankruptcy Code or any power of the bankruptcy court. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the equipment, in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and enforce any other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the Trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

        It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each aircraft that outside counsel to JetBlue, which is expected to be Vedder, Price, Kaufman & Kammholz, P.C., provide its opinion to the Loan Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such aircraft, in each case so long as JetBlue was, on the date the Equipment Notes with respect to such aircraft are purchased, a "citizen of the United States" as defined in Section 40102 of title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "—Indenture Events of Default; Notice and Waiver" above.

        The opinion of Vedder, Price, Kaufman & Kammholz, P.C. will not address the possible replacement of an aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there was, subsequent to the delivery of such aircraft, a change in law or court interpretation that results in Section 1110 benefits not being available. See "—Certain Provisions of the Indentures—Events of Loss."

        If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee, subject to certain limited exceptions, may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

        Subject to the provisions of the Intercreditor Agreement, without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture, or participation agreement may not be amended or modified, except to the extent indicated below.

        Subject to certain limitations, certain provisions of any Indenture and the participation agreement may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 10.01) Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, the Policy Provider and, in certain circumstances, each Liquidity Provider, no amendment or modification of such Indenture may among other things (i) reduce the principal amount of, Break Amount, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Break Amount, if any, or interest is due and payable, (ii) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. In addition, without the consent of the holder of each Equipment Note outstanding under any other Indenture ("Other Equipment Note"), the Policy Provider and each Liquidity Provider, no amendment or modification of the Indenture may reduce the amount payable with respect to such Other Equipment Note, change the date on which any amount is payable with respect to such Other Equipment Note or deprive the holder of any such Other Equipment Note of the benefits of the lien of such Indenture, except as described in "—Security" above. (Indentures, Section 10.01(a)).

Indemnification

        JetBlue will be required to indemnify each Loan Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

Maintenance

        JetBlue is obligated under each Indenture, among other things and at its expense, to keep each aircraft duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft so as to keep it in as good an operating condition as when delivered to JetBlue, ordinary wear and tear excepted, and without taking into consideration hours and cycles, and in such condition as required to maintain the airworthiness certificate for the aircraft in good standing at all times, subject to certain limited exceptions, including temporary storage or maintenance periods and the grounding of similar aircraft by the applicable aviation authority. (Indentures, Section 4.04)

Possession, Lease and Transfer

        Each aircraft may be operated by JetBlue or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements with respect to any engine are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in countries that are listed in the applicable Indenture, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee's security interest in respect of, the applicable aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an aircraft were registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

Registration

        Subject to the next paragraph, JetBlue is required to keep each aircraft duly registered under the Transportation Code with the FAA, and to record each Indenture and certain other documents under the Transportation Code. (Indentures, Section 4.02(d)) Such recordation of the Indenture and other documents with respect to each aircraft is intended to give the relevant Loan Trustee a first priority perfected security interest in such aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

        So long as no Indenture Event of Default exists, JetBlue has the right to register the aircraft subject to any Indenture in a country other than the United States at its own expense in connection with a permitted lease of such aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related participation agreement. These conditions include a requirement that the lien of the applicable Indenture continue as a first priority security interest in the applicable aircraft. (Participation Agreements, Section 5.4.5) (Indenture, Section 4.02(d))

Liens

        JetBlue is required to maintain each aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, JetBlue and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 60 days after expiration of such stay; (iv) insurers' salvage rights; and (v) any other lien as to which JetBlue has provided a bond or other security adequate in the reasonable opinion of the related Loan Trustee, as the case may be; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

Replacement of Parts; Alterations

        JetBlue is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. However, JetBlue or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not impair the condition or airworthiness and does not materially diminish the value, utility, or, in regard to the airframe only, the remaining useful life (without regard to hours and cycles) of the related aircraft, airframe or engine. (Indentures, Section 4.04(d))

Insurance

        JetBlue is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each aircraft, at all times in an amount not less than 105% of the aggregate outstanding principal amount of the Equipment Notes relating to such aircraft (the "Agreed Value"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss not constituting an Event of Loss but involving insurance proceeds in excess of $5,000,000 per occurrence, if the insurers make payment to other than the repairer of such loss, such proceeds up to the Agreed Value of the relevant aircraft will be payable to the applicable Loan Trustee (or, in certain circumstances, the "contract parties" under such held insurances or to the entity effecting any repair), for so long as the relevant Indenture shall be in effect. In the event of a loss not constituting an Event of Loss but involving insurance proceeds not in excess of $5,000,000 such proceeds will be payable directly to JetBlue (or, in certain circumstances, the "contract parties" under such held insurances or to the entity effecting any repair) so long as an Indenture Event of Default does not exist with respect to the relevant Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06)

        In addition, JetBlue is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer's product liability insurance) insurance with respect to each aircraft. Insurers or reinsurers of recognized responsibility, including, without limitation, any independent recognized commercial insurance company and any captive and/or industry managed insurance company, must underwrite such liability insurance. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by JetBlue of the same type and operating on similar routes as such aircraft. (Indentures, Section 4.06)

        JetBlue is also required to maintain hull war-risk and allied perils insurance if (i) JetBlue (or any permitted lessee) maintains such insurance with respect to other aircraft operated by JetBlue (or any permitted lessee) on the same routes on which the aircraft is operated or (ii) the maintenance of such insurance is customary for air carriers with comparable route structures flying similar aircraft on similar routes. (Indentures, Section 4.06)

        JetBlue may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in JetBlue's fleet or 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which JetBlue carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case JetBlue may self-insure the aircraft to such higher level. In addition, JetBlue may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06)

        In respect of each aircraft, JetBlue is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such aircraft. In addition, the insurance policies maintained under the Indentures will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not, except in very limited circumstances, be invalidated by any act or omission of JetBlue or any permitted lessee and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by JetBlue or any permitted lessee. (Indentures, Section 4.06)

Events of Loss

        If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, JetBlue must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. If JetBlue elects to replace such aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the aircraft which suffered such Event of Loss determined immediately prior to such Event of Loss. If JetBlue elects to pay the outstanding principal amount of the Equipment Notes relating to such aircraft plus accrued and unpaid interest thereon and Break Amount, if any, or elects to replace such aircraft but fails to do so within the time periods specified thereof, JetBlue must make such payment on the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss. (Indentures, Sections 2.09 and 4.05(a))

        If JetBlue elects to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, it shall provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code (or comparable applicable law of the relevant jurisdiction of registration) and (ii) such Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

        If JetBlue elects not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such aircraft, together with all additional amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and the obligation of JetBlue thereafter to make the scheduled interest and principal payments with respect thereto shall cease. The payments made under the Indentures by JetBlue shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such aircraft will be distributed by such Loan Trustee to JetBlue. (Indentures, Sections 2.09 and 4.05 (a)(ii))

        If an Event of Loss occurs with respect to an engine alone, JetBlue will be required to replace such engine within 90 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the engine to be replaced, or an improved model, suitable for installation and use on the airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the engine to be replaced, assuming that such engine had been maintained in accordance with the relevant Indentures immediately prior to the occurrence of the Event of Loss. (Indentures, Section 4.04(e)) JetBlue may, whether or not an Event of Loss shall have occurred with respect to any engine, replace such engine with a replacement engine satisfying the same conditions for a replacement engine following an Event of Loss. (Indentures, 4.04 (e))

        An "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 days or more or, if earlier, the first to occur of the date on which JetBlue has confirmed in writing that it cannot recover such property; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property (other than the U.S. government or other government of registry) for a period exceeding 180 days, provided, however, that in the case of a requisition of title, such requisition of title shall not have been reversed within 120 days from the date of such requisition of title; (v) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity of the government of registry, the use of such property in the normal course of JetBlue's business of passenger air transportation is prohibited for 180 days, unless JetBlue, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by JetBlue, but in any event if such use shall have been prohibited for a period of two consecutive years; provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to JetBlue's entire U.S. fleet of similar property and JetBlue, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by JetBlue, but in any event if such use shall have been prohibited for a period of three years; or (vi) the requisition for the use by any government of registry of the aircraft (other than the U.S. Government) or any instrumentality or agency thereof, which shall have occurred and shall have continued for more than two years. (Indentures, Annex A)

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

        The following summary describes the principal U.S. federal income tax considerations to the pass through certificateholders of the purchase, ownership and disposition of the pass through certificates offered hereby. In the opinion of Vedder, Price, Kaufman & Kammholz, P.C., special tax counsel to JetBlue ("Tax Counsel"), the summary is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and to the extent inconsistent therewith replaces) the summary of U.S. federal income tax consequences set forth in the accompanying prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of pass through certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (a) a court in the United States is able to exercise primary supervision over the administration of the pass through trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the pass through trust ("U.S. Persons"), that will hold the pass through certificates as capital assets ("U.S. Certificateholders"). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold pass through certificates as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") or holders that have a "functional currency" other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of certificateholders that do not acquire pass through certificates as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase pass through certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction in the United States or under the laws of any foreign country or taxing jurisdiction thereof.

        For purposes of this summary, the term "certificateholder" refers to the holder of a beneficial interest in a pass through certificate and not to DTC as holder of the global certificates.

        This summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the U.S. Internal Revenue Service ("IRS") with respect to the U.S. federal income tax consequences described below, and no assurance can be given that the IRS or a court will not disagree with the tax characterizations or the tax consequences described below. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the pass through certificates.

Tax Status of the Trusts

        In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. Pursuant to the terms of the Pass Through Trust Agreements, certificateholders, by acceptance of their pass through certificates, will agree to so treat the Trusts for all U.S. federal, state and local income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will, in the opinion of Tax Counsel, be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations and will not themselves be subject to U.S. federal income tax, provided that at least 90% of each Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). In the opinion of Tax Counsel, the income derived by the Original Trusts from the Note Purchase Agreement and the Equipment Notes will constitute qualifying income and the Original Trusts therefore will meet the 90% test, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. In the opinion of Tax Counsel, the Successor Trusts will be classified as grantor trusts. The Trusts, however, are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the certificateholders of such Trust. The discussion below assumes that the Trusts will be classified as grantor trusts and that each Trust will file U.S. federal income tax returns and report to certificateholders on the basis that it is a grantor trust.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and, assuming the Trusts are classified as grantor trusts, each of the Equipment Notes, the related Trust's contractual rights and obligations under the Note Purchase Agreement, the Policy and any other property held by such Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes. A U.S. Certificateholder using a cash method of accounting must take into account its pro rata share of income as and when received by the Pass Through Trustee of the relevant Trust. A U.S. Certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee of the relevant Trust, whichever is earlier. Assuming the market discount rules described below do not apply, a portion of each quarterly payment to a U.S. Certificateholder of a Class G-1 certificate or a Class C certificate that is allocable to principal and the balloon payment of principal to a U.S. Certificateholder of a Class G-2 certificate will represent a recovery of capital, which will reduce the basis of the U.S. Certificateholder's interest in the assets of the related Trust. A U.S. Certificateholder's share of Break Amount and Prepayment Premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any Deposit Break Amount, if any, paid by JetBlue with respect to any unused Deposits will be treated as ordinary income. The Deposits likely will be subject to the original issue discount rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method irrespective of the actual receipt of cash, under a method that takes into account the compounding of interest income. Any amounts received by a Trust from Interest Drawings under a Primary Liquidity Facility, Above-Cap Liquidity Facility or any Policy will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

        It is anticipated that the Equipment Notes will not be issued with original issue discount for U.S. federal income tax purposes. Under certain aggregation rules set forth in the Treasury regulations promulgated under the Internal Revenue Code of 1986, both as in effect on the date of this prospectus supplement ("Treasury Regulations" and "Code," respectively), if one investor purchases certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts will in certain circumstances be treated as a single debt instrument with a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to such income, under a method that takes into account the compounding of interest income. Certificateholders should consult their own tax advisors regarding the aggregation rules.

        The Code and the Treasury Regulations also provide rules to determine the yield and maturity of a debt instrument with a stated payment schedule and an alternate payment schedule (or schedules) that is (or are) applicable upon the occurrence of a contingency (or contingencies) if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and the debt instrument is subject to a mandatory sinking fund or certain unconditional options, or where, based on all the facts and circumstances as of the issue date, a single payment schedule (including the stated payment schedule) is significantly more likely than not to occur. If, in the case of a debt instrument with a stated payment schedule and an alternate payment schedule, a single payment schedule is significantly more likely than not to occur, those rules provide that the yield and maturity of the debt instrument are to be computed on the basis of that payment schedule. Those rules also provide that if the contingency occurs contrary to the previously made assumption, then, solely for purposes of determining whether the debt instrument is subject at such time to the original issue discount rules, the debt instrument will be treated as retired and reissued on the date of such change in circumstance. If a payment default exists on any Equipment Note on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while such payment default is continuing, the interest rates on the Equipment Notes and related pass through certificates will be capped as specified in this prospectus supplement. Although JetBlue believes that the stated payment schedules for the Equipment Notes are significantly more likely to occur than the capped schedules, certificateholders should consult their own tax advisors regarding the rules applicable to debt instruments with alternate payment schedules.

        In the case of a subsequent purchaser of a certificate, the purchase price for the certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes, the Policy and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a negative value associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of certificates following the Delivery Period Termination Date.

        A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutory defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. A U.S. Certificateholder may elect to include market discount in income currently as it accrues. This election, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount, unless an election to include market discount on a current basis is made. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium (generally on a constant yield basis) as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury Regulations, with corresponding reductions in such certificateholder's tax basis in the relevant Deposit and Equipment Note. It is unclear how these rules apply to an Equipment Note when there is more than one possible redemption date and the amount of the redemption premium is uncertain. Certificateholders should consult their own tax advisors regarding the advisability and consequences of an election to amortize bond premium with respect to the Equipment Notes.

        Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Sections 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Pass Through Trustee, the Policy Provider, the Primary Liquidity Provider and the Above-Cap Liquidity Provider, will be borne by parties other than the certificateholders. It is possible that such fees and expenses will be treated as constructively received by a Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct or amortize its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Original Trusts Classified as Partnerships

        If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust.

Effect of Subordination on Subordinated Certificateholders

        In the event that any Trust ("Subordinated Trust" and its related pass through certificates being "Subordinated Certificates") receives less than the full amount of the receipts of interest or principal paid with respect to the Equipment Notes held by it (any shortfall in such receipts being "Shortfall Amounts") because of the subordination of the Equipment Notes held by the Trust under the Intercreditor Agreement or because of provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro rata basis between certificates of equal seniority, the corresponding owners of beneficial interests in the Subordinated Certificates ("Subordinated Certificateholders)

probably would be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of certificateholders an amount equal to their share of such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

        Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trusts and Formation of New Trusts

        Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests to the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received in proportion to their bases in the hands of the Original Trusts, and the U.S. Certificateholder's holding period for the Equipment Notes and other property will include the Original Trust's holding period.

Sale or Other Taxable Disposition of the Certificates

        Upon the sale, exchange or other taxable disposition of a certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income with respect to the Deposits and under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust (possibly, not including the Deposits). Any gain or loss will be capital gain or loss if a certificate was held as a capital asset. In the case of individuals, estates and trusts, capital gains on certificates held (1) one year or less will be treated as short-term capital gains and taxed at ordinary income rates and (2) more than one year will be treated as long-term capital gains and, under the current law as in effect on the date of the prospectus supplement, will be taxed at a maximum rate of 15% for a taxable year that begins before December 31, 2008, and, a maximum rate of 20% for a taxable year that begins after December 31, 2008. Capital gains recognized by corporate taxpayers are subject to tax at ordinary income tax rates applicable to corporations. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to an interest in the Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

Foreign Certificateholders

        Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes or with respect to the Deposits to, or on behalf of, any beneficial owner of a certificate that is not a U.S. Person ("Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (1) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of JetBlue or the Depositary, as the case may be, entitled to vote, (2) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business and such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to JetBlue or the Depositary, as the case may be, and (3) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person, and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business ("financial institution") and holds the certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. In the event that a Non-U.S. Certificateholder is described in either clause (1) or (2) above, or fails to provide the certification or to satisfy the alternative procedure described in clause (3) above, withholding tax would apply at a rate of 30% or such lower rate as may be provided by an applicable income tax treaty. JetBlue has no obligation to indemnify any certificateholder with respect to any withholding taxes. Hence, any such withholding tax will reduce amounts otherwise distributable to a Non-U.S. Certificateholder.

        Any capital gain realized upon the sale, exchange, retirement or other taxable disposition of a pass through certificate or upon receipt of Break Amount paid on an Equipment Note held by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (1) such gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

        Any interest or gain described in the preceding two paragraphs will be subject to the regular U.S. federal net income tax at graduated rates (and, in certain cases, a branch profits tax) if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

        Non-U.S. Certificateholders should consult their own tax advisors regarding the withholding, income and other tax consequences to them of the purchase, ownership and disposition of the pass through certificates under U.S. federal, state and local, and any other relevant, law in the light of their own particular circumstances.

Backup Withholding

        Payments made on the certificates or the Deposits and proceeds with respect to the sale of certificates and related Deposits will not be subject to a backup withholding tax, under the current law, at a rate that may be as high as 28%, unless, in general, the certificateholder fails to supply an accurate taxpayer identification number or otherwise fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code and the Treasury Regulations. Certain penalties may be imposed on a certificateholder who is required to supply information but who does not do so in a proper manner.

        Backup withholding is not an additional tax. Any amount withheld under backup withholding rules may be refunded or credited against a certificateholder's U.S. federal income tax liability, if any, provided that the required information is provided to the IRS.

        The foregoing summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, purchasers of certificates should consult their own tax advisor as to the tax consequences of the purchase, ownership and disposition of the certificates, including the applicability and effect of any state, local and foreign tax laws, and of any proposed changes in applicable law.

CERTAIN DELAWARE TAXES

        The Pass Through Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, counsel to the Pass Through Trustee, under currently applicable law, assuming that the pass through trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a pass through certificate.

        Neither the pass through trusts nor the certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of such pass through trust. In general, should a certificateholder or any pass through trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Pass Through Trustee in such other jurisdiction will be appointed.

ERISA CONSIDERATIONS

        A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as in effect on the date of this prospectus supplement ("ERISA"), should consider the fiduciary responsibility requirements under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the certificates. Such fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and Section 4975 of the Code prohibit a wide range of transactions ("Prohibited Transactions") involving an employee benefit plan (including any entity deemed to hold plan assets) or individual retirement account subject to ERISA and/or Section 4975 of the Code ("ERISA Plans"), and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

        Each of the Trustees, Loan Trustees, the Underwriters, the Escrow Agent, the Depositary, the Liquidity Providers, the Policy Provider and JetBlue may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the certificates; therefore, the purchase by an ERISA Plan of the certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the certificates is or may be using the assets of, an ERISA Plan may purchase the certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the certificates (or a participation interest therein).

        Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan that is purchasing the certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding transactions effected by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates.

        If an ERISA Plan acquires a certificate, the ERISA Plan's assets may include both the certificate acquired and an undivided interest in the underlying assets of the related Trust, unless the actual investment by "benefit plan investors" in the certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Trust assets could be deemed to be "plan assets" of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If the Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such Prohibited Transactions, each investing ERISA Plan, by purchasing such certificates, will be deemed to have directed the Trust to invest in the assets held in such trust. Any ERISA Plan purchasing the certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the certificates also applies to such ERISA Plan's indirect holding of the assets of the Trust.

        Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the certificates. Any fiduciary of such a governmental or church plan considering a purchase of the certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that either (i) no assets of an ERISA Plan have been used to acquire the certificate or an interest therein, or (ii) the purchase and holding of the certificate or interest therein by that person are exempt from the prohibited transaction restrictions of ERISA and the Code.

        EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS LEGAL ADVISER CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to cause the Trusts to sell to each of the underwriters the following respective aggregate face amounts of the certificates:

Underwriters	Face Amount of Class G-1 Certificates	Face Amount of Class G-2 Certificates	Face Amount of Class C Certificates
Morgan Stanley & Co. Incorporated	$	$	$
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Total	$	$	$

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the certificates if any certificates are purchased. If an underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the certificates may be terminated.

        We estimate that our out-of-pocket expenses for this offering, not including underwriting discounts and commissions, will be approximately $                        .

        The underwriters propose initially to offer the certificates at the public offering prices on the cover page of this prospectus supplement and to certain dealers at such prices less the concessions not in excess of the amounts set forth below. The underwriters and such dealers may allow discounts not in excess of the amounts set forth below on sales to other broker/dealers. After the initial public offering of the certificates, the public offering prices, concessions and discounts may change.

Concession to Dealers	Discount to Broker/Dealers
%		%

        The certificates are new securities for which there currently is no market. Neither we nor any Trust intends to apply for listing of the certificates on any securities exchange or otherwise. The underwriters have advised us that one or more of them currently intend to make a market in the certificates as permitted by applicable law. The underwriters are not obligated, however, to make a market in the certificates, and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the development or liquidity of any market for the certificates.

        The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make in respect of those liabilities.

        From time to time in the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates may engage in investment and commercial banking or other transactions of a financial nature with JetBlue, including the provision of certain advisory services and the making of loans to us and our affiliates.

        To facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates. Specifically, the underwriters may sell more certificates than they are obligated to purchase under the underwriting agreement, creating a short position in the certificates for their own account. In addition, to cover their short positions or to stabilize the price of the certificates, the underwriters may bid for, and purchase, certificates in the open market. Finally, the underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing certificates in the offering, if the underwriters repurchaser previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        In compliance with NASD guidelines, the maximum compensation to the underwriters in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus will not exceed 8% of the total public offering price to the public of the securities as set forth on the cover page of this prospectus supplement. It is anticipated that such maximum compensation will be significantly less than 8%.

LEGAL MATTERS

        The validity of the pass through certificates and certain federal income tax matters with respect to the pass through certificates will be passed upon for JetBlue by Vedder, Price, Kaufman & Kammholz, P.C., New York, New York and Nixon Peabody LLP, New York, New York, and certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of JetBlue Airways Corporation appearing in JetBlue Airways Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheets of MBIA Inc. and subsidiaries, and MBIA Insurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

        The references to AISI, AvSolutions and MBA, and to their respective appraisal reports, are included in this prospectus supplement in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

GLOSSARY

        "Above-Cap Account" has the meaning set forth on page S-61.

        "Above-Cap Liquidity Facility" has the meaning set forth on page S-60.

        "Above-Cap Payment" has the meaning set forth on page S-60.

        "Above-Cap Reserve Account" has the meaning set forth on page S-60.

        "Above-Cap Reserve Amount" has the meaning set forth on page S-60.

        "Actual Disposition Event" means, in respect of any Equipment Note, (i) the disposition of the Collateral (as defined in the Indenture pursuant to which such Equipment Note was issued), (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

        "Adjusted Interest" has the meaning set forth on page S-73.

        "Administration Expenses" has the meaning set forth on page S-71.

        "Appraised Current Market Value" has the meaning set forth on page S-70.

        "Appraisers" means Aircraft Information Services, Inc., AvSolutions, Inc., Morten Beyer and Agnew, Inc., Aviation Specialists Group, Inc. and Airclaims Group Limited or, so long as the person entitled or required to select such Appraisers acts reasonably, any other nationally recognized appraiser reasonably acceptable to the Subordination Agent and the Controlling Party.

        "Assumed Aircraft Value" has the meaning set forth on page S-81.

        "Assumed Amortization Schedule" has the meaning set forth on page S-38.

        "Avoidance Drawing" has the meaning set forth on page S-65.

        "Avoided Payment" means, with respect to the Policy relating to the Class G-1 or Class G-2 Trust, any amount paid or required to be paid in respect of the certificates issued by such Trust to a certificateholder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding and, as a result, the Trustee for such Trust, the Subordination Agent or any holder of certificates issued by such Trust (as the case may be) is required to return all or any portion of such voided payment (including any disgorgement from the holders of the certificates issued by such Trust resulting from an Insolvency Proceeding whether such disgorgement is determined by a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court of competent jurisdiction.

        "Base Rate" has the meaning set forth on page S-58.

        "Break Amount" means as of any date of payment, redemption or acceleration for any Equipment Note (the "Applicable Date"), an amount determined by the Loan Trustee on the date that is two LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below:

        Break Amount = Z-Y

        Where:

          X = with respect to any applicable interest period, the sum of (i) the amount of the outstanding principal amount for such Equipment Notes as of the first day of the then applicable interest period plus (ii) interest payable thereon during such entire interest period at then effective Three-Month LIBOR.

          Y = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date using then effective Three-Month LIBOR as the discount rate.

          Z = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the applicable interest period, determined by the Loan Trustee as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

        No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on, or in respect of, any Applicable Date that is a Payment Date.

        "Business Day" has the meaning set forth on page S-37.

        "Capped Interest Rate" means (i) with respect to the Class G-1 certificates,            % per annum, (ii) with respect to the Class G-2 certificates,            % per annum, and (iii) with respect to the Class C certificates,             % per annum.

        "Capped Three-Month LIBOR" has the meaning set forth on page S-60.

        "Cash Collateral Account" has the meaning set forth on page S-55.

        "Certificate Account" has the meaning set forth on page S-36.

        "Class C Buy-Out" has the meaning set forth on page S-10.

        "Class C Special Termination Notice" has the meaning set forth on page S-59.

        "Class C Trust" has the meaning set forth on page S-32.

        "Class G Special Termination Notice" has the meaning set forth on page S-59.

        "Class G-1 Trust" has the meaning set forth on page S-32.

        "Class G-2 Trust" has the meaning set forth on page S-32.

        "Clearing Agency" has the meaning set forth on page S-49.

        "CMV Appraisals" has the meaning set forth on page S-70.

        "Code" has the meaning set forth on page S-90.

        "Controlling Party" has the meaning set forth on page S-67.

        "Convention" has the meaning set forth on page S-85.

        "Deemed Disposition Event" means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default.

        "Defaulted Series G Equipment Note" has the meaning set forth on page S-12.

        "Delivery Period" has the meaning set forth on page S-78.

        "Delivery Period Termination Date" has the meaning set forth on page S-51.

        "Deposit" has the meaning set forth on page S-50.

        "Deposit Agreement" has the meaning set forth on page S-50.

        "Deposit Break Amount" means, as of any date of distribution of remaining Deposits relating to the Class G-1 Trust, Class G-2 Trust or Class C Trust (the "Applicable Date"), an amount determined by the Class G-1, Class G-2 or Class C Trustee on the date that is two LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below:

        Deposit Break Amount = Z-Y

        Where:

          X = with respect to any applicable interest period, the sum of (i) the amount of such remaining Deposits as of the Applicable Date plus (ii) interest payable thereon during such entire interest period at then effective Three-Month LIBOR.

          Y = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date, using then effective Three-Month LIBOR as the discount rate.

          Z = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable interest period, determined by the relevant Trustee as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

        No Deposit Break Amount will be payable (x) if the Deposit Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on, or in respect of, any Applicable Date that is a Regular Distribution Date.

        "Disposition" has the meaning set forth on page S-12.

        "Distribution Date" has the meaning set forth on page S-36.

        "Downgrade Drawing" has the meaning set forth on page S-55.

        "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing, a Special Termination Drawing or a Downgrade Drawing, as the case may be.

        "DTC Participants" has the meaning set forth on page S-49.

        "Election Distribution Date" has the meaning set forth on page S-64.

        "Election Interest Payment" has the meaning set forth on page S-64.

        "Equipment Notes" has the meaning set forth on S-79.

        "ERISA" has the meaning set forth on page S-95.

        "ERISA Plan" has the meaning set forth on page S-95.

        "Escrow Agent" has the meaning set forth on page S-52.

        "Escrow Agreement" has the meaning set forth on page S-52.

        "Escrow Receipts" has the meaning set forth on page S-52.

        "Event of Loss" has the meaning set forth on page S-88.

        "Excess Interest Policy Drawings" has the meaning set forth on page S-64.

        "Excess Reimbursement Obligations" has the meaning set forth on page S-73.

        "Expected Distributions" has the meaning set forth on page S-73.

        "Final Distributions" means, with respect to the certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest, if any, payable on the Deposits relating to such Trust) and (y) the Pool Balance of such certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the certificates of any Trust, any Break Amount or Prepayment Premium paid on the Equipment Notes held in such Trust which has not been distributed to the certificateholders of such Trust (other than such Break Amount or a portion thereof applied as the payment of interest on the certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

        "Final Drawing" has the meaning set forth on page S-57.

        "Final Expected Regular Distribution Date" has the meaning set forth on page S-1.

        "Final Legal Distribution Date" has the meaning set forth on page S-35.

        "Final Order" means the order referred to in the definition of the term "Avoided Payment."

        "Final Payment Date" has the meaning set forth on page S-16.

        "Final Termination Notice" has the meaning set forth on page S-59.

        "GAAP" has the meaning as set forth on page S-30.

        "Indenture" has the meaning set forth on page S-47.

        "Indenture Events of Default" has the meaning set forth on page S-82.

        "Indirect Participants" has the meaning set forth on page S-49.

        "Individual Drawn Percentage" has the meaning set forth on page S-54.

        "Initial Appraisers" has the meaning set forth on page S-77

        "Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against JetBlue or any Liquidity Provider and the commencement of any proceedings by JetBlue or any Liquidity Provider for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to JetBlue or any Liquidity Provider.

        "Intercreditor Agreement" has the meaning set forth on page S-67.

        "Interest Drawings" has the meaning set forth on page S-53.

        "IRS" has the meaning set forth on page S-89.

        "Issuance Date" has the meaning set forth on page S-34.

        "JetBlue Bankruptcy Event" means the occurrence and continuation of any of the following:

          (a)   JetBlue shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or shall make a general assignment for the benefit of creditors, or JetBlue shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against JetBlue in any such case, or JetBlue shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or JetBlue shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or JetBlue's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

          (b)   an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of JetBlue, a receiver, trustee or liquidator of JetBlue or of substantially all of its property, or substantially all of the property of JetBlue shall be sequestered, or granting any other relief in respect of JetBlue as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

          (c)   a petition against JetBlue in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to JetBlue, any court of competent jurisdiction assumes jurisdiction, custody or control of JetBlue or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

        "LBBW" has the meaning set forth on page S-53.

        "LIBOR Business Day" means any day on which dealings are carried on in the London interbank market.

        "Liquidity Event of Default" has the meaning set forth on page S-58.

        "Liquidity Expenses" has the meaning set forth on page S-72.

        "Liquidity Facilities" has the meaning set forth on page S-52.

        "Liquidity Obligations" has the meaning set forth on page S-73.

        "Liquidity Providers" has the meaning set forth on page S-59.

        "Loan Trustee" has the meaning set forth on page S-79.

        "London Reference Banks" means the principal London offices of Barclays Bank PLC, Citibank, N.A. and Standard Chartered Bank, or such other bank or banks as may from time to time be agreed to by JetBlue and the Primary Liquidity Provider.

        "London/Stuttgart Business Day" means any day on which commercial banks are open for general business in London, England and Stuttgart, Germany.

        "LTV ratios" has the meaning set forth on page S-3.

        "Maximum Available Commitment" has the meaning set forth on page S-53.

        "MBIA" has the meaning set forth on page S-29.

        "Minimum Sale Price" means, with respect to any aircraft or the Equipment Notes issued in respect of such aircraft, at any time, the lesser of (1) in the case of an aircraft, 75%, or in the case of the related Equipment Notes, 80% of the Appraised Current Market Value of such aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

        "Moody's" has the meaning set forth on page S-18.

        "New Trustee" has the meaning set forth on page S-47.

        "Non-Extension Drawing" has the meaning set forth on page S-56.

        "Non-Performing Equipment Note" has the meaning set forth on page S-73.

        "Non-U.S. Certificateholder" has the meaning set forth on page S-94.

        "Nordbank" has the meaning set forth on page S-51.

        "Note Holders" has the meaning set forth on page S-74.

        "Note Purchase Agreement" has the meaning set forth on page S-15.

        "Original Trust" has the meaning set forth on page S-47.

        "Original Trustee" has the meaning set forth on page S-47.

        "Parent Company" has the meaning set forth on page S-29.

        "Participation Agreement" has the meaning set forth on page S-47.

        "Pass Through Trustee" has the meaning set forth on page S-6.

        "Paying Agent" has the meaning set forth on page S-52.

        "Paying Agent Account" has the meaning set forth on page S-37.

        "Payment Date" has the meaning set forth on page S-79.

        "Performing Equipment Note" has the meaning set forth on page S-55.

        "Policy" and "Policies" have the meaning set forth on page S-62.

        "Policy Account" has the meaning set forth on page S-65.

        "Policy Business Day" means any day that is not a Saturday, a Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the Corporate Trust Office of the Subordination Agent or the Policy Provider (or its fiscal agent) are located are authorized or obligated by law or executive order to close.

        "Policy Drawing" has the meaning set forth on page S-73.

        "Policy Expenses" has the meaning set forth on page S-72.

        "Policy Fee Letter" has the meaning set forth on page S-66.

        "Policy Provider" has the meaning set forth on page S-29.

        "Policy Provider Amounts" means Policy Expenses, Policy Provider Obligations, amounts due under the Policy Fee Letter and all other obligations owing to the Policy Provider under the Intercreditor Agreement and under any other document to which the Policy Provider is a party.

        "Policy Provider Default" shall mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under either Policy in accordance with its terms and such failure remains unremedied for 2 Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

        "Policy Provider Election" has the meaning set forth on page S-64.

        "Policy Provider Obligations" has the meaning set forth on page S-73.

        "Pool Balance" has the meaning ascribed to such term on page S-37.

        "Pool Factor" has the meaning ascribed to such term on page S-38.

        "Post Default Appraisal" has the meaning set forth on page S-70.

        "Preferred C Pool Balance" means, as of any date, the excess of (A) the Pool Balance of the Class C certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C certificates) (after giving effect to distributions made on such date) over (B) (i) the outstanding principal amount of each Series C Equipment Note which remains unpaid as of such date subsequent to the disposition of the Collateral (as defined in the Indenture pursuant to which such Series C Equipment Note was issued), (ii) the outstanding principal amount of each Series C Equipment Note which remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note, (iii) the difference between (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold and (y) the purchase price received with respect to the sale of such Series C Equipment Note and (iv) the amount of principal outstanding on any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred.

        "Prepayment Premium" has the meaning set forth on page S-16.

        "Primary Liquidity Facility" has the meaning set forth on page S-53.

        "Primary Liquidity Facility LIBOR" has the meaning set forth on page S-57.

        "Prior Funds" has the meaning set forth on page S-12.

        "Proceeds Deficiency Drawing" has the meaning set forth on page S-63.

        "Prohibited Transactions" has the meaning set forth on page S-95.

        "PTC Event of Default" has the meaning ascribed to such term on page S-43.

        "Purchase Date" has the meaning set forth on page S-68.

        "Rating Agencies" has the meaning set forth on page S-18.

        "Rating Agency Confirmation" has the meaning set forth on page S-51.

        "Receiptholder" has the meaning set forth on page S-52.

        "Record Date" has the meaning set forth on page S-36.

        "Regular Distribution Dates" has the meaning set forth on page S-34.

        "Replacement Above-Cap Liquidity Facility" has the meaning set forth on page S-61.

        "Replacement Primary Liquidity Facility" has the meaning set forth on page S-56.

        "Required Amount" has the meaning set forth on page S-54.

        "Reserve Account" has the meaning set forth on page S-70.

        "Reserve Amount" has the meaning set forth on page S-70.

        "SAP" has the meaning set forth on page S-30.

        "Scheduled Payments" has the meaning set forth on page S-34.

        "Section 1110 Period" has the meaning set forth on page S-55.

        "Series C Equipment Notes" has the meaning set forth in page S-79.

        "Series G-1 Equipment Notes" has the meaning set forth in page S-79.

        "Series G-2 Equipment Notes" has the meaning set forth in page S-79.

        "Special Distribution Date" has the meaning set forth on page S-36.

        "Special Payment" has the meaning set forth on page S-36.

        "Special Payments Account" has the meaning set forth on page S-36.

        "Special Termination Drawing" has the meaning set forth on page S-57.

        "Standard & Poor's" has the meaning set forth on page S-18.

        "Stated Interest Rate" means, for each interest period (i) with respect to the Class G-1 certificates, Three-Month LIBOR plus            % per annum, (ii) with respect to the Class G-2 certificates Three-Month LIBOR plus            % per annum and (iii) with respect to the Class C certificates Three-Month LIBOR plus            % per annum provided that if a payment default on any Equipment Note exists on any Regular Distribution Date, the Stated Interest Rate for each class of certificates shall not exceed the applicable Capped Interest Rate for such class for the interest period commencing on such Regular Distribution Date; provided further that, if all of the then continuing payment defaults on all of the Equipment Notes are cured during such interest period, the Stated Interest Rate for each class of certificates shall revert to the Stated Interest Rate for such period calculated without giving effect to the applicable Capped Interest Rate for such class.

        "Subordinated Certificateholders" has the meaning set forth on page S-92.

        "Subordinated Certificates" has the meaning set forth on page S-92.

        "Subordinated Trust" has the meaning set forth on page S-92.

        "Successor Trust" has the meaning set forth on page S-47.

        "Tax Counsel" has the meaning set forth on page S-89.

        "Termination Notice" has the meaning set forth on page S-59.

        "Three-Month LIBOR" means, with respect to each interest period beginning on and including a Regular Distribution Date (or in the case of the initial interest period, the Issuance Date) and ending on but excluding the next Regular Distribution Date, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the relevant Loan Trustee, of such rates as indicated on the Reuters LIBO page (or such other page as may replace such Reuters Screen LIBO page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the relevant Loan Trustee, of such rates offered by four major reference banks in the London interbank market, as selected by the relevant Loan Trustee after consultation with JetBlue, to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day that is two LIBOR Business Days prior to the first day of such interest period (the "Three-Month LIBOR Reference Date") for deposits for a period of three months in an amount substantially equal to the principal amount of the related Equipment Notes then outstanding. The relevant Loan Trustee will, if necessary, request that each of the reference banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded to the nearest 1/100%). If fewer than two quotations are provided, Three-Month LIBOR will be determined for the applicable Three-Month LIBOR Reference Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Three-Month LIBOR Reference Date, by three major banks in New York City, as selected by the relevant Loan Trustee after consultation with JetBlue, for loans in U.S. dollars to lending European banks, for a period of three months, commencing on that Three-Month LIBOR Reference Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the relevant Loan Trustee are not quoting as mentioned above, the rate will be Three-Month LIBOR for the immediately preceding interest period. Notwithstanding the foregoing, if a payment default on any Equipment Note exists on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while any such payment default is continuing, Three-Month LIBOR will not exceed 7%*; provided that the Loan Trustee shall also calculate the rate for such interest period without giving effect to the 7%* limitation; and provided further that, if all the then continuing payment defaults on all of the Equipment Notes are cured during such interest period, Three-Month LIBOR shall revert to the rate calculated for such interest period without giving effect to the 7%* limitation and shall apply for the entire interest period.

*
Indicative only and subject to change.

        "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and short-term issuer credit rating of A-1 by Standard & Poor's.

        "Transfer Date" has the meaning set forth on page S-47.

        "Treasury Regulations" has the meaning set forth on page S-90.

        "Triggering Event" means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal balance of such Equipment Notes is in excess of $300,000,000) or (z) the occurrence of a JetBlue Bankruptcy Event.

        "Trust Property" has the meaning set forth on page S-33.

        "Trustee" has the meaning set forth on page S-32.

        "Trusts" has the meaning set forth on page S-32.

        "U.S. Certificateholder" has the meaning set forth on page S-89.

        "U.S. Person" has the meaning set forth on page S-89.

APPENDIX II

APPRAISALS

II-1

JetBlue Airways
118-29 Queens Boulevard
Forest Hills, NY 11375

Sight Unseen New Delivery Base Value Opinion
15 Selected JetBlue Airways Aircraft

AISI File No.: A4S037BVO

02 November 2004

02 November 2004
JetBlue Airways
118-29 Queens Boulevard
Forest Hills, NY 11375

Subject:	Sight Unseen New Delivery Base Value Opinion—15 Aircraft. AISI File number: A4S037BVO
Ref:	(a) Email correspondence—Morgan Stanley to AISI 23/25 August 2004

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to JetBlue Airways of the sight unseen new delivery base values of the fleet of 15 selected A320-200 passenger aircraft as identified and defined in Table I and reference (a) data above (the "Aircraft").

1.     Methodology and Definitions

        The standard terms of reference for commercial aircraft value are "base value" and "current market value" of an "average" aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

        AISI defines a "base value" as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in "new" condition, "average half-life" condition, or "adjusted" for an aircraft in a specifically described condition at a specific time. An "average" aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report.

02 November 2004
AISI File No. A4S037BVO
Page -2-

        AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

        "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

        An "adjusted" appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

        It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

        AISI defines a "current market value", which is synonymous with the older term "fair market value" as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

        AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

        No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

        If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

02 November 2004
AISI File No. A4S037BVO
Page -3-

2.     Valuation

        The aircraft are valued predicated upon the reference (a) data which describes the aircraft MTOW and any engine upgrades. Following is AISI's opinion of the sight unseen new delivery base value for the subject aircraft in then delivery million US Dollars.

        The current economic decline, the terrorist actions that occurred in the United States on 11 September 2001 and the recent war in Iraq have had a cumulative and significant negative effect on base values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new narrowbody aircraft affected the least and older widebody aircraft affected the most.

        There are recent developments in the industry economics and aircraft supply and demand that could indicate we are approaching or are at the nadir of the present negative aviation industry economic cycle. The dominant US general economy appears to be recovering positive momentum, and air traffic appears to have stabilized and is recovering to positive growth in most markets, although the recovery is still far from robust. There has been a modest recovery of airline yields, although still not enough to return many of the "legacy" airlines to profitability.

        Manufacturers have reduced their new aircraft production to a total of approximately 600 for year 2003 and the same for year 2004. Of the 2100 idle commercial aircraft, we expect only between 700 and 800 to return to active commercial service, those being the youngest and most modern aircraft. We believe recovery of aircraft current market values remains dependent on further change to airlines' basic economic equations, and that current market value recovery will be confined to the youngest and most modern aircraft. We do not anticipate recovery of base values.

        The AISI and ISTAT definition of a base value presupposes a balanced market with a willing and knowledgeable buyer and seller, neither under duress to buy or sell. The present very tenuous market is significantly unbalanced, with many competitive aircraft idle, and those few reported transactions falling into the "distressed sale" category and executed at very low values.

        These sales do not meet the AISI or ISTAT criteria of "base value" transactions as the market is in an oversupply condition and typically the seller is under duress to sell. We do not expect any used aircraft transactions to occur at base values in the present unbalanced market.

        The sight unseen base valuation presented in Table I herein therefore assumes a hypothetical market condition significantly better than the present distressed market condition, and is subject to the assumptions, definitions and disclaimers herein.

Table I

Expected Manufacturer's Delivery Date	Aircraft Serial Number	Aircraft Registration Number	New Base Value Then Delivery Current US Dollars
Airbus A320-200; IAE 2527-A5 Engines, 172,000 lb. mtow
Jan-05	TBD	TBD	48,620,000
Feb-05	TBD	TBD	48,720,000
Feb-05	TBD	TBD	48,720,000
Mar-05	TBD	TBD	48,820,000
Apr-05	TBD	TBD	48,920,000
May-05	TBD	TBD	49,020,000
Jun-05	TBD	TBD	49,120,000
Jun-05	TBD	TBD	49,120,000
Airbus A320-200; IAE 2527-A5 Engines, 169,000 lb. mtow
Jul-05	TBD	TBD	49,090,000
Jul-05	TBD	TBD	49,090,000
Aug-05	TBD	TBD	49,190,000
Aug-05	TBD	TBD	49,190,000
Oct-05	TBD	TBD	49,400,000
Nov-05	TBD	TBD	49,500,000
Nov-05	TBD	TBD	49,500,000

02 November 2004
AISI File No. A4S037BVO
Page -5-

        Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

John McNicol
 Vice President
Appraisals & Forecasts

November 1, 2004

Mr. John Harvey
Vice President, Corporate Finance
JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, NY 11375

Dear Mr. Harvey:

        AvSOLUTIONS is pleased to provide its opinion on the base values as of November 1st, 2004 of fifteen (15) Airbus A320-200 aircraft (collectively, the "Aircraft"). A list of the Aircraft, along with their delivery dates, engine types, and Maximum Take-off Weights (MTOW) is provided as Attachment 1 of this document.

        Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

Base Value

        Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Appraisal Methodology

        The method employed by AvSOLUTIONS to appraise the base values and fair market values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

        To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

        The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

        The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

        The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

Limiting Conditions and Assumptions

        In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by JetBlue Airways Corporation (the "Client") and from data within AvSOLUTIONS' own database. In determining the base value of the Aircraft, the following assumptions have been researched and determined:

1.
AvSOLUTIONS has not inspected these Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2.
The Aircraft are anticipated to be delivered to the Client by the end of November 2005.

3.
The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) Part 121.

4.
All mandatory inspections and Airworthiness Directives have been complied with.

5.
The Aircraft have no damage history.

6.
The Aircraft are in good condition.

7.
AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

        Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.

STATEMENT OF INDEPENDENCE

        This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without AvSOLUTIONS' express consent.

        AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the Aircraft.

Signed,

Scott E. Daniels
Vice President, Asset Management

Individual Aircraft Market Airbus A320-200

        The A320 family of single-aisle twins has proven to be quite popular with operators and passengers alike primarily because of superior passenger appeal and excellent operating economics. Built with a fuselage 10 inches wider than the Boeing 737, the A320 cross-section offers a more comfortable passenger cabin and provides ample space for containerized cargo in the belly. The fly-by-wire design is offered with either the CFM56 or IAE V2500 engines.

        As the A320 family has been in production for almost 17 years, second tier operators, unable to purchase new A320s, are now beginning to be able to take advantage of aircraft as they begin to be retired from mainline carriers. The aircraft has also gained a foothold in the Low-Cost-Carrier (LCC) market, most notably easyJet in Europe and jetBlue, Frontier and Spirit in North America.

        The A320 family is in a strong position to replace the B737 Classics (737-300, -400 and -500) and MD-80's that are nearing 20 years in service, as well as handle traffic expansion as world's economies recover. Currently, however, lease rates for the A320 have softened as aircraft remain on the market as a result of natural fleet attrition and disposition. Newer aircraft must now compete with older models therefore bringing rates down about 20–30% below a few years ago. The real market drivers will be the large operating lease companies, as they will ultimately determine the rental value and subsequent residual value for this aircraft.

        The product life of the A320 aircraft is such that there are larger numbers in service and on-lease. The rollover of older aircraft for newer has already begun, therefore there is a reasonable supply of A320s. As of October 2004 there were 26 A320-200 aircraft available (according to BACK Aviation Solutions), down from a high of 41 in September 2003. The 14-month average availability is 28.3 aircraft. The past and current high availability of A320s and continuing pressure of current US Airline bankruptcies could be said to be this aircraft's only negative marketing aspect and is undoubtedly responsible for a continuing softness in A320 lease rates and values. MBA is currently seeing an up-tick in lease rates as the economic cycle attempts to recover.

JetBlue Airways 2004-2 Job File #04189 Page 7 of 10

IV.    Valuation

Current Operator
                                                               JetBlue Airways
Date of Manufacture
                                                               January–November 2005
Type of aircraft
                                                               Airbus A320
Model
                                                               A320-200
Type of engines
                                                               IAE V2527-A5
Max take-off Gross Wt
                                                               169,000–172,000 lbs
Configuration
162Y*

*
All of JetBlue's A320-200 aircraft are configured in an "all-economy" configuration, with each seat outfitted with live satellite television. As a relatively new "low-cost" carrier JetBlue operates a point-to-point network with a fleet of 62 A320's from its prime locations at JFK (New York), and IAD (Washington—Dulles) to destinations in Florida, New York, and trans-continental services throughout the western part of the US. JetBlue currently has an additional 121 A320-200s on order.

	JetBlue 2004-2 (V2527-A5)				Values $(000,000)

AC#	Aircraft Type	Aircraft Serial Number	Aircraft Registration Number	Assumed Delivery Date	MGTOW	Current Base Value

1	Airbus 320-200	2352	N603JB	15-Jan-05	172,000	43.44

2	Airbus 320-200	2368	N605JB	15-Feb-05	172,000	43.51

3	Airbus 320-200	2384	N606JB	15-Feb-05	172,000	43.51

4	Airbus 320-200	2386	N607JB	15-Mar-05	172,000	43.58

5	Airbus 320-200	2415	N608JB	15-Apr-05	172,000	43.65

6	Airbus 320-200	2430	N612JB	15-May-05	172,000	43.73

7	Airbus 320-200	TBD	N613JB	15-Jun-05	172,000	43.80

8	Airbus 320-200	TBD	N615JB	15-Jun-05	172,000	43.80

9	Airbus 320-200	TBD	N618JB	15-Jul-05	169,000	43.72

10	Airbus 320-200	TBD	N621JB	15-Jul-05	169,000	43.72

11	Airbus 320-200	TBD	N623JB	15-Aug-05	169,000	43.80

12	Airbus 320-200	TBD	N624JB	15-Aug-05	169,000	43.80

13	Airbus 320-200	TBD	N625JB	15-Oct-05	169,000	43.94

14	Airbus 320-200	TBD	N627JB	15-Nov-05	169,000	44.01

15	Airbus 320-200	TBD	N629JB	15-Nov-05	169,000	44.01

					Total	656.02

        Cautionary Note:    The current condition of the used transport category aircraft market is segment dependent. That is, older aircraft still suffer from the effects of the down-turn while the newer models are demonstrating signs of a recovery. The market for new generation narrowbody aircraft is ahead of second-generation aircraft by some 20-to-30%, in our opinion. In general, MBA has noted that most aircraft transactions that have taken place are, for the most part, lease transactions. These transactions are beginning to manifest a return to longer terms and at somewhat higher rates than previously reported. In the event of a legacy carrier liquidation, the market would undoubtedly test the lows of last year.

JetBlue Airways 2004-2 Job File #04189 Page 8 of 10

        In developing the Values of the aircraft in this portfolio, MBA did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

        The principal assumptions for each of the aircraft in this portfolio are as follows:

1.
The aircraft is considered new.

2.
The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new unless otherwise stated.

3.
The specifications of the aircraft are those most common for an aircraft of its type and vintage.

4.
The aircraft is in a standard airline configuration.

5.
The aircraft is current as to all Airworthiness Directives and Service Bulletins.

6.
Its modification status is comparable to that most common for an aircraft of its type and vintage.

7.
Its utilization is comparable to industry averages.

8.
In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

JetBlue Airways 2004-2 Job File #04189 Page 9 of 10

V.     Covenants

        This report has been prepared for the exclusive use of JetBlue Airways and shall not be provided to other parties by MBA without the express consent of JetBlue Airways. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Base Values as requested. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

        This report represents the opinion of MBA as to the Base Values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by JetBlue Airways or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

Prepared by:

Bryson P. Monteleone Vice President & CFO
Under the supervision of:

November 1, 2004	Robert F. Agnew. MBA President & COO Morten Beyer & Agnew ISTAT Certified Appraiser
JetBlue Airways 2004-2 Job File #04189 Page 10 of 10

APPENDIX III
EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series G-1

	Equipment Notes
Date
	N603JB	N605JB	N606JB	N607JB	N608JB	N612JB	N613JB	N615JB	N618JB	N621JB	N623JB	N624JB	N625JB	N627JB	N629JB
February 15, 2005	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
May 15, 2005	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
August 15, 2005	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
November 15, 2005	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
February 15, 2006	716,945.37	718,837.00	718,837.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2006	—	—	—	720,382.00	722,030.00	723,626.50	—	—	—	—	—	—	—	—	—
August 15, 2006	—	—	—	—	—	—	725,171.50	725,171.50	724,759.50	724,759.50	726,345.70	726,345.70	—	—	—
November 15, 2006	—	—	—	—	—	—	—	—	—	—	—	—	729,497.50	731,042.50	731,042.50
February 15, 2007	717,292.00	718,837.00	718,837.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2007	—	—	—	720,382.00	722,030.00	723,626.50	—	—	—	—	—	—	—	—	—
August 15, 2007	—	—	—	—	—	—	725,171.50	725,171.50	724,759.50	724,759.50	726,345.70	726,345.70	— —	—
November 15, 2007	—	—	—	—	—	—	—	—	—	—	—	—	729,497.50	731,042.50	731,042.50
February 15, 2008	717,292.00	718,837.00	718,837.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2008	—	—	—	720,382.00	722,030.00	723,626.50	—	—	—	—	—	—	—	—	—
August 15, 2008	—	—	—	—	—	—	725,171.50	725,171.50	724,759.50	724,759.50	726,345.70	726,345.70	—	—	—
November 15, 2008	211,241.33	211,696.33	211,696.33	212,151.33	212,636.67	213,106.83	213,561.83	213,561.83	213,440.50	213,440.50	213,907.63	213,907.63	944,333.33	946,333.33	946,333.33
February 15, 2009	710,328.00	711,858.00	711,858.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2009	—	—	—	713,388.00	715,020.00	716,601.00	—	—	—	—	—	—	—	—	—
August 15, 2009	—	—	—	—	—	—	718,131.00	718,131.00	717,723.00	717,723.00	719,293.80	719,293.80	—	—	—
November 15, 2009	408,554.67	409,434.67	409,434.67	410,314.67	411,253.33	412,162.67	413,042.67	413,042.67	412,808.00	412,808.00	413,711.47	413,711.47	1,137,921.67	1,140,331.67	1,140,331.67
February 15, 2010	696,400.00	697,900.00	697,900.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2010	—	—	—	699,400.00	701,000.00	702,550.00	—	—	—	—	—	—	—	—	—
August 15, 2010	—	—	—	—	—	—	704,050.00	704,050.00	703,650.00	703,650.00	705,190.00	705,190.00	—	—	—
November 15, 2010	394,626.67	395,476.67	395,476.67	396,326.67	397,233.33	398,111.67	398,961.67	398,961.67	398,735.00	398,735.00	399,607.67	399,607.67	1,109,591.67	1,111,941.67	1,111,941.67
February 15, 2011	682,472.00	683,942.00	683,942.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2011	—	—	—	685,412.00	686,980.00	688,499.00	—	—	—	—	—	—	—	—	—
August 15, 2011	—	—	—	—	—	—	689,969.00	689,969.00	689,577.00	689,577.00	691,086.20	691,086.20	—	—	—
November 15, 2011	380,698.67	381,518.67	381,518.67	382,338.67	383,213.33	384,060.67	384,880.67	384,880.67	384,662.00	384,662.00	385,503.87	385,503.87	1,081,261.67	1,083,551.67	1,083,551.67
February 15, 2012	668,544.00	669,984.00	669,984.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2012	—	—	—	671,424.00	672,960.00	674,448.00	—	—	—	—	—	—	—	—	—
August 15, 2012	—	—	—	—	—	—	675,888.00	675,888.00	675,504.00	675,504.00	676,982.40	676,982.40	—	—	—
November 15, 2012	366,770.67	367,560.67	367,560.67	368,350.67	369,193.33	370,009.67	370,799.67	370,799.67	370,589.00	370,589.00	371,400.07	371,400.07	1,052,931.67	1,055,161.67	1,055,161.67
February 15, 2013	654,616.00	656,026.00	656,026.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2013	—	—	—	657,436.00	658,940.00	660,397.00	—	—	—	—	—	—	—	—	—
August 15, 2013	—	—	—	—	—	—	661,807.00	661,807.00	661,431.00	661,431.00	662,878.60	662,878.60	—	—	—
November 15, 2013	705,685.33	707,205.33	707,205.33	708,725.33	710,346.67	711,917.33	713,437.33	713,437.33	713,032.00	713,032.00	714,592.53	714,592.53	1,383,448.33	1,386,378.33	1,386,378.33
February 15, 2014	626,760.00	628,110.00	628,110.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2014	—	—	—	629,460.00	630,900.00	632,295.00	—	—	—	—	—	—	—	—	—
August 15, 2014	—	—	—	—	—	—	633,645.00	633,645.00	633,285.00	633,285.00	634,671.00	634,671.00	—	—	—
November 15, 2014	677,829.33	679,289.33	679,289.33	680,749.33	682,306.67	683,815.33	685,275.33	685,275.33	684,886.00	684,886.00	686,384.93	686,384.93	1,326,788.33	1,329,598.33	1,329,598.33
February 15, 2015	598,904.00	600,194.00	600,194.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2015	—	—	—	601,484.00	602,860.00	604,193.00	—	—	—	—	—	—	—	—	—
August 15, 2015	—	—	—	—	—	—	605,483.00	605,483.00	605,139.00	605,139.00	606,463.40	606,463.40	—	—	—
November 15, 2015	649,973.33	651,373.33	651,373.33	652,773.33	654,266.67	655,713.33	657,113.33	657,113.33	656,740.00	656,740.00	658,177.33	658,177.33	1,270,128.33	1,272,818.33	1,272,818.33
February 15, 2016	571,048.00	572,278.00	572,278.00	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2016	—	—	—	573,508.00	574,820.00	576,091.00	—	—	—	—	—	—	—	—	—
August 15, 2016	622,117.33	623,107.93	623,457.33	624,797.33	626,226.67	627,611.33	1,206,272.33	1,206,272.33	1,205,587.00	1,205,587.00	1,208,225.53	1,208,225.53	661,033.33	662,433.33	662,433.33

III-1

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series G-2

Equipment Notes
Date
	N603JB		N605JB		N606JB		N607JB		N608JB		N612JB		N613JB		N615JB		N618JB		N621JB		N623JB		N624JB		N625JB		N627JB		N629JB
February 15, 2005	$		$		$		$		$		$		$		$		$		$		$		$		$		$		$
May 15, 2005		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2005		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2005		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2006		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2006		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2006		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2006		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2007		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2007		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2007		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2007		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2008		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2008		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2008		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2008		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2009		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2009		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2009		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2009		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2010		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2010		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2010		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2010		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2011		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2011		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2011		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2011		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2012		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2012		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2012		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2012		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2013		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2013		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2013		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2013		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2014		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2014		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2014		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2014		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2015		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2015		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2015		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2015		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
February 15, 2016		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
May 15, 2016		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
August 15, 2016		—		—		—		—		—		—		—		—		—		—		—		—		—		—		—
November 15, 2016		12,131,288.00		12,157,767.40		12,157,418.00		12,183,548.00		12,211,420.00		12,238,421.00		12,264,551.00		12,264,551.00		12,257,583.00		12,257,583.00		12,284,409.80		12,284,409.80		12,890,150.00		12,917,450.00		12,917,450.00

III-2

EQUIPMENT NOTE PRINCIPAL PAYMENTS

Series C

	Equipment Notes
Date
	N603JB	N605JB	N606JB	N607JB	N608JB	N612JB	N613JB	N615JB	N618JB	N621JB	N623JB	N624JB	N625JB	N627JB	N629JB
February 15, 2005	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
May 15, 2005	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
August 15, 2005	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
November 15, 2005	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	1,190,000.00	—	—	—	—	—
February 15, 2006	2,220,301.50	2,225,083.89	2,225,083.89	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2006	—	—	—	2,229,866.27	2,234,967.48	2,239,909.28	—	—	—	—	—	—	—	—	—
August 15, 2006	—	—	—	—	—	—	2,244,691.66	2,244,691.66	2,243,416.36	2,243,416.36	2,248,326.28	2,248,326.28	—	—	—
November 15, 2006	—	—	—	—	—	—	—	—	—	—	—	—	2,258,082.34	2,262,864.72	2,262,864.72
February 15, 2007	2,220,301.50	2,225,083.89	2,225,083.89	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2007	—	—	—	2,229,866.27	2,234,967.48	2,239,909.28	—	—	—	—	—	—	—	—	—
August 15, 2007	—	—	—	—	—	—	2,244,691.66	2,244,691.66	2,243,416.36	2,243,416.36	2,248,326.28	2,248,326.28	—	—	—
November 15, 2007	—	—	—	—	—	—	—	—	—	—	—	—	2,258,082.34	2,262,864.72	2,262,864.72
February 15, 2008	2,220,301.50	2,225,083.89	2,225,083.89	—	—	—	—	—	—	—	—	—	—	—	—
May 15, 2008	—	—	—	2,229,866.27	2,234,967.48	2,239,909.28	—	—	—	—	—	—	—	—	—
August 15, 2008	—	—	—	—	—	—	2,244,691.66	2,244,691.66	2,243,416.36	2,243,416.36	2,248,326.28	2,248,326.28	—	—	—
November 15, 2008	1,131,865.14	1,136,866.26	1,136,866.26	1,141,867.42	1,147,201.98	1,152,369.82	1,157,370.97	1,157,370.97	1,156,037.33	1,156,037.33	2,351,171.82	2,351,171.82	4,619,456.51	4,629,240.04	4,629,240.04

III-3

PROSPECTUS

$1,000,000,000

PASS THROUGH CERTIFICATES

        Pass through trusts formed by JetBlue may offer for sale up to $1,000,000,000 aggregate face amount of pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

  •
  one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

  •
  JetBlue to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        We will provide specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 4, 2004

IMPORTANT NOTICE TO READERS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, up to $1,000,000,000 aggregate face amount of pass through certificates. This prospectus provides you with a general description of pass through certificates that we may offer. Each time that we offer pass through certificates under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the pass through certificates. See "Where You Can Find More Information" for more information.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. This document may be used only in jurisdictions where offers and sales of pass through certificates are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our pass through certificates occurs.

        In this prospectus, we use the terms "JetBlue," "we," "us" and "our" to refer to JetBlue Airways Corporation.

        JETBLUE and JETBLUE AIRWAYS are registered service marks of JetBlue Airways Corporation in the United States and other countries. This prospectus also contains trademarks and tradenames of other companies.

ii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words "expects", "anticipates", "intends", "believes", "plans" or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we may not inform you if they do. Our policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter.

        You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under "Risk Factors." In light of these risks and uncertainties, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

        The pass through trustee under each pass through trust will provide the certificateholders of such pass through trust with periodic statements concerning the distributions made from that pass through trust. See "Description of the Certificates—Reports to Certificateholders" for a description of these periodic statements.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information about our company and a general description of the pass through certificates we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the particular pass through certificates, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for such pass through certificates and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

JetBlue Airways

        JetBlue Airways Corporation is a low-fare, low-cost passenger airline that provides high-quality customer service primarily on point-to-point routes. We focus on serving markets that previously were underserved and/or large metropolitan areas that have had high average fares. We have a geographically diversified flight schedule that includes both short-haul and long-haul routes. We intend to maintain a disciplined growth strategy by increasing frequency on our existing routes and entering new markets.

        We commenced service in February 2000 and established our primary base of operations at New York's John F. Kennedy International Airport, or JFK. In August 2001, we began service at our West Coast base of operations, Long Beach Municipal Airport, which serves the Los Angeles area. JetBlue is the 11th largest passenger carrier in the United States based on revenue passenger miles for the year ended December 31, 2003.

        We have an experienced management team and a strong company culture with a productive and incentivized workforce that strives to offer high-quality customer service, while at the same time operating efficiently and keeping costs low. We have low operating costs, in part because of our high daily aircraft utilization and low distribution costs. Our widely available low fares are designed to stimulate demand and we have demonstrated our ability to increase passenger traffic in the markets we serve. In addition, we offer our customers a differentiated product, including new aircraft, low fares, leather seats, free LiveTV (a satellite TV service with programming provided by DIRECTV®) at every seat, pre-assigned seating and reliable operating performance. We continue to improve our customers' flying experience by increasing the total number of LiveTV channels from 24 to 36 and by adding movie channel offerings from News Corporation's Fox Entertainment Group to all of our aircraft. In 2005, we plan to add XM Satellite Radio to our in-flight entertainment offerings.

        JetBlue was incorporated in Delaware in August 1998. Our principal executive offices are located at 118-29 Queens Boulevard, Forest Hills, New York 11375 and our telephone number is (718) 286-7900. Our website address is http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

The Securities We May Offer

        We may use this prospectus to offer up to $1,000,000,000 aggregate face amount of pass through certificates, in one or more offerings. A prospectus supplement, which we will provide each time we offer a series of pass through certificates, will describe the specific types, amounts, prices and detailed terms of such series of pass through certificates and may describe risks associated with an investment in such pass through certificates. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the pass through certificates. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        The pass through certificates that we will offer are securities that represent fractional undivided interests in certain pass through trusts established to hold promissory notes issued by us or an owner trustee secured by a mortgage on aircraft operated by us and, in the case of promissory notes issued by an owner trustee, by an assignment of an aircraft lease under which we are the lessee.

RISK FACTORS

        An investment in our pass through certificates involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks, including those that relate to the particular pass through certificates that we will offer, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our pass through certificates could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to JetBlue

        If we fail to successfully implement our growth strategy, our business could be harmed.

        Our growth strategy involves increasing the frequency of flights to markets we currently serve, expanding the number of markets served and increasing flight connection opportunities. Achieving our growth strategy is critical in order for our business to achieve economies of scale and to sustain or increase our profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our access to airports we seek to serve in the future will constrain our ability to grow. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion is also dependent upon our ability to maintain a safe and secure operation and will require additional personnel, equipment and facilities as well as obtaining approval from the Department of Transportation, or DOT, and the Federal Aviation Administration, or FAA, to operate more than the 70 aircraft which we are currently allowed to operate.

        An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities, or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy. In addition, our competitors have often chosen to add service, reduce their fares and/or offer special promotions following our entry into a new market. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets in this increased competitive environment, and if we fail to do so our business could be harmed.

        Expansion of our markets and services may also strain our existing management resources and operational, financial and management information systems to the point that they may no longer be adequate to support our operations, requiring us to make significant expenditures in these areas. We expect that we will need to develop further financial, operational and management reporting systems and procedures to accommodate future growth. While we believe our current systems and procedures are adequate, we cannot assure you that we will be able to develop such additional systems or procedures to accommodate our future expansion on a timely basis, and the failure to do so could harm our business.

        We operate in an extremely competitive industry.

        We currently compete with other airlines on all of our routes. Many of these airlines are larger and have greater financial resources and name recognition or lower operating costs than we do. Several of these competitors have chosen to add service in some of our markets following our entry. As we expand our fleet, the extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic required to maintain profitable operations in new markets and impede our growth strategy, which would harm our business.

        The airline industry also encounters extensive price competition and is characterized by low profit margins and high fixed costs. Our ability to meet this price competition depends on, among other things, our ability to operate at costs equal to or lower than our competitors. Price competition occurs through price discounting, fare matching, targeted sale promotions or frequent flyer travel initiatives, all of which are usually matched by other airlines in order to maintain their level of passenger traffic. A relatively small change in pricing or in passenger traffic due to other airlines' competitive actions could have a disproportionate effect on an airline's operating and financial results. Unanticipated shortfalls in expected revenues as a result of price competition would negatively impact our financial results and harm our business.

        We have a significant amount of fixed obligations and we will incur significantly more fixed obligations, which could harm our ability to meet our growth strategy and impair our ability to service our fixed obligations, including any securities issued pursuant to this prospectus.

        As of September 30, 2004, our debt of $1.40 billion accounted for 65.0% of our total capitalization. Most of our long-term and short-term debt has floating interest rates. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, other airport facilities and office space. As of September 30, 2004, future minimum lease payments under noncancelable operating leases with initial or remaining terms in excess of one year were approximately $436 million for 2004 through 2008 and an aggregate of $618 million for the years thereafter.

        As of September 30, 2004, we had commitments of approximately $7.42 billion to purchase 219 additional aircraft and other flight equipment over the next eight years, including estimated amounts for contractual price escalations. We have commenced construction of a hangar at JFK and a training facility and hangar in Orlando, Florida and plan to construct a new terminal at JFK. We will incur additional debt and other fixed obligations as we take delivery of new aircraft and other equipment and continue to expand into new markets. We typically finance our aircraft through either secured debt or lease financing. Although we believe that debt and/or lease financing should be available for our aircraft deliveries, we cannot assure you that we will be able to secure such financing on terms acceptable to us or at all.

        Our high level of debt and other fixed obligations could:

  •
  impact our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;

  •
  divert substantial cash flow from our operations and expansion plans in order to service our fixed obligations;

  •
  require us to incur significantly more interest or rent expense than we currently do, since most of our debt has floating interest rates and five of our aircraft leases have variable-rate rent; and

  •
  place us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

        Our ability to make scheduled payments on our debt and other fixed obligations, including any securities issued pursuant to this prospectus, will depend on our future operating performance and cash flow, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow from our operations to pay our debt and other fixed obligations as they become due, and if we fail to do so our business could be harmed.

If we are unable to make payments on our debt and other fixed obligations, including any securities issued pursuant to this prospectus, we could be forced to renegotiate those obligations or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our growth strategy. We cannot assure you that our renegotiation efforts would be successful or timely or that we could refinance our obligations on acceptable terms, if at all.

        Our maintenance costs will increase as our fleet ages.

        Because the average age of our aircraft is approximately 2.2 years, our aircraft require less maintenance now than they will in the future. We have incurred lower maintenance expenses because most of the parts on our aircraft are under multi-year warranties. Our maintenance costs will increase significantly, both on an absolute basis and as a percentage of our operating expenses, as our fleet ages and these warranties expire.

        If we are unable to attract and retain qualified personnel at reasonable costs or fail to maintain our company culture, our business could be harmed.

        Our business is labor intensive, with labor costs representing approximately one-third of our operating expenses. We expect salaries, wages and benefits to increase on a gross basis and these costs could increase as a percentage of our overall costs. Since we compete against the major U.S. airlines for pilots, mechanics and other skilled labor and many of them offer wage and benefit packages that exceed ours, we may be required to increase wages and/or benefits in order to attract and retain qualified personnel or risk considerable employee turnover. If we are unable to hire, train and retain qualified employees at a reasonable cost, our business could be harmed and we may be unable to complete our expansion plans.

        In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. One of our principal competitive strengths is our service-oriented company culture that emphasizes friendly, helpful, team-oriented and customer-focused employees. Our company culture is important to providing high quality customer service and having a productive workforce that helps keep our costs low. As we grow, we may be unable to identify, hire or retain enough people who meet the above criteria, and our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business may be harmed.

        If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft we agreed to purchase, our business could be harmed.

        In June 2003, we placed an order for 100 new Embraer E190 jet aircraft, with options for an additional 100 new aircraft. Acquisition of an all-new type of aircraft, such as the Embraer E190, involves a variety of risks relating to its ability to be successfully placed into service, including:

  •
  difficulties or delays in obtaining the necessary certification from the Brazilian aviation regulatory authority and validation from the FAA as to the aircraft's airworthiness;

  •
  delays in meeting the agreed upon aircraft delivery schedule;

  •
  difficulties in obtaining financing on acceptable terms to complete our purchase of all of the firmly ordered aircraft;

  •
  inability of the aircraft and all of its components to comply with agreed upon specifications and performance standards; and

  •
  difficulties in outfitting the aircraft with LiveTV.

        In addition, we also face risks in integrating a second type of aircraft into our existing infrastructure and operations, including, among other things, the additional costs, resources and time needed to hire and train new pilots, technicians and other skilled support personnel. If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft, our business could be harmed.

        We rely on maintaining a high daily aircraft utilization rate to keep our costs low, which makes us especially vulnerable to delays.

        One of our key competitive strengths is to maintain a high daily aircraft utilization rate, which is the amount of time that our aircraft spend in the air carrying passengers. High daily aircraft utilization allows us to generate more revenue from our aircraft and is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. The expansion of our business to include new destinations, more frequent flights on current routes and expanded facilities could increase the risk of delays. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance. Reduced aircraft utilization may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.

        Our business is highly dependent on the New York market and increases in competition or a reduction in demand for air travel in this market would harm our business.

        Our growth has focused on adding flights to and from our primary base of operations at JFK in New York City. JFK is an airport that has traditionally attracted considerably less attention from our competitors for domestic flight activity than either LaGuardia Airport or Newark International Airport because of an industry perception that JFK is primarily an international airport and that the commuting distance from Manhattan to JFK is too far to attract domestic travelers. We disagreed with this perception of JFK and believe that the operational efficiencies associated with conducting our principal base of operations from JFK has contributed to our profitability. As of September 30, 2004, approximately 75% of our daily flights had JFK as either their destination or origin. As a result, we remain highly dependent upon the New York market.

        In response to our positive experience at JFK, other airlines have increased their presence at the airport with a greater emphasis on low-fare domestic travel. As gates become available, other airlines which do not currently have a presence at JFK could petition the DOT for slot exemptions at JFK as we did or purchase or lease slots from other airlines. An increase in the amount of direct competition we face at JFK, LaGuardia or Newark, or an increase in congestion and delays at JFK could harm our business.

        Our business would also be harmed by any circumstances causing a reduction in demand for air transportation in the New York metropolitan area, such as adverse changes in local economic conditions, negative public perception of the city, additional terrorist attacks or significant price increases linked to increases in airport access costs and fees imposed on passengers.

        We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

        Unlike most airlines, we have a non-union workforce. If our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. Each of our different employee groups could unionize at any time and require separate collective bargaining agreements. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting our non-union status. Any of these events would be disruptive to our operations and could harm our business.

        Our results of operations will fluctuate.

        We expect our quarterly operating results to fluctuate due to changes in aircraft fuel and security costs as well as to the timing and amount of maintenance and advertising expenditures. Seasonality also impacts our operations, with high vacation and leisure demand occurring on the Florida routes between October and April and on our western routes during the summer. Actions of our competitors may also contribute to fluctuations in our results. We are more susceptible to adverse weather conditions, including snow storms and hurricanes, as a result of our operations being concentrated on the East Coast, than are some of our competitors. As we enter new markets, we could be subject to additional seasonal variations along with any potential competitive responses to our entry by other airlines. As a result of these factors, quarter-to-quarter comparisons of our operating results may not be a good indicator of our future performance. In addition, it is possible that in any future quarter our operating results could be below the expectations of investors and any published reports or analyses regarding JetBlue. In that event, the price of our common stock could decline, perhaps substantially.

        We are subject to the risks of having a limited number of suppliers for our aircraft, our engines and a key component of our in-flight entertainment system.

        To date, one of the elements of our business strategy has been to operate only one type of aircraft equipped with one type of engine. Our current dependence on a single type of aircraft and engine for all of our flights makes us particularly vulnerable to any problems associated with the Airbus A320 or the IAE International Aero Engines V2527-A5 engine, including design defects, mechanical problems, contractual performance by the manufacturers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft. Carriers that operate a more diversified fleet are better positioned than we are to manage such events. While our recent decision to acquire a new fleet of Embraer E190 aircraft may lessen our exposure to this risk, we will likely also become subject to similar sets of risks after we begin to take delivery of these aircraft in 2005.

        One of the unique features of our fleet is that every seat in each of our aircraft is equipped with free LiveTV. An integral component of the system is the antenna, which is supplied to us by EMS Technologies, Inc. If EMS were to stop supplying us with its antennas for any reason, we would have to incur significant costs to procure an alternate supplier.

        We rely heavily on automated systems to operate our business and any failure of these systems could harm our business.

        We depend on automated systems to operate our business, including our computerized airline reservation system, our telecommunication systems and our website. Unlike many other airlines, which issue traditional paper tickets to some of their passengers, we issue only electronic tickets. Our website and reservation system must be able to accommodate a high volume of traffic and deliver important flight information. Substantial or repeated website, reservations system or telecommunication systems failures could reduce the attractiveness of our services and could cause our customers to purchase tickets from another airline. Any disruption in these systems could result in the loss of important data, increase our expenses and generally harm our business.

        Our business could be harmed if we lose the services of our key personnel.

        Our business depends upon the efforts of our Chief Executive Officer, David Neeleman, our President and Chief Operating Officer, David Barger, and a small number of management and operating personnel. We maintain key-man life insurance on Messrs. Neeleman and Barger, which may not be sufficient to cover the costs of recruiting and hiring a replacement chief executive officer or president, much less the loss of their services. We may have difficulty replacing management or other key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

        Our lack of an established line of credit or borrowing facility makes us highly dependent upon our operating cash flows.

        We have no lines of credit, other than a short-term borrowing facility for certain aircraft predelivery deposits, and rely primarily on operating cash flows to provide working capital. Unless we secure a line of credit, borrowing facility or equity financing, we will be dependent upon our operating cash flows to fund our operations and to make scheduled payments on our debt and other fixed obligations. If we fail to generate sufficient funds from operations to meet these cash requirements or are unable to secure a line of credit, other borrowing facility or equity financing, we could default on our debt and other fixed obligations.

        We could be subject to liability arising from claims or other actions relating to our handling of customer data.

        Through our computerized reservation system, we are provided with and maintain data regarding our customers and their travel itineraries. Various federal and state laws and regulations impose limitations on the dissemination of that information by us. In addition, we have adopted a privacy policy concerning our customer information gathering and dissemination practices, including the protection of financial and personal information collected on our website.

        Beginning in September 2003, several lawsuits were commenced against us alleging various causes of action, including fraudulent misrepresentation, breach of contract, violation of privacy rights, as well as violations of consumer protection statutes and federal electronic communications laws. These claims arose out of our providing access to limited customer data to a government contractor in connection with a test project for military base security. Since the lawsuits are in the preliminary stages, we are unable to determine the impact they may have upon us.

        Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

        An accident or incident involving one of our aircraft, or an aircraft containing LiveTV equipment, could involve significant potential claims of injured passengers or others in addition to repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service. We are required by the DOT to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

        Our employment agreements with our FAA-licensed personnel provide that we can terminate these employees only for cause and, as a result, it may be difficult to reduce our labor costs during an economic downturn, which could harm our business.

        Our employment agreements with our FAA-licensed personnel, including pilots, technicians and dispatchers, provide that these employees can be terminated only for cause. Each employment agreement is for a term of five years and automatically renews for an additional five-year term unless either the employee or we elect not to renew it by giving notice at least 90 days before the end of the relevant term. In the event of a downturn in our business, we are obligated to pay these employees a significant portion of their income and to continue their benefits if they do not obtain other aviation employment. As a result, it may be difficult for us to reduce our labor costs during an economic downturn, and our inability to do so could harm our business.

Risks Associated with the Airline Industry

        The airline industry has incurred significant losses resulting in airline restructurings and bankruptcies, which could result in changes in our industry.

        As a result of slower general economic conditions, the lingering impact of the 2001 terrorist attacks and military action in Iraq, the airline industry has experienced a decline in demand which has resulted in record financial losses. In response to the adverse financial results the industry has experienced, most airlines have taken actions in an effort to reduce losses, such as reducing capacity and rationalizing fleet types, furloughing or terminating employees, limiting service offerings, renegotiating or attempting to renegotiate labor contracts and reconfiguring flight schedules, as well as other efficiency and cost-cutting measures. Some airlines have reexamined their traditional business models and have created or plan to launch their own low-fare operations. Despite these actions, financial losses have continued into 2004 and it is foreseeable that further airline reorganizations, bankruptcies or consolidations may occur, the effects of which we are unable to predict. Even with these conditions, the airline industry has continued to add or restore capacity. We cannot assure you that the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

        A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

        Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand. We cannot assure you that these actions, or consequences resulting from these actions, will not harm our business or the industry.

  Continued high fuel costs would harm our business.

        Fuel costs constitute a substantial portion of our total operating expenses. There have been significant increases in fuel costs and continued high fuel costs or further increases would harm our financial condition and results of operations. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. In the event of a fuel supply shortage, further increased fuel prices or the curtailment of scheduled service could result. Some of our competitors may have more leverage than we do in obtaining fuel. In addition, although we utilize a fuel hedging program, under which we enter into crude oil option contracts and swap agreements to partially protect against significant increases in fuel prices, our fuel hedging program does not completely protect us against ordinary course price increases and is limited in fuel volume and duration.

        Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

        Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the DOT, FAA and the Transportation Security Administration, or TSA, have issued regulations relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

        Our insurance costs have increased substantially and further increases could harm our business.

        The U.S. government provides coverage to domestic airlines for liabilities from claims resulting from acts of terrorism, war or similar events via authority granted to it under the Homeland Security Act of 2002. The Emergency Wartime Supplemental Appropriations Act of 2003 required the government to extend these policies through August 2004 and such coverage has been further extended through December 31, 2004. JetBlue has elected this coverage, with our current policies in effect until December 31, 2004. It is expected that should the government stop providing war risk coverage to the airline industry, the premiums charged by commercial aviation insurers for this coverage will be substantially higher than the premiums currently charged by the government. Significant increases in insurance premiums could harm our financial condition and results of operations. Additionally, the coverage that would be provided by these commercial aviation insurers could have substantially less desirable terms and might not be adequate to protect our risk of loss from future acts of terrorism.

USE OF PROCEEDS

        The pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes issued by us or an owner trustee secured by aircraft. The equipment notes are or will be issued by:

  •
  one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us, or

  •
  us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.

        For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement entered into by an owner trustee is referred to in this prospectus as a "Leased Aircraft Indenture." The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

        We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage entered into by us is referred to in this prospectus as an "Owned Aircraft Indenture." The term "Indenture" refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.

        If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Year Ended December 31,					Nine Months Ended September 30,
1999(1)	2000(1)	2001	2002	2003	2004
—	—	1.9x	2.7x	3.2x	1.9x

(1)
Earnings were inadequate to cover fixed charges by $14.2 million and $26.0 million for the years ended December 31, 1999 and 2000, respectively.

OUTLINE OF PASS THROUGH TRUST STRUCTURE

        Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a separate Pass Through Trust Agreement between us and the pass through trustee named therein. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by us in connection with financing or refinancing the purchase of one or more aircraft, or (b) equipment notes issued by one or more owner trustees in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and (c) any other property described in the applicable prospectus supplement.

        We or the owner trustee, acting for a trust, may issue one or more equipment notes in connection with the financing or refinancing of an aircraft or leveraged lease transaction. The equipment notes may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each Pass Through Trust Agreement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase or agree to purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates stated on the pass through certificates issued by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.

        For each pass through trust, the total initial face amount of the pass through certificates will equal the total initial principal amount of the equipment notes constituting the trust property of the pass through trust, unless otherwise specified in the applicable prospectus supplement. The pass through trustee will distribute payments of principal, any premium and interest received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.

FLOW OF PAYMENTS

        Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings of priority in respect of payment of the equipment notes held by each pass through trust.

        In a leveraged leased aircraft transaction, we will lease each aircraft from the owner trustee under a separate lease. Each such lease is referred to in this prospectus as a "Lease." We will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, we will make the rent payments directly to the indenture trustee under the related Leased Aircraft Indenture. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee on the equipment notes issued under the related Leased Aircraft Indenture and held in the related pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

        In an owned aircraft transaction, we will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

        In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.

DESCRIPTION OF THE CERTIFICATES

        The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Trust Agreements. The form of Pass Through Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The Pass Through Trust Agreements relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Trust Agreements.

        Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

        The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the related Pass Through Trust Agreement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes and any other property described in the applicable prospectus supplement held in that pass through trust, (2) all monies at any time paid on the equipment notes and the other property held in that pass through trust, (3) all monies due and to become due on the equipment notes and the other property held in the pass through trust and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust and will be issued, unless otherwise specified in a prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

        A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

  (1)
  the specific designation and title of the pass through certificates and the pass through trust;

  (2)
  the pass through trustee for that series of pass through certificates;

  (3)
  the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

  (4)
  whether the pass through certificates will be issued in accordance with a book-entry system;

  (5)
  a description of:

  (a)
  the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by us or the related owner trustee;

    (b)
    the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

    (c)
    any additional security or liquidity facilities for the pass through certificates;

    (d)
    any intercreditor issues among the holders of equipment notes having different priorities;

    (e)
    any provisions for defeasance or covenant defeasance; and

    (f)
    any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

  (6)
  a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

  (7)
  a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

  (8)
  if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

  (a)
  the name of the owner trustee;

  (b)
  a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

  (c)
  any rights of the owner trustee or owner participant to cure failures of JetBlue to pay rent under the Lease;

  (9)
  the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

  (10)
  a description of the related Indenture;

  (11)
  a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts and purchase rights of subordinated holders;

  (12)
  a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificates or any class of equipment notes; and

  (13)
  any other special terms of the pass through certificates.

        The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a "class."

        Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the related prospectus supplement.

        The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of ours, the pass through trustee, any owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the related Pass Through Trust Agreement.

        The Pass Through Trust Agreements and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving us. However, the holders of pass through certificates will benefit indirectly from a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

Denominations, Registration and Transfer

        Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registerable, at the office or agency to be maintained by the pass through trustee in Wilmington, Delaware, and at any other office or agency maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

        We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and final expected distribution date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. Each Pass Through Trust Agreement designates the pass through trustee as the registrar for the pass through certificates issued under such Pass Through Trust Agreement. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

        No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depositary holding global securities representing such pass through certificates.

        Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass through trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

        The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to us.

Book-Entry Securities

        Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called "global securities." Each global security will be deposited with a depositary. The depositary will initially be The Depository Trust Company. Each global security will be registered in the name of the depositary or its nominee. Except in the circumstances described in "Certificated Form" below, no certificateholder will receive a certificated pass through certificate. If the total principal amount of any issue of pass through certificates exceeds $400 million, one certificate will be issued for each $400 million of principal amount and an additional certificate will be issued for any remaining principal amount of that issue.

        The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC's records. The ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

        As long as the depositary for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Trust Agreement.

        To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede & Co. causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

        Neither DTC nor Cede & Co. will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

        The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depositary as the registered owner of the global security.

        We expect that the depositary upon receipt of any distribution will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depositary. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or us, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.

        If the depositary with respect to a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 days, the pass through trustee will issue pass through certificates in certificated form in exchange for the pass through certificates represented by the global security.

        The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

        In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

        Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries names on the books of DTC.

        Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of pass through certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of pass through certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear System. The Euroclear Operator has capital of approximately Euro 1 billion.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to pass through certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

        Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Trust Agreement or any other related document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Except as required by law, neither JetBlue, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co. by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Certificated Form.    The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the pass through certificates and we are unable to locate a qualified successor or if we, at our option, elect to terminate the book-entry system through DTC or, after the occurrence of an event of default under the Pass Through Trust Agreement, the certificateholders evidencing fractional undivided interest together representing not less than a majority in interest in such pass through trust may advise us, the Pass Through Trustee and DTC that the continuation of a book-entry system is no longer in the best interest of the certificateholders. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass through certificates. Upon surrender by DTC of the global security representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

        Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the relevant Pass Through Trust Agreement.

Payments and Distributions

        We will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

        Upon commencement of the Lease for any leased aircraft, we will make scheduled rent payments for each leased aircraft under the related Lease to the indenture trustee as assignee of the related owner trustee. These scheduled rent payments to the indenture trustee under the related Leased Aircraft Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under such Leased Aircraft Indenture.

        Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

        Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as "scheduled payments." The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as "regular distribution dates." Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

        If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within ten business days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than ten business days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

        For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee with respect to any of the equipment notes held in the pass through trust or the collateral securing such equipment notes will be distributed on the special distribution dates specified in a prospectus supplement. These payments are referred to as "special payments." Prior to the distribution of any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

        If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

Pool Factors

        The "pool factor" for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

        Unless otherwise described in a prospectus supplement, the "pool balance" for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

        Unless otherwise described in a prospectus supplement, the "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder's pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.

Reports to Certificateholders

        On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):

  (1)
  the amount of the distribution allocable to principal and allocable to premium, if any;

  (2)
  the amount of the distribution allocable to interest; and

  (3)
  the pool balance and the pool factor for that pass through trust.

        As long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request that DTC post on its Internet bulletin board a securities position listing that provides the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.

        In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.

        If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records of the registrar for the pass through trust.

Voting of Equipment Notes

        Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Trust Agreement describes:

  •
  the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

  •
  the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

  •
  if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

        Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

        The prospectus supplement will specify the pass through trustee's obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

Events of Default and Certain Rights Upon an Event of Default

        The Pass Through Trust Agreements define an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the Indentures and will include events of default under the related Leases for leased aircraft. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

        Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under one Indenture would result in an event of default with respect to each pass through trust that holds equipment notes issued under such Indenture. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

        Under each Leased Aircraft Indenture, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure an indenture event of default related to our failure.

        The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the delegation of control to a pass through trustee or any other entity designated to exercise such control, as described in the applicable prospectus supplement.

        Each pass through trust may hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

        The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust, or any pass through trust that is subordinate by virtue of any cross subordination provisions, will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture event of default existed with respect to the remaining equipment notes.

        For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount, other than scheduled payments received on a regular distribution date or within ten business days thereafter, distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if a Leased Aircraft Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Leased Aircraft Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Leased Aircraft Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Leased Aircraft Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

        The Pass Through Trust Agreements provide that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term "default" means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

        The Pass Through Trust Agreements provide that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

        The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default.

        Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and (2) a default in respect of any covenant or provision of the relevant Pass Through Trust Agreement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver.

Modifications of the Pass Through Trust Agreements

        The Pass Through Trust Agreements contain provisions permitting us and the relevant pass through trustee to enter into a supplement to the related pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the relevant pass through trust, to:

  (1)
  evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Pass Through Trust Agreements, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

  (2)
  add to our covenants for the benefit of the related certificateholders;

  (3)
  surrender any right or power conferred upon us in the Pass Through Trust Agreements, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

  (4)
  cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Trust Agreements, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provision in regard to matters or questions arising thereunder that will not materially adversely affect the interests of the related certificateholders;

  (5)
  evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Trust Agreements as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

  (6)
  comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

  (7)
  modify, eliminate or add to the provisions of the Pass Through Trust Agreements to the extent necessary to continue to qualify the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the Pass Through Trust Agreements other provisions as may be expressly permitted by the Trust Indenture Act; and

  (8)
  provide information to the pass through trustee as required in the Pass Through Trust Agreements.

        No modification may cause the pass through trust to fail to qualify as a "grantor trust" for federal income tax purposes.

        The Pass Through Trust Agreements also provide that we and the relevant pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreements, to the extent relating to the pass through trust, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

  (1)
  reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust;

  (2)
  change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

  (3)
  impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

  (4)
  permit the disposition of any equipment note included in the trust property, except as provided in the relevant Pass Through Trust Agreement or any intercreditor agreement;

  (5)
  alter the priority of distributions specified in any relevant intercreditor agreement in a manner adverse to the holders of the pass through certificates of that series; or

  (6)
  reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the relevant Pass Through Trust Agreement or to waive events of default.

Cross-Subordination Issues

        The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among different classes of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.

        A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

        Our obligations and the obligations of the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the relevant Pass Through Trust Agreement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the termination notice.

Delayed Purchase

        If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.

        In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

  (1)
  the investment of the proceeds by the pass through trustee in specified permitted investments;

  (2)
  the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

  (3)
  the purchase by the pass through trustee of debt instruments issued on an interim basis by us, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

Merger, Consolidation and Transfer of Assets

        We may not consolidate with or merge into any other corporation or transfer all or substantially all of our assets as an entirety to any other corporation, unless, among other things, we are the surviving corporation or the successor or transferee corporation expressly assumes all of our obligations under the Pass Through Trust Agreements.

Liquidity Facility

        A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more pass through trusts will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

        We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings of ours.

        The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. We may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

  (1)
  fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by us or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

  (2)
  ceases to be eligible to continue as pass through trustee;

  (3)
  becomes incapable of acting as pass through trustee; or

  (4)
  is adjudged bankrupt or insolvent.

        In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.

        Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the pass through trustee, we or, if we have not appointed a new trustee within one year, the certificateholders holding more than 50% in total amount of the related pass through certificates may, with our approval, appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.

        The Pass Through Trust Agreement provides that we will pay, or cause to be paid, the pass through trustee's fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.

DESCRIPTION OF THE EQUIPMENT NOTES

        The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.

        For each owned aircraft, we will issue equipment notes as our direct obligations and the indenture trustee will authenticate the equipment notes under an Owned Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Owned Aircraft Indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will identify the owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. We will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.

        For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to us under a separate Lease between the owner trustee and us.

        Upon the commencement of the Lease for any leased aircraft, we will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of ours or guaranteed by us. Our obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of ours.

        For any owned aircraft, if specified in a prospectus supplement, we may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a "net lease," after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, we may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.

        The applicable prospectus supplement will describe any refinancing arrangements with respect to any aircraft, including whether a separate trust will be created to issue notes.

Principal and Interest Payments

        The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.

        Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.

        If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Prepayment

        A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid, in whole or in part, prior to the stated maturity date of the equipment notes, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.

Security

        The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

  •
  an assignment by the related owner trustee to the indenture trustee of the owner trustee's rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

  •
  a security interest granted to the indenture trustee in the related leased aircraft, subject to our rights under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

        The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

  •
  indemnification by us;

  •
  proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by us under the Lease;

  •
  proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

  •
  proceeds of any insurance policies maintained by us that are not required to be maintained under the Lease; and

  •
  any rights of the owner trustee or owner participant to enforce payment of the amounts listed in the preceding four clauses.

        The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

        Our obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, we will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.

        The prospectus supplement will describe the required insurance coverage for the aircraft.

        The equipment notes issued under each Owned Aircraft Indenture will be secured by a security interest granted to the indenture trustee in all of our right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require us to pay all costs of operating and maintaining the aircraft.

        Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.

        Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the aircraft, is not affected by any other provision of Chapter 11 of the Bankruptcy Code or any power of the bankruptcy court.

        Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and enforce any of its other rights or remedies to sell, lease or otherwise dispose of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and enforce any other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults within the time period set forth in Section 1110 (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related aircraft.

        The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at our direction, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. We will pay the amount of any net loss resulting from any investment directed by us.

Registration of the Aircraft

        Unless otherwise specified in a prospectus supplement, we, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in our name, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. We must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

        We may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by us, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.

Payments and Limitations of Liability

        For each leased aircraft, the related owner trustee will lease the leased aircraft to us for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Leased Aircraft Indenture will assign to the indenture trustee the basic rent and other specified payments of ours under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Leased Aircraft Indenture. Each Lease will provide that under no circumstances will our basic rent payments be less than the scheduled payments of principal and interest on the related equipment notes.

        Except when we purchase a leased aircraft and assume the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of ours or guaranteed by us. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to us or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Leased Aircraft Indentures, except as provided in the Leased Aircraft Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when we have assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Leased Aircraft Indenture. These assets include rent payable by us under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.

Defeasance of the Indentures and the Equipment Notes

        If specified in the applicable prospectus supplement, our obligations or the obligations of the related owner trustee under the applicable Indenture will be discharged on the date that we or the owner trustee, as the case may be, deposit with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. We or the owner trustee, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

  •
  upon defeasance;

  •
  upon payment in full of the principal of, and any premium and interest on, all equipment notes issued under the Indenture; or

  •
  upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

Our Assumption of Obligations

        If specified in the applicable prospectus supplement with respect to any leased aircraft, we may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Leased Aircraft Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, the Leased Aircraft Indenture will be amended and restated to incorporate specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default. The equipment notes issued under the Leased Aircraft Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.

Owner Participant; Revisions to Agreements

        If specified in the applicable prospectus supplement, at the time pass through certificates are issued, we may still be seeking owner participants for the owner trusts relating to an aircraft. We or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date on which a prospective owner participant commits to participate in the purchase price of the aircraft. The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. We or our affiliate will transfer to the owner participant on that date our or our affiliate's beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.

Indenture Events of Default and Remedies

        For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.

Liquidity Facility

        The applicable prospectus supplement may provide that a "liquidity facility" will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior ranking in priority of payment with respect to any funds received with respect to the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

Intercreditor Issues

        Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and related to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and provisions.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the pass through certificates is directed to initial purchasers of the pass through certificates at the "issue price" who hold the pass through certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, called the "Code", proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. The discussion is addressed to beneficial owners of pass-through certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for United States federal income tax purposes) created or organized in or under the laws of the United States, any State or the district of Columbia, estates the income of which is subject to United States federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more of the foregoing have the authority to control all substantial decisions of such trust. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below. This discussion does not address United States federal income tax consequences applicable to certificateholders that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, life insurance companies, regulated investment companies, dealers in securities, holders that will hold the pass through certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the certificates and one or more other investments, non-U.S. Certificateholders, trusts or estates and pass-through entities with any of these specified investors as beneficial owners. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States. You should read this discussion in conjunction with any additional discussion of United States federal income tax consequences and additional opinions included in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision of the summary, the provision of the prospectus supplement will control. You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The pass through trusts are not indemnified for any United States federal income taxes that may be imposed upon them. Any income taxes imposed on a pass through trust could result in a reduction in amounts available for distribution to certificateholders.

Tax Status of the Trusts

        The pass through trusts will not themselves be subject to United States federal income taxation. Except as discussed in a prospectus supplement, although there is no authority that addresses the characterization of entities that are similar to the pass through trusts in all material respects, based upon an interpretation of analogous authorities under existing law, each pass through trust should be classified as a grantor trust for United States federal income tax purposes. We assume in the following discussion that the pass through trusts will be classified as grantor trusts.

Taxation of Certificateholders

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each certificateholder will be required to report on its United States federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the related pass through trust, under the certificateholder s usual method of accounting. Each certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in Section 162 or 212 of the Code. Some fees and expenses may, however, be borne by parties other than the certificateholders. The pass through trust may be treated as having constructively received these fees and expenses so that each certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses only to the extent they exceed, together with the certificateholder's other miscellaneous itemized deductions, 2% of the certificateholder's adjusted gross income. In addition, in the case of individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

        If an equipment note held by a pass through trust is prepaid for an amount that differs from a certificateholder's aggregate adjusted basis in the equipment note, the certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as ordinary interest income if not previously included in income. A certificateholder's adjusted basis is determined by allocating the purchase price for the pass through certificate among the equipment notes and other property in the pass through trust in proportion to their fair market values at the time of purchase of the pass through certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income.

Sales or Other Taxable Disposition of Pass Through Certificates

        A certificateholder who sells or otherwise disposes of a pass through certificate in a taxable transaction will recognize capital gain or loss, equal to the difference between the amount realized on the sale or disposition, except for amounts representing accrued interest taxable as ordinary interest income, if not previously included in income, and the certificateholder's adjusted tax basis in the pass through certificate. In general, a certificateholder's adjusted tax basis in a certificate will equal the purchase price for the certificate. Gain or loss will be long-term capital gain or loss if the pass through certificate was held for more than one year, except for amounts attributable to property held by pass through trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates. Any long-term capital gains are taxable to individual taxpayers at a maximum rate of 15% for taxable years ending on or after May 6, 2003 and beginning before January 1, 2009, and at a maximum rate of 20% thereafter. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

Bond Premium

        A certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium to the extent the certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the certificateholder's pass through certificate. A certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as an offset to interest income with corresponding reductions in the certificateholder's tax basis in the equipment note and any other property held in the pass through trust. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

Original Issue Discount

        Unless specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless the aggregation rules contained in the Treasury regulations apply.

Under those rules, if one investor purchases pass through certificates issued by more than one pass through trust, some of the certificateholder's interests in the equipment notes in those pass through trusts must be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a certificateholder, the equipment notes could be treated as having been issued with original issue discount to that certificateholder. Generally, a holder of a debt instrument issued with more than a de minimis amount of original issue discount must include the original issue discount in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash, under a method that takes into account the compounding of interest. You should consult your own tax advisors regarding the aggregation and original issue discount rules.

Backup Withholding

        In general, payments made on pass through certificates will be subject to information reporting requirements. Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through brokers, may be subject to "backup" withholding unless the certificateholder complies with reporting procedures specified in Treasury regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the certificateholder's United States federal income tax and may entitle the certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

ERISA CONSIDERATIONS

        Unless otherwise indicated in the applicable prospectus supplement, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code may, subject to legal restrictions, purchase and hold pass through certificates. A fiduciary of an employee benefit plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The pass through certificates may, subject to legal restrictions, be purchased and held by such plans.

PLAN OF DISTRIBUTION

        The pass through certificates may be sold through agents, to or through underwriters or directly to other purchasers.

        We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by us to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.

        If pass through certificates are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.

        If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The Securities Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.

        Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.

        Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

        Unless otherwise provided in a prospectus supplement, we do not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series. We will describe the nature of any material relationship in any prospectus supplement naming such underwriter or agent.

        The underwriters or agents and their associates may be customers of ours, engage in transactions with us, and perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted by us.

LEGAL MATTERS

        Unless otherwise indicated in a prospectus supplement, the validity of the pass through certificates to be offered by this prospectus and certain federal income tax matters with respect to the pass through certificates will be passed upon for us by Vedder, Price, Kaufman & Kammholz, P.C., New York, New York and for any agents, underwriters or dealers by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of JetBlue Airways Corporation appearing in JetBlue Airways Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 11, 2004.

  •
  our Current Report on Form 8-K, filed on March 31, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on
  April 26, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on July 27, 2004.

  •
  our Current Report on Form 8-K, filed on October 8, 2004.

  •
  our Current Report on Form 8-K/A, filed on October 8, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 1, 2004.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the pass through certificates offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375
Attention: Legal Department
(718) 709-3026

        Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

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PROSPECTUS SUPPLEMENT
PROSPECTUS
PRESENTATION OF INFORMATION
SUMMARY
Summary of Terms of Pass Through Certificates
Equipment Notes and the Aircraft
Loan to Aircraft Value Ratios
Cash Flow/Structure Chart
DISTRIBUTION/SUBORDINATION CHART
The Offering
SUMMARY FINANCIAL AND OPERATING DATA
RISK FACTORS
DESCRIPTION OF THE POLICY PROVIDER
THE COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE CERTIFICATES
DESCRIPTION OF THE DEPOSIT AGREEMENTS
DESCRIPTION OF THE ESCROW AGREEMENTS
DESCRIPTION OF THE LIQUIDITY FACILITIES
DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT
DESCRIPTION OF THE INTERCREDITOR AGREEMENT
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
DESCRIPTION OF THE EQUIPMENT NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN DELAWARE TAXES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
APPENDIX I GLOSSARY
APPENDIX II APPRAISALS
JetBlue Airways 118-29 Queens Boulevard Forest Hills, NY 11375
Sight Unseen New Delivery Base Value Opinion 15 Selected JetBlue Airways Aircraft AISI File No.: A4S037BVO 02 November 2004
Table I
TABLE OF CONTENTS
IMPORTANT NOTICE TO READERS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
REPORTS TO PASS THROUGH CERTIFICATEHOLDERS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
OUTLINE OF PASS THROUGH TRUST STRUCTURE
FLOW OF PAYMENTS
DESCRIPTION OF THE CERTIFICATES
DESCRIPTION OF THE EQUIPMENT NOTES
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION